Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 16, 2011

among

COLDWATER CREEK U.S. INC.,
as the Lead Borrower

and

THE OTHER BORROWERS PARTY HERETO

and

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender

and

WELLS FARGO CREDIT, INC.,
as Term Loan Agent

and

THE LENDERS PARTY HERETO

Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

i

5.03	Governmental Authorization; Other Consents	87
5.04	Binding Effect	87
5.05	Financial Statements; No Material Adverse Effect	87
5.06	Litigation	88
5.07	No Default	88
5.08	Ownership of Property; Liens	88
5.09	Environmental Compliance	89
5.10	Insurance	90
5.11	Taxes	90
5.12	ERISA Compliance	90
5.13	Subsidiaries; Equity Interests	91
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	91
5.15	Disclosure	91
5.16	Compliance with Laws	92
5.17	Intellectual Property; Licenses, Etc.	92
5.18	Labor Matters	92
5.19	Security Documents	93
5.20	Solvency	94
5.21	Deposit Accounts; Credit Card Arrangements	95
5.22	Brokers	95
5.23	Customer and Trade Relations	95
5.24	Material Contracts	95
5.25	Casualty	95
5.26	Anti-Terrorism Laws	95

ARTICLE VI AFFIRMATIVE COVENANTS		96

6.01	Financial Statements	96
6.02	Certificates; Other Information	98
6.03	Notices	100
6.04	Payment of Obligations	101
6.05	Preservation of Existence, Etc.	101
6.06	Maintenance of Properties	101
6.07	Maintenance of Insurance	102
6.08	Compliance with Laws	103
6.09	Books and Records; Accountants	104
6.10	Inspection Rights	104
6.11	Use of Proceeds	106
6.12	Additional Loan Parties	106
6.13	Cash Management	106
6.14	Information Regarding the Collateral	108
6.15	Physical Inventories	108
6.16	Environmental Laws	109
6.17	Further Assurances	109
6.18	Compliance with Terms of Leaseholds	110
6.19	Material Contracts	110
6.20	ERISA	111

6.21	Insurance and Condemnation Proceeds	111

ARTICLE VII NEGATIVE COVENANTS		112

7.01	Liens	112
7.02	Investments	112
7.03	Indebtedness; Disqualified Stock	112
7.04	Fundamental Changes	112
7.05	Dispositions	113
7.06	Restricted Payments	113
7.07	Prepayments of Indebtedness	114
7.08	Change in Nature of Business	114
7.09	Transactions with Affiliates	114
7.10	Burdensome Agreements	114
7.11	Use of Proceeds	115
7.12	Amendment of Material Documents	115
7.13	Fiscal Year	115
7.14	Deposit Accounts; Blocked Accounts; Credit Card Processors	115
7.15	Consignments	115
7.16	Inventory Book Value	115
7.17	Minimum Availability	115
7.18	Capital Expenditures	115
7.19	Loan Restriction	115

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		116

8.01	Events of Default	116
8.02	Remedies Upon Event of Default	119
8.03	Application of Funds	121
8.04	Separate Claims and Separate Classifications	123

ARTICLE IX AGENTS AND TERM LOAN AGENT		123

9.01	Appointment and Authority	123
9.02	Rights as a Lender	124
9.03	Exculpatory Provisions	124
9.04	Reliance by Agents and Term Loan Agent	125
9.05	Delegation of Duties	126
9.06	Resignation of Agents and the Term Loan Agent	126
9.07	Non-Reliance on Agents or Term Loan Agent and Other Lenders	127
9.08	Administrative Agent May File Proofs of Claim	127
9.09	Collateral and Guaranty Matters	128
9.10	Notice of Transfer	128
9.11	Reports and Financial Statements	128
9.12	Agency for Perfection	129
9.13	Indemnification of Agents and the Term Loan Agent	129
9.14	Relation among Lenders	130
9.15	Defaulting Lender	130

ARTICLE X MISCELLANEOUS		131

10.01	Amendments, Etc.	131
10.02	Notices, Financial Statements and Other Documents; Effectiveness; Electronic Communications	134
10.03	No Waiver; Cumulative Remedies	135
10.04	Expenses; Indemnity; Damage Waiver	136
10.05	Payments Set Aside	137
10.06	Successors and Assigns	138
10.07	Treatment of Certain Information; Confidentiality	141
10.08	Right of Setoff	142
10.09	Interest Rate Limitation	143
10.10	Counterparts; Integration; Effectiveness	143
10.11	Survival	143
10.12	Severability	144
10.13	Replacement of Lenders	144
10.14	Governing Law; Jurisdiction; Etc.	145
10.15	Waiver of Jury Trial	146
10.16	No Advisory or Fiduciary Responsibility	146
10.17	USA PATRIOT Act Notice	147
10.18	Foreign Asset Control Regulations	147
10.19	Time of the Essence	147
10.20	Press Releases	147
10.21	Additional Waivers	148
10.22	No Strict Construction	149
10.23	Attachments	149
10.24	Existing Credit Agreement Amended and Restated	149

SIGNATURES		S-1

SCHEDULES

1.01	Borrowers
1.02	Guarantors
2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
5.01	Loan Parties Organizational Information
5.05	Material Indebtedness
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Borrower
5.17	Intellectual Property Matters
5.18	Labor Matters
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan/Conversion Notice
B	Swing Line Loan Notice
C-1	Committed Loan Note
C-2	Swing Line Loan Note
C-3	Term Note
D	Compliance Certificate
E	Borrowing Base Certificate
F	Assignment and Assumption
G	Credit Card Notification
H	DDA Notification
I	Joinder Agreement

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 16, 2011, among

(i)            COLDWATER CREEK U.S. INC., a Delaware corporation (the “Lead Borrower”), as agent for the Borrowers now or hereafter party hereto,

(ii)           the BORROWERS now or hereafter party hereto,

(iii)          the GUARANTORS now or hereafter party hereto,

(iv)          each lender from time to time party hereto (each individually, a “Lender” and collectively, the “Lenders”),

(v)           WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and

(vi)          WELLS FARGO CREDIT, INC., as Term Loan Agent.

The Borrowers and the Guarantors have entered into a certain Credit Agreement dated as of February 13, 2009 (as amended and in effect, on and prior to the date hereof, the “Existing Credit Agreement”) among such Borrowers and Guarantors, the Lenders party thereto and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent.

The Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders desire to amend and restate the Existing Credit Agreement to modify certain of the provisions thereof and to add the Term Lenders to the Loan Documents, which Term Lenders will provide an additional $15,000,000.00 term loan, upon the terms and subject to the conditions set forth herein, on the Closing Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Existing Credit Agreement):

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 10.21(d).

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state.  The term “Account” includes health-care-insurance receivables.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any other Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.17.

“Additional Commitment Lender” shall have the meaning provided in Section 2.15(e)

“Adjusted LIBO Rate” means:

(a)           for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and

(b)           for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter multiplied by (ii) the Statutory Reserve Rate.

The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Adjusted Term Loan Payment Conditions” means, at the time of determination with respect to any specified payment, that (a) no Default or Event of Default then exists or would arise as a result of the making such payment, and (b) immediately after giving effect to such payment, the Restricted Preferred Equity Dividend Pro Forma Liquidity Amount is not less than $20,000,000.  Prior to undertaking any payment which is subject to the Adjusted Term Loan Payment Conditions, the Loan Parties shall deliver to the Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Agent.

“Adjustment Date” means the first day of each Fiscal Quarter, commencing July 31, 2011.

“Administrative Agent” means Wells Fargo Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Commitment Fee Percentage” means the applicable percentage set forth in the grid below:

Average Availability for the immediately preceding Fiscal Quarter	Applicable Commitment Fee Percentage
Greater than or equal to 50% of the Loan Cap	0.500%
Less than 50% of the Loan Cap but greater than or equal to 25% of the Loan Cap	0.500%
Less than 25% of the Loan Cap	0.375%

“Applicable Lenders” means the Required Lenders, the Required Revolving Lenders, the Required Term Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means:

(a)         From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level I of the pricing grid below; and

(b)         On the first Adjustment Date, and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided, further if any of the financial statements delivered pursuant to Section 6.01 of this Agreement or any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any such financial statements or Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Availability	LIBOR Margin	Base Rate Margin
I	Greater than or equal to 50% of the Loan Cap	2.00%	1.00%
II	Less than 50% of the Loan Cap but greater than or equal to 25% of the Loan Cap	2.25%	1.25%
III	Less than 25% of the Loan Cap	2.50%	1.50%

“Applicable Percentage” means, in each case as the context requires, (a) with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Revolving Lender’s Commitment at such time, (b) with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Term Loans represented by the outstanding principal balance of such Term Lender’s Term Loan at such time, and (c) with respect to all Lenders at any time, the percentage (carried out to the ninth decimal place) of the sum of the Aggregate Commitments represented by the sum of such Lender’s Commitment and the outstanding principal balance of such Lender’s Term Loan at such time.  If the Commitment of each Revolving Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, (a) with respect to Commercial Letters of Credit, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans less one half of one percent (0.50%), and (b) with respect to Standby Letters of Credit, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans.

“Appraisal Percentage” means 85%.

“Appraised Value” means with respect to the Borrowers’ Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowers’ Eligible Inventory as set forth in the Borrowers’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended January 29, 2011, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a)           the Loan Cap

minus

(b)          the aggregate Outstanding Amount of all Credit Extensions (other than the Term Loan) to, or for the account of, the Borrowers.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices or practices otherwise permitted hereunder (absent which the Administrative Agent may establish a Reserve therefor).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Lender to make Committed Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to), in the Administrative Agent’s discretion, reserves based on: (i) rent; (ii) customs duties and other costs to release Inventory which is included in the Borrowing Base and which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which may have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Loan Party, (v) Customer Credit Liabilities, (vi) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent in the Collateral, (vii) amounts due to vendors on account of consigned goods, (viii) Cash Management Reserves, and (ix) Bank Products Reserves.

“Average Availability” shall mean the average daily Availability for the immediately preceding Fiscal Quarter.

“Bank Products” means any services or facilities provided to any Loan Party by a Lender or any of its Affiliates, including, without limitation, on account of (a) credit cards, (b) Swap Contracts, (c) merchant services constituting a line of credit, (d) leasing, (e) Factored Receivables, and (f) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, but excluding Cash Management Services.

“Bank Products Reserves” means such reserves as the Administrative Agent from time to time determines in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” shall mean Title 11 of the United States Code , as now or hereafter in effect or any successor thereto.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) except during any period of time during which a notice delivered to the Lead Borrower in accordance with Section 3.03 shall remain in full force and effect, the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo Bank as its “prime rate.”  The “prime rate” is a rate set by Wells Fargo Bank based upon various factors including Wells Fargo Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Wells Fargo Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning provided in Section 6.13(a)(iii).

“Blocked Account Agreement” means with respect to a Blocked Account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees to comply with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrowers” means, collectively, the Lead Borrower, each Person listed on Schedule 1.01 annexed hereto, and each other Person who shall from time to time execute and deliver a Joinder Agreement as a Borrower or such other document as the Administrative Agent deems appropriate in accordance with Section 6.12.

“Borrowing” means a Committed Borrowing, a Swing Line Borrowing, or the Term Borrowing, as the context may require.

“Borrowing Base” means the Revolving Borrowing Base and the Term Loan Borrowing Base.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and Reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Wells Fargo Bank, and in the name of, the Collateral Agent (as the Collateral Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Collateral Agent, in which deposits are required to be made in accordance with Section 2.03(g) or 8.02(a)(iii).

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability in an amount equal to at least twenty five percent (25%) of the then applicable Loan Cap.  For purposes of this Agreement, the occurrence of a Cash Dominion Event, at the Administrative Agent’s option, shall be deemed continuing (a) so long as such Event of Default has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to maintain Availability as described in clause (ii) hereunder, until the Borrowers maintain Availability in an amount equal to at least twenty five percent (25%) of the then applicable Loan Cap for forty-five (45) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for forty-five (45) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasion(s) after the Closing Date.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)           during any period of twelve (12) consecutive months, a majority of the members of the board of directors, or other equivalent governing body of the Parent, cease to be comprised of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           any Person or two or more Persons not constituting Permitted Holders acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing forty percent (40%) or more of the combined voting power of such securities; or

(d)           any “change in control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Loan Party or in any Material Contract, or any document governing Material Indebtedness of any Loan Party; or

(e)           (i) the Parent fails at any time to own, directly or indirectly 100% of the Equity Interests of any Loan Party, in each case free and clear of all Liens (other than the Liens in favor of the Collateral Agent and those Liens specified in clauses (a), (e), (i) and (l) in the definition of Permitted Encumbrances), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Coldwater HK” means Coldwater Creek HK Limited, an entity formed under the laws of Hong Kong.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) a landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate, and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” means Wells Fargo Bank, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties, or any successor collateral agent.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment” means, as to each Revolving Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Commitment Increase” has the meaning provided in Section 2.15(a).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Committed Loans made by such Revolving Lender, substantially in the form of Exhibit C-1.

“Committed Loan/Conversion Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans, or of the Term Loan (or portions thereof) from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning provided in Section 6.13(c).

“Confirmation Agreement” means that certain Confirmation and Amendment of Ancillary Loan Documents dated as of the Closing Date entered into among the Loan Parties and the Collateral Agent, as amended and in effect from time to time.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight and warehouse markups) used in the Borrowers’ calculation of cost of goods sold.

“Credit Card Advance Rate” means 85%.

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, Mastercard, Discover and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing, (b) an L/C Credit Extension, and (c) a Permitted Overadvance.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) the Term Loan Agent, (iv) each L/C Issuer, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Agents, the Term Loan Agent and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents and the Term Loan Agent, (B) outside consultants for the Agents and the Term Loan Agent, (C) appraisers, (D) commercial finance examiners, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (C) any workout, restructuring or negotiations in respect of any Obligations, and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all customary fees and charges (as adjusted from time to time) of the Agents and the Term Loan Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of Loan Parties (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith; and (d) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the Term Loan Agent, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one primary counsel and one local counsel in each applicable jurisdiction representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding Gift Cards, and (b) outstanding Customer Deposits of the Loan Parties.

“Customer Deposits” means all customer deposits, including, without limitation, all framing deposits.

“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among a Loan Party, a customs broker, freight forward or other carrier, and the Collateral Agent, in which the customs broker, freight forward or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section6.13(a)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and the Term Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such LIBO Rate Loan plus 2% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum and (c) when used with respect to the Term Loan an interest rate equal to the Term Loan Interest Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the Administrative Agent or L/C Issuer believes in good faith that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent by the Administrative Agent or become the subject of any proceeding under any Debtor Relief Law.

“Disbursement Letter” means an instructional letter executed and delivered by Borrowers to the Administrative Agent regarding the Committed Loan and the Term Loan to be made on the Closing Date, the form and substance of which is satisfactory to the Administrative Agent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including, without limitation, any sale-leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable for cash, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (iii) if any class of Equity Interest of such Person by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EBITDA” means, with respect to any fiscal period, without duplication, the sum of (a) Net Income for that period, plus (b) any extraordinary loss, minus (c) any extraordinary gain, plus (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (f) depreciation and amortization expense for that period, plus (g) all other non-cash expenses (less non-cash gains) for that period, in each case as determined in accordance with GAAP, consistently applied and, in the case of items (b), (c), (d), (e), (f), and (g), to the extent deducted in determining such Net Income for that period, minus (h) the aggregate amount of any income from interest for that period (whether or not payable during that period).

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities; and (e) any other Person (other than a natural person) approved by (x) (1) in the case of an assignment of a Revolving Commitment or portion of the Committed Loans, the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (2) in the case of an assignment of the Term Loan (or any portion thereof), the Term Loan Agent, and (y) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Loan Party, and (ii) in each case is acceptable to the Administrative Agent in its discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

(a)           Credit Card Receivable which do not constitute an “Account” (as defined in the UCC);

(b)           Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)           Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent);

(d)           Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(e)           Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f)            Credit Card Receivables as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(g)           Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(h)           Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(i)            Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(j)            Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

(k)           Credit Card Receivables which the Administrative Agent determines in its discretion to be uncertain of collection.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Loan Party in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below.  Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a)           Inventory that is not solely owned by a Loan Party or a Loan Party does not have good and valid title thereto;

(b)           Inventory that is leased by or is on consignment to a Loan Party or which is consigned by a Loan Party to a Person which is not a Loan Party;

(c)           Inventory that is not located in the United States of America (excluding territories or possessions of the United States) at a location that is owned or leased by a Loan Party, except to the extent that the Loan Parties have furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(d)           Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or are special order or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Loan Party’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(e)           Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent;

(f)            Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(g)           Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(h)           Inventory that has been sold but not yet delivered or as to which a Loan Party has accepted a deposit;

(j)            Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(k)           Inventory acquired in a Permitted Acquisition, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

“Eligible Real Estate” means Real Estate which, except as otherwise agreed by the Administrative Agent and the Term Loan Agent, satisfies all of the following conditions:

(a)           A Loan Party owns such Real Estate in fee simple absolute;

(b)           The Collateral Agent and the Term Loan Agent shall have received evidence that all actions that the Collateral Agent or the Term Loan Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to those Liens permitted by Section 7.01 hereof which have priority over the Lien of the Collateral Agent by operation of Law or otherwise reasonably acceptable to the Term Loan Agent) on the property described in the applicable Mortgage has been taken.

(c)           The Term Loan Agent shall have received an appraisal (based upon Real Estate Appraised Value) of such Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Collateral Agent and the Term Loan Agent and

otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Term Loan Agent; and

(d)           The Real Estate Eligibility Requirements have been satisfied.

“Eligible Trade Receivables” means Accounts arising from the sale of the Loan Parties’ Inventory (other than those consisting of Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from an account debtor, and in each case originated in the ordinary course of business of such Loan Party, and (ii) in each case is acceptable to the Administrative Agent in its discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (t) below.  Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Eligible Trade Receivable.  Any Accounts meeting the foregoing criteria shall be deemed Eligible Trade Receivables but only as long as such Account is not included within any of the following categories, in which case such Account shall not constitute an Eligible Trade Receivable:

(a)           Accounts that are not evidenced by an invoice;

(b)           Accounts that have been outstanding for more than sixty (60) days from the date of sale or more than thirty (3) days past the due date;

(c)           Accounts due from any account debtor which is obligated on any accounts described in clause (b), above.

(d)           Accounts with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Security Documents);

(e)           Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(f)            Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of a Loan Party or are not payable in Dollars;

(g)           Accounts which are owed by any account debtor whose principal place of business is not within the continental United States;

(h)           Accounts which are owed by any Affiliate or any employee of a Loan Party;

(i)            Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Agents have been duly obtained, effected or given and are in full force and effect;

(j)            Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(k)           Accounts due from any Governmental Authority except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;

(l)            Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;

(m)          Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;

(n)           Accounts arising out of sales to account debtors outside the United States;

(o)           Accounts payable other than in Dollars or that are otherwise on terms other than those normal and customary in the Loan Parties’ business;

(p)           Accounts evidenced by a promissory note or other instrument;

(q)           Accounts consisting of amounts due from vendors as rebates or allowances;

(r)            Accounts which are in excess of the credit limit for such account debtor established by a Loan Party in the ordinary course of business and consistent with past practices;

(s)           Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business; or

(t)            Accounts which the Administrative Agent determines in its discretion to be unacceptable for borrowing.

Notwithstanding the foregoing, in no event shall any Account constitute Eligible Trade Receivables unless and until the Administrative Agent has (i) received a satisfactory field exam detailing all Accounts in form and substance satisfactory to the Administrative Agent in its sole discretion, and (ii) completed its due-diligence with respect to the Loan Parties’ Eligible Trade Receivables, to the satisfaction of the Administrative Agent in its sole discretion.

“Enforcement Action” means the exercise by the Collateral Agent in good faith of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Loan Documents, applicable Law or otherwise at any time upon the occurrence and during the continuance of an Event of Default (including, without limitation, the solicitation of bids from third parties to conduct the Liquidation of any Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting or selling any Collateral, the commencement of any action to foreclose on the security interests or Liens of the Collateral Agent in all or any material portion of the Collateral, notification of account debtors to make payments to the Collateral Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).

“Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Administrative Agent establishes from time to time, either in its Permitted Discretion,

or as directed by the Term Loan Agent in the Term Loan Agent’s Permitted Discretion, for estimable amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any non-compliance with Environmental Laws or to fully resolve any Environmental Liability. As of the Closing Date, the Environmental Compliance Reserve shall be zero.

“Environmental Indemnity Agreement” means the Hazardous Materials and Indemnification Agreement dated as of the Closing Date between Coldwater Creek Merchandising & Logistics Inc. and the Agent.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, without limitation, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, interest, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental investigation, assessment, monitoring or remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or any building or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning provided in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on the date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.  An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof.

“Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of (i) the Revolving Borrowing Base at such time, minus (ii) the aggregate Outstanding Amount of all Credit Extensions (other than the Term Loan) to, or for the account of, the Borrowers.

“Excluded FATCA Tax” means any tax, assessment or other governmental charge imposed under FATCA that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the requirements of FATCA.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a) and (d) Excluded FATCA Tax.

“Executive Order” has the meaning set forth in Section 10.18.

“Existing Credit Agreement” has the meaning set forth in Recitals hereto.

“Existing Letters of Credit” means, collectively, each of the letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date, as listed on Schedule 2.03.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agents, the Term Loan Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Code.

“Factored Receivables” means any Accounts of a Loan Party which have been factored or sold by an account debtor of a Loan Party to Wells Fargo Bank or any of its Affiliates pursuant to a factoring arrangement or otherwise.

“Family Group” means, with respect to any Person (i) such Person’s spouse, children, grandchildren, heirs, lineal descendants, executors and administrators, and (ii) any trust, family partnership or similar investment entity of which any of the foregoing Persons are trustee(s), managing member(s), managing partner(s) or similar officer(s) and/or that is for the benefit of any of the foregoing Persons as long as one or more of such Persons has the exclusive or joint right to control the voting and disposition of securities held by such trust, family partnership or similar investment entity.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Closing Date, among the Borrowers, the Administrative Agent and the Term Loan Agent.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Fiscal Month” means any fiscal month of any Fiscal Year, which months generally end on the last Saturday of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters generally end on the last Saturday of each January, April, July and October of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means the fiscal year of the Lead Borrower and its Subsidiaries ending on the Saturday closest to each January 31st of any calendar year.

“Fixed Charge Coverage” shall mean the ratio of (a) the sum of EBITDA, to (b) the sum of (without duplication) (i) Interest Expense for such period, (ii) the sum of the scheduled current maturities (determined on a Consolidated basis in accordance with GAAP) of Total Funded Debt during the period in question, and (iii) all amount payable with respect to Capital Lease Obligations for the period in question.

“Foreign Asset Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Fee” has the meaning assigned to such term in Section 2.03(j).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gift Cards” means all merchandise credits, gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the credit, certificate or gift card to pay all or a portion of the purchase price for any Inventory.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), or (c) as an account party in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness or obligation.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, the Persons listed on Schedule 1.02 hereto, and each other Person who shall from time to time execute and deliver a Joinder Agreement as a Guarantor or such other document as may be required in accordance with Section 6.12.

“Hazardous Materials” means all toxic, reactive, hazardous, explosive or radioactive substances wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature listed, controlled or regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means, on any date of determination, a Loan Party (other than a Borrower) or a Subsidiary of a Loan Party (other than a Loan Party), which neither owns nor has any interest in any assets or other property that is included in the Borrowing Base, and which (a) owns or has any interest in any assets or other property with an aggregate book value (as reflected on the financial statements of such Person) of less than $100,000 on such date, and (b) has annual revenue of less than $100,000 on such date.

“Increase Effective Date” has the meaning specified in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, whether payable directly or through a financial intermediary, so long as the trade accounts payable were accrued in the ordinary course of business and are not outstanding for more than (i) if payable through a financial intermediary, 45 days and (ii) in all other events, 30 days, past the due date therefor);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            All Attributable Indebtedness of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of February 13, 2009 among the Loan Parties and the Collateral Agent, granting a Lien in the Intellectual Property and certain other assets of the Loan Parties, as amended and in effect from time to time.

“Interest Expense” shall mean, for any period, the sum, for the Loan Parties (determined on a Consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, (b) the Synthetic Lease Interest component for such period, and (c) the net amounts payable (or minus the net amounts receivable) under any Swap Contract accrued during such period (whether or not actually paid or received during such period).

“Interest Payment Date” means (a) as to each Base Rate Loan (including a Swing Line Loan, the first calendar day of each month and the Maturity Date, and (b) as to each LIBO Rate Loan, the first calendar day of each month, the last day of each Interest Period applicable to such LIBO Rate Loan, and the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two or three months thereafter, as selected by the Lead Borrower in its Committed Loan/Conversion Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)          no Interest Period shall extend beyond the Maturity Date; and

(iv)          notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO

Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent’s and/or its Subsidiaries’ internal controls over financial reporting as described in the Securities Laws and/or the collateral reporting obligations hereunder.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means 75%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s discretion, include (but are not limited to) reserves based on:

(a)           obsolescence;

(b)           seasonality;

(c)           Shrink;

(d)           imbalance;

(e)           change in Inventory character;

(f)            change in Inventory composition;

(g)           change in Inventory mix;

(h)           mark-downs (both permanent and point of sale);

(i)            retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j)            out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary thereof) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit I pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the lien of the Collateral Agent in any of the Collateral. As of the Closing Date, such states will be limited to Pennsylvania, Virginia and Washington.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Wells Fargo Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit (including Existing Letters of Credit) hereunder (which successor may only be a Revolving Lender selected by the Administrative Agent in its discretion that is reasonably satisfactory to the Lead Borrower), and (b) any other Lender selected by the Administrative Agent in its discretion that is reasonably satisfactory to the Lead Borrower.  The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer that is reasonably satisfactory to the Lead Borrower, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time, with the exception of any overflow storage facilities which do not contain any Collateral of the type included in the Borrowing Base, nor any other Collateral having a value in excess of $250,000 in the aggregate as to all such storage facilities.

“Lender” means, individually, each Revolving Lender and each Term Lender, and, as the context requires, includes the Swing Line Lender, and collectively means, all such Persons.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued in accordance herewith and shall include the Existing Letters of Credit. Without limiting the foregoing, all Existing Letters of Credit shall be deemed to have been issued hereunder and shall for all purposes be deemed to be “Letters of Credit” hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $70,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.  A permanent reduction of the Aggregate Commitments shall require a corresponding pro rata reduction in the Letter of Credit Sublimit to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.

“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo Bank and with a term equivalent to such Interest Period would be offered to Wells Fargo Bank by major banks in the London interbank eurodollar market in which Wells Fargo Bank participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation or other title retention agreement, any easement, right of way, covenant, restriction or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing  or any agreement to enter into or create any of the foregoing) on or affecting all or any portion of any personal property or real property or any interest therein, or any direct or indirect interest in any Loan Party) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, however, “Lien” shall not include (i) any Loan Party’s obligation to repurchase or exchange any Inventory sold in the ordinary course of business in accordance with such Loan Party’s prevailing return and exchange policies, or (ii) any reserves retained by a Loan Party’s credit card issuer or credit card processor in its ordinary course of business.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Committed Loan, a Swing Line Loan, and the Term Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments at such time, or (b) the Revolving Borrowing Base at such time.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Confirmation Agreement, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of (i) the Borrowers taken as a whole, or (ii) the Loan Parties taken as a whole; (b) a material impairment of the ability of (i) the Borrowers taken as a whole, or (ii) the Loan Parties taken as a whole, to perform their obligations under any Loan Document; (c) a material impairment of the rights and remedies of, or benefit to, the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse change in, or a material adverse effect upon, the Collateral.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events occurring on or after the Closing Date would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each agreement to which such Person is a party, the termination or breach of which could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $2,500,000.  For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

“Maturity Date” means May 16, 2016.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Mortgage” means each and every mortgage or deed of trust, security agreement and assignment given by a Loan Party owning or holding the leasehold interest in the Eligible Real Estate encumbered thereby in favor of the Collateral Agent.

“Mortgage Policy” has the meaning specified in the definition of Real Estate Eligibility Requirements.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” shall mean with respect to any fiscal period, the net income of the Loan Parties determined in accordance with GAAP, consistently applied.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and

(b)           with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means (a) each Committed Loan Note, (b) the Swing Line Loan Note, and (c) each Term Note, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) any Other Liabilities.

“Operating Leases” shall mean any lease of property (whether real, personal or mixed) for a period of longer than one year by a Person under which such Person is lessee, other than a Capital Lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction with any Agent, any Lender or any of their respective Affiliates, which arises out of any Bank Products entered into with any Loan Party and any such Person, as each may be amended from time to time.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Parent” means Coldwater Creek Inc., a Delaware corporation.

“Participant” has the meaning specified in Section 10.06(d).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default has occurred and is continuing or would arise as a result of entering into such transaction or the making such payment, and (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis and on assumptions reasonably satisfactory to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a)           No Default or Event of Default has occurred and is continuing or, immediately following such Acquisition or after taking into account the pro forma financials, would result from the consummation of such Acquisition;

(b)           Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)           The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the agreements, certificates and other documents delivered or to be delivered in connection therewith (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by quarter for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent or the Term Loan Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent and the Term Loan Agent;

(d)           Either (i) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

(e)           After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f)            If the assets acquired in such Acquisition are to be included in the Borrowing Base upon the consummation of such Acquisition, the Administrative Agent and the Term Loan Agent shall have received (i) the results of appraisals of the assets (or the assets of the Person) to be acquired in such Acquisition and of a commercial finance examination of the Person which is (or whose assets are) being acquired, and (ii) such other due diligence as the Administrative Agent or the Term Loan Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent and the Term Loan Agent;

(g)           Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(h)           If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security interest in such Subsidiary’s Equity Interests, Inventory, Accounts and other property of the same nature as constitutes collateral under the Security Documents;

(i)            Either (A) the consideration paid for (i) any one such Acquisition (whether in cash, tangible property, notes or other property, other than Equity Interests) after the Closing Date shall not exceed the sum of $10,000,000, and (ii) all such Acquisitions (whether in cash, tangible property, notes or other property, other than Equity Interests) after the Closing Date shall not exceed, in the aggregate, the sum of $25,000,000, or (B) the consideration for any such Acquisition is paid in Equity Interests issued by the Parent or with the Net Proceeds from a sale or issuance by the Parent of the Equity Interests of Parent, provided, that, such Net Proceeds are applied for the consummation of such Acquisition within ninety (90) days of the receipt thereof; and

(j)            The Loan Parties shall have satisfied the Payment Conditions.

“Permitted Discretion” means the Administrative Agent’s or the Term Loan Agent’s, as applicable, good faith credit judgment based upon any factor or circumstance which it reasonably believes in good faith: (i) will or could reasonably be expected to adversely affect the value of the Collateral, the enforceability or priority of the Collateral Agent’s Liens thereon in favor of the Credit Parties or the amount which the Collateral Agent and the Credit Parties would likely receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by or on behalf of the Loan Parties is incomplete, inaccurate or misleading in any material respect; (iii) could reasonably be expected to materially increase the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Loan Party; or (iv) creates or reasonably could be expected to create a Default or Event of Default.  In exercising such judgment, the Administrative Agent may consider, without limitation, such factors or circumstances already addressed in or tested by the definition of Eligible Inventory, Eligible Credit Card Receivables or Eligible Trade Receivables, as well as any of the following: (A) the financial and business climate and prospects of any Loan Party’s industry and general macroeconomic conditions; (B) changes in demand for and pricing of Inventory; (C) changes in any concentration of risk with respect to Inventory; (D) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect; (E) audits of books and records by third parties, history of chargebacks or other credit adjustments; and (F) any other factors that change or could reasonably be expected to change the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Disposition” means any of the following:

(a)           bulk sales or other Dispositions of the Inventory of a Loan Party in the ordinary course of business, provided, that, at the time of any such bulk sales, and immediately after giving effect thereto, a Usage Event Period Event is not in effect, and the aggregate amount of all such bulk sales does not exceed $1,000,000 in any Fiscal Year;

(b)           bulk sales or other Dispositions of the Inventory of a Loan Party not in the ordinary course of business, made in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory Dispositions shall not exceed (i) in any Fiscal Year of the Parent and its Subsidiaries, five percent (5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, ten percent (10%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), provided, further, that all sales of Inventory in connection with Store closings shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents; provided, further, that as long as a Cash Dominion Event shall have occurred and be continuing, all Net Proceeds received in connection therewith are applied to the Obligations in accordance with Section 2.05 hereof;

(c)           non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d)           licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the Agents shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;

(e)           Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(f)            sales, transfers and Dispositions (i) among the Loan Parties, (ii) by any Subsidiary to a Loan Party or (iii) to the extent constituting a Permitted Investment, by any Loan Party to any Subsidiary;

(g)           sales, transfers and Dispositions of or by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(h)           as long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, provided, that (A) such sale is made for fair market value, (B) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the amounts advanced against such Eligible Real Estate under the Term Loan Borrowing Base, (C) the Net Proceeds of any such sale are utilized to repay the Obligations in accordance with the terms of Section 2.05 (without limiting the ability to reborrow such amounts in accordance with the terms hereof) and (D) in the case of any sale-leaseback transaction permitted hereunder, the Collateral Agent shall have received from such each purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agents.

 “Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04 and, if encumbering any Real Estate, such Liens are discharged or bonded in accordance with the terms of the applicable Mortgage;

(c)           pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA and (ii) in connection with an Acquisition or Permitted Disposition otherwise permitted hereunder, whether as an earnest money deposit or an escrow arrangement;

(d)           deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)            easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that do not materially interfere with the current use of the real property;

(g)           Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) except as permitted pursuant to clause (a) of the definition of “Permitted Indebtedness,” the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;

(h)           Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)            Liens in favor of the Collateral Agent;

(j)            Statutory Lien of landlords’ and lessors’ in respect of rent not in default;

(k)           possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)          Liens arising from (i) precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party, or (ii) UCC filings which (x) have lapsed or (y) relate to obligations that have been indefeasibly repaid in full and for which no rights to obtain further extensions of credit or other financial accommodations remain outstanding;

(n)           voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)           Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p)           Liens on cash collateral securing letters of credit which are permitted under clause (k) of the definition of Permitted Indebtedness;

(r)            Liens on fixed or capital assets acquired or held by any Loan Party relating to a financing permitted under clause (f) of the definition of Permitted Indebtedness so long as such Liens shall not extend to any other property or assets of the Loan Parties; and

(s)           encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages;

provided, however,  that, except as provided in any one or more of clauses (a) through (s) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means any one of the following: (i) Dennis Pence and (ii) Ann Pence, and any member of the Family Group of each such Person.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default has occurred and is continuing or would arise from the incurrence thereof:

(a)           Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(b)           Indebtedness of any Loan Party to any other Loan Party; provided that such Indebtedness shall (i) be evidenced by such documentation as the Administrative Agent may reasonably require, (ii) constitute “Collateral” under this Agreement and the Security Documents, (iii) be on terms (including subordination terms) reasonably acceptable to the Administrative Agent, and (iv) be otherwise permitted pursuant to Section 7.03;

(c)           without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided, however, that, in addition to the Capital Lease Obligations  outstanding on the date hereof and listed on Schedule 7.03, the aggregate principal amount of all Indebtedness permitted by this clause (c) shall not exceed (i) $5,000,000 in any Fiscal Year, or (ii) $15,000,000 at any time on or after the Closing Date, and provided, further, that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of any such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(d)           obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $2,500,000 at any time outstanding;

(e)           contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(f)            Indebtedness (i) incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the amount advanced against such Eligible Real Estate under the Term Loan Borrowing Base, (B) as long as a Cash Dominion Event shall have occurred and be continuing, all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations in accordance with the terms of Section 2.05 (without limiting the ability to reborrow such amounts in accordance with the terms hereof), and (C) the Collateral Agent shall have received from the holders of such Indebtedness a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent, or (ii) constituting Capital Lease Obligations relating to Real Estate that is subject to a sale-leaseback transaction permitted pursuant to clause (h) of the definition of Permitted Disposition;

(g)           Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided, that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

(h)           Indebtedness of (i) any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party) or (ii) any Subsidiary to the extent that such Indebtedness constitutes a Permitted Investment pursuant to clause (g)(iv) of the definition thereof;

(i)            the Obligations;

(j)            Subordinated Indebtedness;

(k)           (i) unsecured Indebtedness, not otherwise permitted under subsections (a) through (j) above, or (ii) Indebtedness relating to cash collateralized Letters of Credit, provided, that, the aggregate principal amount of all Indebtedness specified in clauses (i) and (ii) hereto shall collectively not exceed $1,000,000 at any one time outstanding;

(l)            Guarantees of any Loan Party or other Subsidiary in respect of obligations of another Loan Party that are otherwise permitted to be incurred under this Agreement and the other Loan Documents; and

(m)          all Indebtedness referred to in clause (g) to the definition of Indebtedness, other than any such Indebtedness which constitutes Disqualified Stock.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)           Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)            Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)           (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) additional Investments by any Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party, and (iv) additional investments by any Loan Party in a Subsidiary that is not a Loan Party so long as, in the case of this clause (iv), the proceeds of any such Investment is used by each such Subsidiary to pay for its operating expenses incurred in the ordinary course of its business, and the aggregate amount of such Investments following the Closing Date (y) in all such Subsidiaries (other than Coldwater HK), does not exceed $100,000 per Fiscal Year, and (z) in Coldwater HK, does not exceed $3,000,000 per Fiscal Year;

(h)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)            Guarantees constituting Permitted Indebtedness;

(j)            Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)            advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $300,000 to any individual at any time or in an aggregate amount not to exceed $300,000  at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(m)          Investments constituting Permitted Acquisitions;

(n)           Capital contributions made by any Loan Party to another Loan Party;

(o)           to the extent constituting an Investment, all Capital Expenditures permitted hereunder.

provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) shall be permitted unless (i) either (A) no Loans (other than the Term Loan) are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments are pledged to the Collateral Agent as additional Collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)           Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b)           Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c)           Is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)           Together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Loan Cap at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Revolving Lenders and the Required Term Lenders otherwise agree.

provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Lender’s obligations with respect to Letters of Credit or Section 2.04 regarding the Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and provided further that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

 “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means, collectively, the Pledge Agreements dated as of February 13, 2009 among the Loan Parties party thereto and the Collateral Agent, as amended and in effect from time to time.

“Prepayment Event” means:

(a)           any Disposition (including, without limitation, pursuant to any sale-leaseback transaction) of any property or asset of a Loan Party;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent or (ii) (x) with respect to any proceeds constituting Revolving Loan Priority Collateral, prior to the occurrence of a Cash Dominion Event, and (y) with respect to any proceeds constituting Term Loan Priority Collateral, prior to the occurrence and continuance of an Event of Default, the proceeds therefrom are utilized in accordance with Section 6.21;

(c)           the issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan);

(d)           the incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(e)           the receipt by any Loan Party of any Extraordinary Receipts.

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Availability following, and after giving effect to, such transaction or payment, will be equal to or greater than thirty percent (30%) of the Loan Cap.

 “Pro Forma Availability” shall mean, for any date of calculation, the projected average Availability (exclusive of any projected Short-Term Borrowings) for each Fiscal Month during any projected twelve (12) Fiscal Months.

“Real Estate” means all Leases, and all real property, together with the buildings, structures, parking areas, and other improvements thereon, and all fixtures affixed to such real property, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof, all rents arising therefrom, and all proceeds of any of the foregoing.

“Real Estate Appraised Value” means, with respect to the Borrowers’ Eligible Real Estate, the fair market value of the Borrowers’ Eligible Real Estate as set forth in the appraisal of the Borrowers’ Eligible Real Estate as determined on or about the Closing Date by an independent appraiser engaged by the Term Loan Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months.

“Real Estate Eligibility Requirements” means collectively, each of the following:

(a)           The applicable Loan Party has executed and delivered to the Collateral Agent a Mortgage with respect to any Real Estate intended, by such Loan Party, to be included in Eligible Real Estate;

(b)           Such Real Estate is used, leased or occupied by a Loan Party for offices or as a retail, sales storage or distribution center;

(c)           As to any particular property, the applicable Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in this Agreement, the Mortgage and any other Loan Document relating to such Real Estate;

(d)           The Collateral Agent shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked-up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agents and the Term Loan Agent and in amounts reasonably acceptable to the Collateral Agent (provided that such amounts shall not exceed the Real Estate Appraised Value of the applicable Mortgaged Property) and subject to the reasonable local customs and requirements of law in the jurisdiction in which such Real Estate exists, issued, coinsured and reinsured (to the extent required by the Collateral Agent or the Term Loan Agent) by title insurers reasonably acceptable to the Collateral Agent and the Term Loan Agent, insuring the Mortgages to be valid first priority Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’

and materialmen’s Liens) and encumbrances, excepting only those Liens permitted by Section 7.01 having priority over the Lien of the Collateral Agent under Law or otherwise reasonably acceptable to the Collateral Agent and the Term Loan Agent;

(e)           With respect to any Real Estate owned by a Borrower or any other Loan Party (excluding interests as lessee under a Lease) which is intended by such Borrower or such other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received American Land Title Association/American Congress on Surveying and Mapping form surveys, which shall be made in accordance with the 2011 Minimum Standard Detailed Requirements for such surveys, shall include items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 16 and 18 of Table A with all necessary fees (where applicable) having been paid,  certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent and the Term Loan Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and other requirements reasonably requested by Collateral Agent and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent and the Term Loan Agent;

(f)            With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, (i) the Collateral Agent and the Term Loan Agent shall have received a Phase I Environmental Site Assessment in accordance with 40 CFR Part 312, ASTM Standard E1527-05 or their successors, in form and substance reasonably satisfactory to the Collateral Agent and the Term Loan Agent, from an environmental consulting firm reasonably acceptable to the Collateral Agent and the Term Loan Agent, which report shall evaluate the Real Estate for the presence of current or historic recognized environmental conditions and, if recognized environmental conditions are identified, shall to the extent possible quantify any related costs and liabilities, associated with such conditions and the Collateral Agent and the Term Loan Agent shall be satisfied with the nature and amount of any such matters, and (ii) if reasonably requested by the Collateral Agent or the Term Loan Agent after receipt of a Phase I Environmental Site Assessment that identifies a recognized environmental condition, such further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment or are otherwise required by Environmental Laws;

(g)           The applicable Loan Party shall have delivered to the Collateral Agent evidence of flood insurance naming the Collateral Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Collateral Agent and the Term Loan Agent; and

(h)           The applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Agents and the Term Loan Agent, including, without limitation, such as may be necessary to comply with FIRREA.

“Realty Reserves” means such reserves as the Administrative Agent establishes from time to time, either in its Permitted Discretion, or as directed by the Term Loan Agent in the Term Loan Agent’s Permitted Discretion, as being appropriate to reflect the impediments to the Collateral Agent’s ability to realize upon any Eligible Real Estate.  Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance

Reserves, (ii) reserves for (A) municipal taxes and assessments that have not been timely paid, (B) repairs and Capital Expenditures with respect to Eligible Real Estate, and (C) insurance, to the extent that the insurance requirements set forth in Section 6.07 have not been satisfied, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Collateral Agent.  As of the Closing Date, the Realty Reserves shall be zero.

“Real Estate Use Period” means the period commencing on the date that the Collateral Agent commences the Liquidation and sale of the Revolving Loan Priority Collateral and ending on the earlier of (i) the date 180 days thereafter, or (ii) the date on which the Collateral Agent shall have concluded the Liquidation and sale of all or substantially all of the Revolving Loan Priority Collateral.  If any stay or other order that prohibits the Collateral Agent from commencing and continuing any Enforcement Action or to Dispose of the Revolving Loan Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Real Estate Use Period shall be so extended.

 “Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors, attorneys and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.11.

“Request for Credit Extension” means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans or portion of the Term Loan, a Committed Loan/Conversion Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Aggregate Commitments and the then aggregate outstanding principal balance of the Term Loans; provided, however, if there is more than one (1) Revolving Lender, such term would require at least two (2) Revolving Lenders or, if the Commitment of each Revolving Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the sum of the Total Outstandings and the then aggregate principal balance of the Term Loan (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided, however, if there is more than one (1) Lender, such term would require at least two (2) Lenders; provided further that the Commitment of, and the portion in the aggregate of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the Aggregate Commitments; provided, however, if there is more than one (1) Revolving Lender, such term would require at least two (2) Revolving Lenders or, if the Aggregate Commitments and the obligation of the L/C Issuer to make L/C

Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than 50% of the sum of the Total Revolver Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided that the Commitment of, and the portion in the aggregate of the Total Revolver Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the then aggregate outstanding principal balance of the Term Loan.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves, Realty Reserves and Receivables Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.  Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Restricted Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default has occurred and is continuing or would arise as a result of entering into such transaction or making such payment, (b) after giving effect to such transaction or payment, the Restricted Pro Forma Availability Condition has been satisfied, and (c) on the date of such transaction or payment, the amount of Total Revolver Outstandings (other than the undrawn amount available to be drawn under all outstanding Letters of Credit and Short-Term Borrowings) shall be zero.

“Restricted Preferred Equity Dividend Conditions” means, at the time of determination with respect to any specified dividend payment in respect of preferred equity, that (a) no Default or Event of Default has occurred and is continuing or would arise as a result of making such payment, and (b) after giving effect to such payment, the Restricted Preferred Equity Dividend Pro Forma Liquidity Amount is not less than $25,000,000.

“Restricted Preferred Equity Dividend Pro Forma Liquidity Amount” shall mean, for any date on which any dividend payment in respect of preferred equity is paid, after giving effect to such payment, and projected for the 90 consecutive day period following the date of the proposed payment, the sum of (a) Availability plus (b) cash and cash equivalents of the type described in clauses (a) through (e) of the definition of Permitted Investments held by the Loan Parties.

“Restricted Pro Forma Availability” shall mean, for any date of calculation, the projected Average Availability (exclusive of any projected Short-Term Borrowings) for the 90 consecutive day period following a proposed Restricted Payment, as reasonably projected by the Lead Borrower in good faith.

“Restricted Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Restricted Pro Forma Availability following, and after giving effect to, such transaction or payment, will be equal to or greater than fifty percent (50%) of the Loan Cap.

“Revolving Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the lesser of (i) the Cost of Eligible Inventory (net of Inventory Reserves), multiplied by the Inventory Advance Rate, or (ii) the product of (x) the Cost of Eligible Inventory (net of Inventory Reserves) and (y) the Appraised Value of Eligible Inventory, multiplied by the Appraisal Percentage;

plus

(b)           the amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(c)           the amount of Eligible Trade Receivables (net of Receivables Reserves applicable thereto) multiplied by the Trade Receivables Advance Rate;

minus

(e)           the then amount of all Availability Reserves;

minus

(f)            the Term Loan Reserve.

“Revolving Lender” means each Lender having a Commitment as set forth on Schedule 2.01 hereto or in the Assignment and Assumption by which it becomes a Revolving Lender.

“Revolving Loan Priority Collateral” means all now owned or hereafter acquired Collateral other than Term Loan Priority Collateral.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of February 13, 2009 among the Loan Parties and the Collateral Agent.

“Security Documents” means the Security Agreement, the Environmental Indemnity Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Blocked Account Agreements, the Mortgages, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Settlement Date” has the meaning provided in Section 2.14(a).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Short-Term Borrowings” means any Loan, the proceeds of which are used to repay any interest, fees, costs, Credit Party Expenses or any Unreimbursed Amount incurred in connection with this Agreement or the other Loan Documents, which is fully repaid by the Borrower, in cash, within 15 days following notice of such Loan.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which Wells Fargo Bank is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which may include any real property, fixtures, Equipment, Inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo Bank, its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Loan Note” means the promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000, and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease” shall mean each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a Capital Lease and accounts for its interest in the property covered thereby for Federal income tax purposes to the owner.

“Synthetic Lease Interest Component” shall mean, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale-leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing of the Term Loan made by each of the Term Lenders on the Closing Date pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make a portion of the  Term Loan to the Borrowers pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable.  As of the Closing Date, the aggregate amount of Term Commitments is $15,000,000.

“Term Lender” means each Lender having a Term Commitment as set forth on Schedule 2.01 hereto or in the Assignment and Acceptance by which such Person becomes a Term Lender, or after the making of the Term Loan, each Lender holding any portion of the Term Loan.

“Term Loan” means the term loan made by the Term Lenders on the Closing Date pursuant to Section 2.01(a).

“Term Loan Agent” means Wells Fargo Credit, Inc., in its capacity as term loan agent under any of the Loan Documents, or any successor term loan agent.

“Term Loan Action Notice” shall have the meaning set forth in Section 8.02(b) hereof.

“Term Loan Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the Real Estate Appraised Value of Eligible Real Estate, net of Realty Reserves, multiplied by 55%;

plus

(b)           the product of (i) the Cost of Eligible Inventory (net of Inventory Reserves) and (ii) the Appraised Value of Eligible Inventory, multiplied by 7.5%.

“Term Loan Interest Rate” means (i) (a) the Adjusted LIBO Rate for the applicable Interest Period plus (b) 6.00% or, at the option of the Borrowers, (ii) (a) the Base Rate plus (b) 6.00%.

“Term Loan Prepayment Fee”  means (a) on or prior to the first anniversary of the Closing Date,  3.00% of the principal amount of the Term Loan to be repaid, (b) following the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 2.00% of the principal amount of the Term Loan to be repaid, (c) following the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan to be repaid, and (d) following the third anniversary of the Closing Date $0.

“Term Loan Priority Collateral” means all now owned or hereafter acquired Collateral that constitutes Real Estate and all proceeds thereof.

“Term Loan Reserve” means the amount, if any, by which the aggregate outstanding principal balance of the Term Loan exceeds the Term Loan Borrowing Base.

“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing the Term Loan made by such Term Lender, substantially in the form of Exhibit C-3.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII.

“Total Funded Debt” shall mean all Indebtedness (to the extent included as Indebtedness in accordance with GAAP) of the Loan Parties on a Consolidated basis.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolver Outstandings” means the aggregate Outstanding Amount of all Committed Revolving Loans, Swing Line Loans and all L/C Obligations.

“Trade Receivables Advance Rate” means 85%.

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“Type” means, with respect to a Committed Loan or the Term Loan (or any portion thereof), its character as a Base Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA “ has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value or the Real Estate Appraised Value, as applicable, of property or assets included in the Revolving Borrowing Base or misrepresentation by the Loan Parties, or as a result of the incurrence of Credit Party Expenses in accordance with  the terms of this Agreement.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Usage Event Period” means, any period during which any of the following conditions exists: (i) a Default or Event of Default has occurred and is continuing, (ii) Availability is less than or equal to 50% of the Loan Cap, (iii) the Loan Parties maintain (a) on a 30 day average basis, less than $30,000,000 of cash and cash equivalents of the type described in clauses (a) through (e) of the definition of Permitted Investments, or (b) at any time, less than $20,000,000 of cash and cash equivalents of the type described in clauses (a) through (e) of the definition of Permitted Investments, or (iv) Total Revolver Outstandings (other than the undrawn amount available to be drawn under outstanding Letters of Credit and Short-Term Borrowings) is greater than zero.  The “Usage Event Period” shall commence with and include the Fiscal Month during which any such condition first occurred and continue until the expiration of 30 consecutive Business Days after the date on which no such conditions exist.

“Wells Fargo Bank” means Wells Fargo Bank, N.A., a national banking association.

1.02        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)         Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)         In the case of any component of the calculation of Reserves or Borrowing Base that provides for a determination to be made in the Administrative Agent’s discretion, such discretion shall be exercised by the Administrative Agent in its Permitted Discretion.

1.03        Accounting Terms

(a)         Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)         Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04        Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two

Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Term Loan; Committed Loans; Reserves.  (a)  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a loan to the Borrowers on the Closing Date in a principal amount not to exceed the lesser of (x) the amount of the Term Commitment of such Term Lender, or (y) such Term Lender’s Applicable Percentage of the Term Loan Borrowing Base as of such date.  Amounts repaid in respect of Term Loans may not be reborrowed, and upon each Term Lender’s making of such Term Loan, the Term Commitment of such Term Lender shall be terminated.

(b)           Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Revolving Lender’s Commitment, or (y) such Revolving Lender’s Applicable Percentage of the Revolving Borrowing Base; subject in each case to the following limitations:

(i)            after giving effect to any Committed Borrowing, the Total Revolver Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Revolving Borrowing Base;

(ii)           after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Commitment;

(iii)          the Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit; and

(iv)          after giving effect to all Credit Extensions, no Overadvance shall exist.

Within the limits of each Revolving Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Committed Loans and the Term Loan may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

(c)           The following are the Reserves which may be established as of the Closing Date:

(i)            rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement in form reasonably satisfactory to the Collateral Agent;

(ii)           Customer Credit Liabilities (an Availability Reserve);

(iii)          self funded health insurance (an Availability Reserve);

(iv)          Shrink (an Inventory Reserve); and

(v)           any additional Reserves described in the Borrowing Base Certificate delivered on the Closing Date.

(d)           The Administrative Agent shall have the right, at any time and from time to time on or after the Closing Date in its discretion to establish new, or modify or eliminate any existing, eligibility criteria or Reserves.

2.02        Borrowings, Conversions and Continuations of Committed Loans.

(a)           Committed Loans (other than Swing Line Loans) and the Term Loan (or any portion thereof) shall be either Base Rate Loans or LIBO Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02.  All Swing Line Loans shall be only Base Rate Loans.  Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b)           Each Committed Borrowing, each conversion of Committed Loans and the Term Loan (or any portion thereof) from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan/Conversion Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each Borrowing of, conversion to or continuation of LIBO Rate Loans in respect of either Committed Loans or the Term Loan (or any portion thereof) shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans in respect of either Committed Loans or the Term Loan (or any portion thereof) shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan/Conversion Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing, a conversion of Committed Loans and/or the Term Loan (or any portion thereof) from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the principal amount of the portion of the Term Loan to be converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans or portion of the Term Loan are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify a Type of Committed Loan or portion of the Term Loan in a Committed Loan/Conversion Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans or portion of the Term Loan shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans.  If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan/Conversion Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.

(c)           Following receipt of a Committed Loan/Conversion Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its

Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b).  In the case of a Committed Borrowing, each applicable Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan/Conversion Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension on or after the Closing Date, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan/Conversion Notice with respect to such Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(d)           The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, expenses, service charge, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document, in each case, as and when due and payable, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05.  Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall constitute Revolving Loans and shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e)           Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, prohibit Loans from being requested as, converted to, or continued as, LIBO Rate Loans.

(f)            The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Wells Fargo Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g)           After giving effect to all Committed Borrowings, all conversions of Committed Loans or portions of the Term Loan from one Type to the other, and all continuations of Committed Loans or portions of the Term Loan as the same Type, there shall not be more than seven (7) Interest Periods in effect.

(h)           The Administrative Agent, the Revolving Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Committed Loan or Swing Line Loan, or to cause the issuance of or provide any Letter of Credit, if an Overadvance would result.  The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Lender shall be bound thereby.  Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c).  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.04 regarding the Revolving Lenders’ obligations to purchase participations with respect to Swing Line Loans.  Without limiting the foregoing, the Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to any Unintentional Overadvance regardless of the amount of any such Unintentional Overadvance.

2.03        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the Administrative Agent, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, shall cause the L/C Issuer from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by the L/C Issuer, in accordance with Section 2.03(b) below; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolver Outstandings shall not exceed the lesser of the Aggregate Commitments or the Revolving Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Any L/C Issuer (other than Wells Fargo Bank or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof (notwithstanding the fact that the Existing Letters of Credit were issued for the account of the Parent and not the Borrowers).

(ii)           No Letter of Credit shall be issued if:

(A)          subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)           subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 210 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.

(iii)          No Letter of Credit shall be issued, without the prior consent of the Administrative Agent, if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of a Standby Letter of Credit;

(D)          such Letter of Credit is to be denominated in a currency other than Dollars;

(E)           such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(F)           a default of any Revolving Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Administrative Agent or the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Revolving Lender to eliminate the L/C Issuer’s risk with respect to such Revolving Lender.

(iv)          The Borrowers shall not permit any Letter of Credit to be amended if (A) the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)           The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Any Letter of Credit Application or other document delivered hereunder that is signed by a Responsible Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrowers.  Such Letter of Credit Application must be received by the Administrative Agent and the L/C Issuer not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  Promptly after receipt of any Letter of Credit Application, the Administrative Agent will confirm with the L/C Issuer (other than Wells Fargo Bank or any of its Affiliates), by telephone or in writing, that the L/C Issuer has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the Administrative Agent will provide the L/C Issuer with a copy thereof.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Administrative Agent or the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Administrative Agent or the L/C Issuer may require.  Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance or amendment of each Letter of Credit, each Revolving Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.  Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Revolving Lenders.

(iii)          If the Lead Borrower so requests in any applicable Letter of Credit Application, the Administrative Agent may, in its sole and absolute discretion, cause the L/C Issuer to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the Administrative Agent or the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the Administrative Agent or the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Administrative Agent shall instruct the L/C Issuer not to permit any such extension if (A) the Administrative Agent has determined that it would not be permitted, or would have no obligation, at such time to cause or have the L/C Issuer issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) the L/C Issuer has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Administrative Agent shall notify the Lead Borrower thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Revolving Lenders with respect to any such payment.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent on the same day in an amount equal to the amount of such drawing, less the amount of any funds withdrawn by the L/C Issuer from account number 4121499255, maintained at Wells Fargo Bank (or such other account maintained at Wells Fargo Bank as the Borrowers shall designate from time to time in writing), that the L/C Issuer used to repay such drawing, provided, that the Administrative Agent has received written notice of such withdrawal and the amount thereof.  If the Borrowers fail to fully reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof.  In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan/Conversion Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone or electronic means.

(ii)           Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan/Conversion Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the principal amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(vi)          the fact that any Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the Administrative Agent and the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will bind the Borrowers; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided further, however, that any claim against the L/C Issuer by the Borrowers for any loss suffered or incurred by the Borrowers shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by the Borrowers as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing their rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing the L/C Issuer to cure such dishonor.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer shall not be responsible for the wording of any Letter of Credit (including, without limitation, any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance the L/C Issuer may provide to the Borrowers with drafting or recommending text for any Letter of Credit Application or with the structuring of any transaction related to any Letter of Credit, and the Borrowers hereby acknowledge and agree that any such assistance will not constitute legal or other advice by the L/C Issuer or any representation or warranty by the L/C Issuer that any such wording or such Letter of Credit will be effective.  Without limiting the foregoing, the L/C Issuer may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the Letter of Credit Application for such Letter of Credit.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C

Obligations.  Sections 2.05 and 8.02(a)(iii) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(a)(iii), “Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 105% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Collateral Agent and the L/C Issuer (which documents are hereby Consented to by the Revolving Lenders).  Derivatives of such term have corresponding meanings.  The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in the Cash Collateral Account.  If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

(i)            Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (as determined pursuant to Section 1.06).  For purposes of computing the daily Stated Amount available to be drawn under any Letter of Credit, the Stated Amount of the Letter of Credit shall be determined in accordance with Section 1.06.   Letter of Credit Fees shall be (i) due and payable on the first calendar day of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a monthly basis in arrears.  If there is any change in the Applicable Rate during any month, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such month that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default has occurred and is continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Laws.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay to the Administrative Agent, for the account of the L/C Issuer, a fronting fee (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125 per cent per annum, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a Commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Lead Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each Standby Letter of Credit, at a rate equal to 0.125 percent per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a monthly basis in arrears.  Such fronting fees shall be due and payable on the first calendar day of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.   For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay to the Administrative Agent, for the account of the L/C Issuer, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Consignment of Bill of Lading.  The Borrowers shall, upon the request of the Administrative Agent, consign to the L/C Issuer any bill of lading for Inventory which is supported by a Commercial Letter of Credit issued by the L/C Issuer.

(l)            Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04        Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolver Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Revolving Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.

(c)           Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan/Conversion Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan/Conversion Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan/Conversion Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan/Conversion Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the principal amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.   A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05        Prepayments.

(a)           The Borrowers may, upon irrevocable notice (unless the notice is conditioned on a refinancing, a Change of Control or asset sale transaction or other transaction of a similar nature, in which case such notice may be revoked on or prior to such date, in the event such transaction is not consummated on or prior to such date) from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Committed Loans.  The Administrative Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Revolving Lenders in accordance with their respective Applicable Percentages.

(b)           The Borrowers may, upon irrevocable notice (unless the notice is conditioned on a refinancing, a Change of Control or asset sale transaction or other transaction of a similar nature, in which case such notice may be revoked on or prior to such date, in the event such transaction is not consummated on or prior to such date) from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)           Subject to Section 2.09(c) and the satisfaction of the Adjusted Term Loan Payment Conditions, the Borrowers may, upon irrevocable notice (unless the notice is conditioned on a refinancing, a Change of Control or asset sale transaction or other transaction of a similar nature, in which case such notice may be revoked on or prior to such date, in the event such transaction is not consummated on or prior to such date) from the Lead Borrower to the Administrative Agent and the Term Loan Agent, at any time or from time to time, voluntarily prepay the Term Loan in whole or in part; provided that (i) such notice must be received by the Administrative Agent and the Term Loan Agent not later than (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any such prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (iii) such prepayment shall be accompanied by the payment of interest through the applicable date of prepayment.  The Term Loan Agent will promptly notify each Term Lender of its receipt of each such notice, and of the amount of such Term Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment, together with any Term Loan Prepayment Fee then due, and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each such prepayment of principal shall be applied to the Term Loan first to the amount due on the Maturity Date and then to payments due pursuant to Section 2.07(c) hereof in inverse order of maturity, or as may be otherwise agreed to by the Term Loan Agent in its discretion.

(d)           If for any reason the Total Revolver Outstandings at any time exceed the lesser of the Aggregate Commitments or the Revolving Borrowing Base, each as then in effect, the Borrowers shall immediately prepay Committed Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Loans (other than the Term Loan) the Total Revolver Outstandings exceed the lesser of the Aggregate Commitments or the Revolving Borrowing Base, each as then in effect.

(e)           After the occurrence and during the continuance of a Cash Dominion Event, any proceeds deposited to the Concentration Account in accordance with the provisions of Section 6.13, including, without limitation, any Net Proceeds received by a Loan Party upon the occurrence of a Prepayment Event, shall be transferred to the Concentration Account in accordance with Section 6.13 and shall, (i) if deposited in the Concentration Account not later than 2:00 p.m. in immediately available funds, be utilized to prepay the Committed Loans or the Term Loan, as directed by Section 2.05(f) below, on the date such funds were deposited into the in the Concentration Account, or (ii) if deposited in the Concentration Account after 2:00 p.m. in immediately available funds, be utilized to prepay the Committed Loans or the Term Loan, as directed by Section 2.05(f) below, on the next Business Day following the date such funds were deposited into the in the Concentration Account, in either case in the order of priority set forth in  Section 2.05(f).  The application of all such proceeds to the Loans shall not reduce the Revolving Commitments.  If no Cash Dominion Event exists (or if all Obligations (other than the Term Loan) then due pursuant to Section 2.05(f) are paid in full during the existence of a Cash Dominion Event) and the proceeds deposited into the Concentration Account are not Net Proceeds received by a Loan Party on account of a Prepayment Event relating to Term Loan Priority Collateral, then any proceeds deposited to the Concentration Account shall be remitted without any deduction of any kind to the operating account of the Borrowers designated by the Lead Borrower on (i) if received in the Concentration Account not later than 2:00 p.m. in immediately available funds, the date such funds were deposited into the in the Concentration

Account, or (ii) if received in the Concentration Account after 2:00 p.m. in immediately available funds, the next Business Day following the date such funds were deposited into the in the Concentration Account.  If no Cash Dominion Event exists, but the proceeds deposited into the Concentration Account are Net Cash Proceeds received by a Loan Party on account of a Prepayment Event relating to Term Loan Priority Collateral, such Net Proceeds shall, (i) if deposited in the Concentration Account not later than 2:00 p.m. in immediately available funds, be utilized to prepay the Term Loan, as directed by Section 2.05(f) below, on the date such funds were deposited into the in the Concentration Account, or (ii) if deposited in the Concentration Account after 2:00 p.m. in immediately available funds, be utilized to prepay the Term Loan, as directed by Section 2.05(f) below, on the next Business Day following the date such funds were deposited into the in the Concentration Account, in either case in the order of priority set forth in Section 2.05(f).

(f)            Prepayments made pursuant to either Section 2.05(d), or Section 2.05(e) above that are not made as a result of Net Proceeds received by a Loan Party on account of a Prepayment Event relating to Term Loan Priority Collateral, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, in the case of payments other than pursuant to Section 2.05(e) when no Event of Default exists, shall be used to Cash Collateralize the remaining L/C Obligations in accordance with Section 2.03(g); and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.  Prepayments made pursuant to Section 2.05(e) above that are made as a result of Net Proceeds received by a Loan Party on account of a Prepayment Event relating to Term Loan Priority Collateral, shall be applied to the Term Loan, first to the amount due on the Maturity Date and then to the payments due pursuant to Section 2.07(c), in the inverse order of maturity, until all Obligations in respect of the Term Loan are paid in full, with each such prepayment allocated in accordance with the Applicable Percentages of each Term Lender; thereafter, if a Cash Dominion Event exists, any remaining proceeds shall be applied to the Obligations in accordance with the first sentence of this Section 2.05(f).

2.06        Termination or Reduction of Commitments(a)              The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of any such termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b)         If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c)         The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06.  Upon any reduction of the Aggregate Commitments, the Commitment of each Revolving Lender shall be reduced by such Revolving Lender’s Applicable Percentage of such reduction amount.  All fees (including, without limitation, Commitment Fees, and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(d)         The Term Commitment of each Term Lender shall automatically terminate upon such Term Lender’s funding of its portion of the Term Loan.

2.07        Repayment of Loans.

(a)           The Borrowers shall repay to the Revolving Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)           To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

(c)           The Borrowers shall make quarterly principal payments on the Term Loan in the amount of $50,000 each, commencing on October 1, 2011, and on the first day of each calendar quarter occurring on such date or thereafter.  The Borrowers shall repay to the Term Lenders on the Termination Date the aggregate principal amount of Term Loans outstanding on such date.

2.08        Interest.

(a)           Subject to the provisions of Section 2.08(c) below, (i) each Committed Loan consisting of a LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Committed Loan consisting of a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)           Subject to the provisions of Section 2.08(c) below, the Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at the Term Loan Interest Rate.

(c)           (i)            If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any other Event of Default has occurred and is continuing, then the Administrative Agent may, and upon the request of the Required Lenders (or, with respect to the Term Loan, at the written direction of the Required Term Lenders or the Term Loan Agent,

on behalf of the Required Term Lenders) shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the applicable Default Rate and thereafter, until such Event of Default has been duly waived as provided in Section 10.01 hereof, such Obligations shall bear interest at the applicable Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws.

2.09        Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Lender, in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Percentage times the average daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans (other than the Term Loan) and (ii) the Outstanding Amount of L/C Obligations.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be calculated and be due and payable monthly in arrears on the first calendar day of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

(b)           [Reserved]

(c)           Term Loan Prepayment Fee.  In the event that, at any time prior to the second anniversary of the Closing Date, the Termination Date occurs, or in the event that the Borrowers prepay, or are required to prepay, the Term Loan in whole or in part, then, on the Termination Date or the effective date of such prepayment, as applicable, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Term Lenders, an amount equal to the applicable Term Loan Prepayment Fee.  Notwithstanding anything herein to the contrary, if the Term Loan is prepaid as a result of the term loan arrangement evidenced by this Agreement and the other Loan Documents being refinanced in its entirety by an Affiliate of Wells Fargo Bank, then the Term Loan Prepayment Fee which would otherwise be due as a result of such prepayment shall be reduced by fifty percent (50%).  All parties to this Agreement agree and acknowledge that the Term Lenders will have suffered damages on account of the early termination of this Agreement or prepayment of any portion of the Term Loan and that, in view of the difficulty in ascertaining the amount of such damages, the Term Loan Prepayment Fee constitutes reasonable compensation and liquidated damages to compensate the Term Lenders on account thereof.

(d)           Other Fees.  The Borrowers shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10        Computation of Interest and Fees.  All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11        Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business.  In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)           The Administrative Agent shall render monthly statements regarding the Loan Account to the Lead Borrower including principal, interest, fees, and including an itemization of all charges and expenses constituting Credit Party Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Credit Parties unless, within thirty (30) days after receipt thereof by the Lead Borrower, the Lead Borrower shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in any such statements.

2.12        Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)            Funding by Revolving Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender’s share of such Borrowing, the Administrative Agent may assume that such Revolving Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Revolving Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Revolving Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Revolving Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Revolving Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Revolving Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the principal amount so paid shall constitute such Revolving Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Term Lenders hereunder to make the Term Loan, of the Revolving Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c), are several and not joint.  The failure of any Term Lender to fund its portion of the Term Loan, or of any Revolving Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Term Lender or Revolving Lender (as applicable) of its corresponding obligation to do so on such date, and no Term Lender or Revolving Lender (as applicable) shall be responsible for the failure of any other Term Lender or Revolving Lender (as applicable) to so make its portion of the Term Loan or its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13        Sharing of Payments by Lenders.  If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14        Settlement Amongst Revolving Lenders

(a)         The amount of each Revolving Lender’s Applicable Percentage of outstanding Committed Loans and outstanding Swing Line Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Committed Loans and Swing Line Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b)         The Administrative Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Lender its Applicable Percentage of repayments, and (ii) each Revolving Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Required Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15        Increase In Commitments.

(a)         Request for Increase.  Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent, the Lead Borrower may from time to time, request an increase in the Aggregate Commitments (including Commitments of any new Revolving Lender) by an amount (for all such requests) not exceeding $15,000,000 (each, a “Commitment Increase”, and, collectively, the

“Commitment Increases”); provided that (i) any such request for an increase shall be in a minimum amount of $2,500,000, (ii) the Lead Borrower may make a maximum of three (3) such requests, and (iii) the amount of the Aggregate Commitments, as the same may be increased pursuant to this Section 2.15(b), shall not exceed $85,000,000 at any time.  At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Lenders).

(b)         Lender Elections to Increase.  Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)         Notification by Administrative Agent; Additional Revolving Lenders.  The Administrative Agent shall notify the Lead Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder.

(d)         Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Lead Borrower and the Revolving Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Revolving Lenders.

(e)         Conditions to Effectiveness of Commitment Increase.  As a condition precedent to such Commitment Increase, (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Revolving Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct in all material respects (other than those subject to materiality and then they shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section  5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default exists or would arise therefrom, (ii) any new Revolving Lender (a “Additional Lender” and each Additional Lender together with each existing Revolving Lender that participates in such Commitment Increase is referred to herein as “Additional Commitment Lender”) shall have executed and delivered a Joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to, the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) if requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default or Event of Default exists.  The Borrowers shall, in coordination with the Administrative Agent, prepay certain Committed Loans outstanding on the Increase Effective Date and incur additional Committed Loans from certain other Lenders with outstanding Committed Loans or Commitments (including any Additional Lender with Commitments), in each case to the extent necessary so that all of the Revolving Lenders with Commitments participate in each outstanding Committed Borrowing pro rata on the basis of their respective Commitments (after giving effect to any increase in the Total Revolving Commitment pursuant to this Section 2.15) and with the Borrower being obligated to pay to the respective Revolving Lenders any costs of the type referred to in Section 3.05 in connection therewith.  At the time of any Commitment Increase pursuant to this Section 2.15, there shall be an automatic adjustment of the Applicable Percentages of the various Lenders based upon their Commitments after giving effect to the respective Commitment Increase so that all Revolving Lenders shall share in all Letters of Credit and outstandings pursuant thereto in accordance with their revised Applicable Percentages.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Commitment Increase under this Section 2.15, the Administrative Agent may (without the consent of any Lender) amend this Agreement to the extent (but only to the extent) necessary to reflect such Commitment Increase.

(f)          Conflicting Provisions.  This Section shall supersede any provisions in Sections  2.13 or 10.01 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER

3.01        Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the

Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)           Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest, fees, and reasonable costs and expenses, arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  If requested by the Administrative Agent, the Lead Borrower shall deliver to the Administrative Agent, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made.

(f)            Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(g)           FATCA.  Without limitation of Section 3.01(e), if a payment made to a Lender or a Participant under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender or Participant were to fail to comply with the applicable reporting and document provision requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent , at the time or times prescribed by law and at such time or times reasonably requested by either, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and/or the Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or Participant has or has not complied with such Lender or Participant’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan , or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Costs; Reserves on LIBO Rate Loans.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

(ii)           subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, as well as the basis for determining such amount or amounts, and delivered to the Lead Borrower shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on LIBO Rate Loans.  In addition to the amounts paid by the Borrowers in respect of the Statutory Reserve Rate, the Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves (other than any reserve described in the definition of Statutory Reserve Rate) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)         any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c)         any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as reasonably determined by such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  Notwithstanding subsection (a) above, if any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, the Borrowers may replace such Lender in accordance with Section 10.13.

(c)           If the L/C Issuer may not issue Letters of Credit as a result of the limitations set forth in Section 2.03(a)(iii)(A), then Borrowers may, if no Default or Event of Default exists and with the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed):  (i) request a Lender (with such Lender’s consent) to issue Letters of Credit; or (ii) designate a supplemental bank or financial institution, which is an Eligible Assignee and otherwise satisfactory to Administrative Agent, to issue Letters of Credit and become an additional “L/C Issuer” hereunder.

3.07        Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations hereunder.

3.08        Designation of Lead Borrower as Borrowers’ Agent.

(a)           Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower.  In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)           Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)           The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension.  Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a)         The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif “ via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and the Term Loan Agent:

(i)            executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, the Term Loan Agent, each Lender and the Lead Borrower;

(ii)           (A) a Committed Loan Note executed by the Borrowers in favor of each Revolving Lender requesting a Committed Loan Note, (B) a Swing Line Loan Note executed by the Borrowers in favor of Wells Fargo Bank and (C) a Term Note executed by the Borrowers in favor of each Term Lender requesting a Term Note;

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)          copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)           a favorable opinion of Hogan Lovells US LLP and Elsaesser Jarzabek Anderson Marks, Elliott & Macdonald, Chtd., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi)          a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.01 and 4.02 have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect, and (D) to the Solvency of the Loan Parties on a Consolidated basis as of the Closing Date after giving effect to the transactions contemplated hereby;

(vii)         a duly completed Compliance Certificate as of the last day of the Fiscal Month of the Parent and its Subsidiaries most recently ended prior to the Closing Date, signed by a Responsible Officer of the Lead Borrower;

(viii)        evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

(ix)           a certificate from the chief financial officer of the Lead Borrower, satisfactory in form and substance to the Administrative Agent, attesting to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby;

(x)            the Confirmation Agreement and Mortgages, each duly executed by the applicable Loan Parties;

(xi)           all other Loan Documents (to the extent not executed and delivered in connection with the Existing Credit Agreement), each duly executed by the applicable Loan Parties;

(xii)          the Disbursement Letter, duly executed by each of the parties thereto;

(xiii)         each of the Real Estate Eligibility Requirements has been satisfied to the Agents’ and the Term Loan Agent’s satisfaction;

(xiv)        evidence that all other actions that the Agents may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

(xv)         an appraisal of each of the properties described in the Mortgages complying with the requirements of FIRREA by a third party appraiser acceptable to the Administrative Agent and the Term Loan Agent and otherwise in form and substance satisfactory to the Administrative Agent and the Term Loan Agent;

(xvi)        results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, and releases  or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xvii)       (A)          all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, and (C) control agreements with respect to the Loan Parties’ securities and investment accounts;

(xviii)      Collateral Access Agreement, as required by the Collateral Agent; and

(xix)         such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

(b)         After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to such establishment, Availability shall be not less than $40,000,000.

(c)         The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on April 30, 2011, and executed by a Responsible Officer of the Lead Borrower.

(d)         The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan

Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

(e)         The Administrative Agent shall have received and be satisfied with (i) a detailed business plan and forecast for the period commencing on the Closing Date and ending with the end of such Fiscal Year, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by quarter, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (b) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

(f)          There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)         There shall not have occurred any default of any Material Contract of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

(h)         The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(i)          All fees and expenses required to be paid to the Agents or the Term Loan Agent on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(j)          The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and the Term Loan Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute the Administrative Agents and the Term Loan Agents reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent and the Term Loan Agent).

(k)         The Administrative Agent, the Term Loan Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, and shall be satisfied that the Loan Parties are in compliance with all Laws.

(l)          No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(m)        There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Administrative Agent, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

(n)         Each Lender shall have received final credit approval to enter into the Agreement and the other Loan Documents (to which it is a party) and for its applicable Commitment and portion of the Term Loan, and to perform its obligations thereunder.

(o)         The Agents shall have completed, and be satisfied with, its corporate and legal due-diligence of each Loan Party (including, but not limited to solvency), its examination of the Collateral, the Stores and distribution centers of the Loan Parties, and the capital structure of the Loan Parties.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan/Conversion Notice requesting only a conversion of Committed Loans or the Term Loan or any portion thereof to the other Type, or a continuation of LIBO Rate Loans) is subject to the following conditions precedent:

(a)         The representations and warranties of each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)         No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)         Other than in connection with the Term Loan, the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)         The Administrative Agent shall have received an updated Borrowing Base Certificate reflecting the outstanding Credit Extensions after giving effect to such request (it being agreed that except for Borrowing Base Certificates furnished pursuant to Section 6.02(c), the values for eligible assets will not be required to be updated).

(e)         No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, any Agent, any Lender or any of their Affiliate.

(f)          The aggregate amount of all requested Loans and/or Letters of Credit shall not exceed Availability at such time.

(g)         No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

(h)         No Loan Party shall have entered into any transaction, or made any payment, of the type specified in Section 7.06(d) or (e), within ninety (90) days of the date of the proposed Credit Extension, provided, however, this condition shall not apply in connection with the issuance of any Letter of Credit, any L/C Borrowing, or any other Loan for which 100% of the proceeds shall be used to repay any outstanding fees, costs or expenses (including, without limitation, the Commitment Fees, and Letter of Credit Fees), owed to any Credit Party under, or in connection with, this Agreement or any other Loan Document.

Each Request for Credit Extension (other than a Committed Loan/Conversion Notice requesting only a conversion of Committed Loans or the Term Loan or any portion thereof to the other Type or a continuation of LIBO Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the applicable Credit Extension.  The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Committed Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties  to comply with the provisions of this Article IV, are agreed to by the Administrative Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01        Existence, Qualification and Power.  Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as currently conducted, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization and the name under which each Loan Party currently conducts its business (if different), its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, its federal employer identification number, and the address of its chief executive office and principal place of business.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject  or (iii) any governmental licenses, permits, authorizations, consents and approvals; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

5.03        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof), or as otherwise expressly contemplated hereby in respect of the protection and enforcement of such Liens or, (b) such as have been obtained or made and are in full force and effect or (c) filings with the SEC in connection with the entry into a material agreement.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries on a Consolidated basis as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, in accordance with GAAP consistently applied through the covered period.

(b)           The unaudited Consolidated balance sheet of the Parent and its Subsidiaries dated January 29, 2011, and the related Consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  As of the Closing Date, Schedule 5.05 sets forth all Material Indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries on a Consolidated basis as of the date of such financial statements, including liabilities for taxes, material commitments and Material Indebtedness, in each case, in accordance with GAAP consistently applied through the covered period.

(c)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)           To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries on a Consolidated basis.

(e)           The Consolidated forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of future financial performance.

5.06        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed on Schedule 5.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or Subsidiary thereof, of the matters described on Schedule 5.06.

5.07        No Default.            No Loan Party or any Subsidiary is in default under or with respect to any Material Indebtedness which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens(a)     Each of the Loan Parties thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, including, without limitation, the Real Estate, in each case free and clear of all Liens, other than Permitted Encumbrances.  Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property (including Intellectual Property) and assets material to the ordinary conduct of its business as currently conducted, free and clear of all Liens, other than Permitted Encumbrances.

(b)           Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date.  Each Loan Party has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances.  Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with the name of the lessor as of the Closing Date.  Promptly, upon request by the Administrative Agent, the Loan Parties shall provide contact information for the lessor with respect to each such Lease noted on Schedule 5.08(b)(2).  Each of such Leases is in full force and effect as of the Closing Date and the Loan Parties are in compliance with the terms thereof to the extent required by Section 6.18.

(c)           The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01, and Permitted Encumbrances.

(d)           Schedule 7.02 sets forth a complete and accurate list of all Investments other than Equity Interests disclosed pursuant to Schedule 5.13 held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date hereof the amount, obligor or issuer and maturity, if any, thereof.

(e)           Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party and any Subsidiary of each Loan Party as of the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity thereof.

5.09        Environmental Compliance(a)           Except as specifically disclosed in Schedule 5.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)         Except as otherwise set forth in Schedule 5.09:

(i)            none of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(ii)           except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Loan Parties, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any Real Estate currently owned or operated by any Loan Party or any Subsidiary thereof or, to the knowledge of the Loan Parties, on any Real Estate formerly owned or operated by any Loan Party or Subsidiary thereof;

(iii)          except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and

(iv)          except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c)         Except as otherwise set forth in Schedule 5.09, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation, assessment, monitoring, remedial or other response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Real Estate currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10        Insurance.  The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates.  Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11        Taxes.  The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12        ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.  No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

(b)           There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i)            No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13        Subsidiaries; Equity Interests.  As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary, listed by class, and setting forth the number and percentage of the outstanding Equity Interests of each such class owned directly or indirectly by the applicable Loan Party.  All of the outstanding Equity Interests in the Loan Parties and such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13, free and clear of all Liens except for those created under the Security Documents.  Except as specifically disclosed in Schedule 5.13, no Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party’s Subsidiaries’ Equity Interests or any security convertible into or exchangeable for any such Equity Interests.  As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  Part (c) of Schedule 5.13 is a complete and accurate description of the authorized Equity Interests of each Loan Party as of the Closing Date, by class, and a description of the number of shares of each such class that are issued and outstanding.  All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and, other than with respect to the Lead Borrower, are owned in the amounts specified on Part (c) of Schedule 5.13, free and clear of all Liens except for those created under the Security Documents.  Except as set forth in Schedule 5.13, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.  The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)           No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)           None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.  None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each term is defined and used in the Public Utility Holding Company Act of 2005.

5.15        Disclosure.  Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the time when made or delivered; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16        Compliance with Laws.  Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17        Intellectual Property; Licenses, Etc.  Each Loan Party owns, or holds licenses in, all Intellectual Property, trade names, patent rights and other authorizations that are necessary to the conduct of its business as currently conducted and as proposed to be conducted, and attached hereto as Schedule 5.17 is a true, correct, and complete listing as of the Closing Date of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which a Loan Party is the owner or is an exclusive licensee.  There is no action, proceeding, claim or complaint pending or, threatened in writing to be brought against any Loan Party which might jeopardize any of such Person’s interest in any of the foregoing licenses, patents, copyrights, trademarks, trade names, designs or applications, except those which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person.

5.18        Labor Matters.

There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply in all material respects with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party, except as could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 5.18, as of the Closing Date, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. As of the Closing Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition in any case, and at all times after the Closing Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition in any case which, either  individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.  Each Loan Party and its Subsidiaries are in material compliance with all requirements pursuant to employment standards, labor relations, health and safety, workers compensation and human rights laws, immigration laws and other applicable employment legislation, except as could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Loan Parties, no officer or director of any Loan Party who is party to an employment agreement with such Loan Party is in violation of any term of any employment contract or proprietary information agreement with such Loan Party, which could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Loan Parties, the execution of the employment agreements and the continued employment by the Loan Parties of the such persons, will not result in any such violation, which could reasonably be expected to have a Material Adverse Effect.

5.19        Security Documents.

(a)         The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in the Pledge Agreement) have been delivered to the Collateral Agent (together with stock powers or other appropriate instruments of transfer executed in blank form).  The Collateral Agent has a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person, subject only to Permitted Encumbrances.

(b)         The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Upon the filing of the financing statements approved by the Lead Borrower and/or the obtaining of “control” of such deposit accounts in respect of which Blocked Account Agreements are required hereunder the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC), in each case, to the extent required by the Security Agreement or (in the case of such deposit accounts) by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person, subject only to Permitted Encumbrances.

(c)         When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings referenced in Section 5.19(c) are filed, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, subject only to Permitted Encumbrances (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

(d)         The Mortgages create in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Upon the filing of the Mortgages with the appropriate Governmental Authorities, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Property), in each case prior and superior in right to any other Person.

(e)         Notwithstanding anything to the contrary in this Section 5.19, in the case of any Loan Parties not organized in a jurisdiction of the United States, no representation is made in this Section 5.19 as to any security interest creation or perfection actions that may be required under the laws of jurisdictions outside of the United States.

5.20        Solvency

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this

Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21        Deposit Accounts; Credit Card Arrangements.

(a)           Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b)           Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22        Brokers.  No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan  Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.  Each Loan Party hereby jointly and severally indemnifies each Credit Party against, and agrees that such Person will hold each such Credit Party harmless from, any claim, demand or liability, including reasonable attorneys’ fees, for any broker’s, finder’s or placement fee or commission incurred by such indemnifying party or the Lead Borrower or its Affiliates or a representative of such Person.

5.23        Customer and Trade Relations.  There exists no actual termination or cancellation of, or any material adverse modification or change in, the business relationship of any Loan Party with any supplier material to its operations, unless the Administrative Agent has received evidence, in form and substance reasonably satisfactory to it, that the applicable Loan Party has replaced (or is replacing) any such supplier, and the terms governing such business relationship are either (i) not be less favorable to such Loan Party, in any material respect than those which governed the business relationship with the replaced supplier prior to its threatened termination or cancellation, or modification or change, as the case may be, or (ii) reasonably acceptable to the Administrative Agent.

5.24        Material Contracts.  Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.  The Loan Parties are in compliance with the obligations specified in Section 6.19 in respect of their Material Contacts.  The Loan Parties have not received any notice of the intention of any Person to terminate any Material Contract, which could reasonably be expected to result in the termination of a Material Contract.

5.25        Casualty.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.26        Anti-Terrorism Laws.

(a)           General.  To the knowledge of the Loan Parties, after reasonable inquiry, none of the Loan Parties nor any direct or indirect investor in any Loan Party (other than the Lenders or any direct or indirect investors in the Lenders), is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224.  To the knowledge of the Loan Parties, after reasonable inquiry, none of the Loan Parties nor any direct or indirect investor in any Loan Party (other than the Lenders or any direct or indirect investors in the Lenders), or their respective agents acting or benefiting in any capacity in connection with the transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)          a Person or entity who is affiliated or associated with a person or entity listed above.

(c)           To the best knowledge of the Loan Parties, after reasonable inquiry, none of the Loan Parties nor, to the knowledge of the Loan Parties, any of its or their agents acting in any capacity in connection with the transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01        Financial Statements.  Deliver to the Administrative Agent and the Term Loan Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Term Loan Agent:

(a)         as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Parent (commencing with the Fiscal Year ended January 2009), a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting

Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 5, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object;

(b)         as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent (commencing with the fiscal quarter ended May 1, 2009), a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 5.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)         as soon as available, but in any event within 30 days after the end of each of the Fiscal Months of each fiscal year of the Parent (i) a statement as to the book value of the Inventory held by the Loan Parties as of the end of such Fiscal Month for purposes of Section 7.16 hereof, and (ii) in the event that a Usage Event Period is in effect, or any portion of the Term Loan is outstanding, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, Shareholders’ Equity for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(e) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as having been prepared in good faith and consistent with prior practices;

(d)         the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(e)         (A) as soon as available, but in any event no later January 31st of each year, commencing January 31, 2011, a forecast (including projected new Store openings) prepared by management of the Lead Borrower, for the then current Fiscal Year, of (i) Consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a monthly basis (provided, that, with respect to the projected Capital Expenditures set forth therein, such forecast shall be reasonably satisfactory to the Administrative Agent, and in all other respects shall be in form substantially similar to the forecast provided in connection with this Agreement prior to the Closing Date), and (ii) Consolidated working capital details (including, but not limited to, cash balance, Inventory balance by month, accounts payable balance, Loan balances and Letter of Credit forecasts), and summary income statements of the Parent and its Subsidiaries on a monthly basis (in form substantially similar to the forecast provided in connection with this Agreement prior to the Closing Date), and (B) a copy of any and all significant revisions made to such forecast with respect to such Fiscal Year, promptly upon request from the Administrative Agent.

6.02        Certificates; Other Information.  Deliver to the Administrative Agent and the Term Loan Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Term Loan Agent:

(a)         [intentionally omitted];

(b)         concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c)(ii), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, which shall include (A) a certification as to the amount, if any, of rent under any Leases, and any obligations and liabilities with respect to Taxes, that have not been timely paid, (B) a certification as to the receipt of notice, if any, as to any material obligations or liabilities with respect to utilities that have not been timely paid, (C) a certification as to the receipt of notice, if any, as to any obligations or liabilities with respect to insurance premiums that have not been timely paid, (D) a certification as to the acquisition, if any, of any additional material Intellectual Property acquired since the date of the last similar certification, and (E) a report of any new Store openings or closings of any Store since the date of the last similar certification and (ii) in the case of any quarterly or annual financial statements, a copy of management’s discussion and analysis with respect to such financial statements.  In the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(c)         on the fifth Business Day of each Fiscal Month, a Borrowing Base Certificate (together with supporting source documents) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that upon the occurrence and continuation of a Cash Dominion Event, such Borrowing Base Certificate (together with supporting source documents) shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(d)         upon the request of the Administrative Agent or its auditors, appraisers, accountants, consultants or other representatives, copies of each Loan Party’s federal income tax returns, and any amendments thereto;

(e)         promptly following the submission to the board of directors (but in no event later than five (5) Business Days thereafter), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any

Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event (as it relates only to financial reporting);

(f)          promptly after the same are available, and in no event later than ten (10) Business Days after they are sent, made available, or publicly filed, notice of (and, at the request of the Administrative Agent, copies of) annual report, proxy or financial statement or other documents, report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent and the Term Loan Agent pursuant hereto;

(g)         [intentionally omitted];

(h)         promptly and in no event later than five (5) Business Days after they are sent, notice of (and, at the request of the Administrative Agent, copies of)  any notice of default or other material notice, statement, report or other communication (other than periodic information and reports in the ordinary course) furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement, in each case not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(i)           as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of any Loan Party (or upon the request of the Administrative Agent or its auditors, appraisers, accountants, consultants or other representatives), (i) a certificate executed by an authorized officer of the Lead Borrower certifying the existence and adequacy of the property and casualty insurance program carried by the Loan Parties and their Subsidiaries, and (ii) a written summary of said program identifying the name of each insurer, the number of each policy and expiration date of each policy, the amounts and types of each coverage, and a list of exclusions and deductibles for each policy, and containing such additional information as the Administrative Agent, the Term Loan Agent or any Lender through the Administrative Agent, may reasonably specify;

(j)          promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry (other than routine and periodic inquiries received in the ordinary course) by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, in either case, could reasonably be expected to have a Material Adverse Effect; and

(k)         promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Term Loan Agent or any Lender may from time to time reasonably request, including, without limitation, the income level for each individual Store.

Financial statements and other documents required to be delivered pursuant to Sections 6.01 and Section 6.02 shall be delivered in accordance with Section 10.02(a).  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder.

6.03        Notices.  Promptly notify the Administrative Agent and the Term Loan Agent:

(a)         any Responsible Officer of a Loan Party becomes aware of the occurrence of any Default or Event of Default;

(b)         any Responsible Officer of a Loan Party becomes aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any matter arising from: (i) any breach or non-performance of, any default under, or termination of, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or any administrative or arbitration proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)         any Responsible Officer of a Loan Party becomes aware of any undischarged or unpaid judgments or decrees;

(d)         any Responsible Officer of a Loan Party becomes aware of the occurrence of any ERISA Event;

(e)         of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(f)          of any change in any Loan Party’s chief executive officer, chief financial officer or chairman of the board of directors;

(g)         of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(h)         of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent, or any strike, lockout, slowdown or other material labor dispute against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened;

(i)          any Responsible Officer of a Loan Party becomes aware of the filing of any Lien for unpaid Taxes against any Loan Party;

(j)          any Responsible Officer of a Loan Party becomes aware of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(k)         [intentionally omitted]; and

(l)          of any failure by any Loan Party to pay rent (other than rent which is withheld in connection with a good faith dispute arising in the ordinary course or business and for which appropriate reserves in conformity with GAAP have been established on the books of the applicable Loan Party) at any one or more of such Loan Party’s locations, if such failure continues for more than ten (10) days following the day on which such rent first came due.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Obligations.  Pay and discharge in full as the same shall become due and payable (subject to any applicable grace period, and ordinary and customary trade terms), all its obligations and liabilities, including (a) all Federal, state and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims (including, without limitation, claims for labor, materials, supplies and claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property, except, in each case, where (i) the validity or amount thereof (other than payroll taxes or taxes that are the subject of a United States federal tax lien) is being contested in good faith by appropriate proceedings diligently conducted, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien has been filed with respect thereto (other than any Lien being contested in good faith with respect to labor, materials or supplies associated with any Real Estate of the Loan Parties ), and (v) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.  The Lead Borrower will, upon request, furnish the Collateral Agent with proof satisfactory to the Collateral Agent indicating that the Loan Parties and their Subsidiaries have made the payments described in clause (a) above.  Each Loan Party shall, and shall cause each of its Subsidiaries to, pay in full as the same shall become due and payable (subject to any applicable grace period, and ordinary and customary trade terms) all undisputed material accounts payable incident to the operations of such Person not referred to in this Section 6.04, above.  Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

6.05        Preservation of Existence, Etc..

(a)           Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) maintain its good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; and (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.

(a)           Keep its properties, including, without limitation, the Real Estate, in such repair, working order and condition and substantially in the condition as of the date hereof (ordinary wear and tear and casualty events excepted), and shall from time to time make such repairs, replacements, additions and improvements thereto, as are reasonably necessary for the efficient operation of its business and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Take all reasonable actions to possess and maintain all Intellectual Property material to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property.  No Loan Party nor any of its Subsidiaries shall take any action, or fail to take any action, that could reasonably be expected to (i) result in the invalidity, abandonment, misuse, lapse, or unenforceability of Intellectual Property which is material to the conduct of the business of the Loan Parties, taken as a whole, or (ii) knowingly infringe upon or misappropriate any rights of other Persons.

(c)           Do all things reasonably necessary in order to comply with all Environmental Laws at any Real Property or otherwise in connection with their operations except where the noncompliance with which could not reasonably be expected to cause a Material Adverse Effect, and obtain all permits and other governmental authorizations for their operations under applicable Environmental Laws other than such permits and other authorizations the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

6.07        Maintenance of Insurance.

(a)           Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(b)           Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, and (ii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(b) shall also provide that it shall not be canceled, modified to reduce coverage or increase deductibles, or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

(c)           None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(d)           Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(e)           Permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.  The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Collateral Agent to conduct any such inspection.

(f)            If at any time the area in which any Eligible Real Estate is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in businesses similar to that of the Borrowers, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

6.08        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, such contest effectively suspends enforcement of the contested Laws, and adequate reserves have been set aside and maintained by the Loan Parties in connection therewith and in accordance with GAAP, and (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records; Accountants.(a)              (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)           At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.  The Lead Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to the Administrative Agent, at the Borrowers’ expense, copies of the Borrowers’ financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to the Administrative Agent any information they may have regarding the Collateral or the financial condition of the Borrowers.

6.10        Inspection Rights. (a)         Permit representatives and independent contractors of either the Administrative Agent or the Term Loan Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties (such expenses to be reasonable) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that (i) so long as no Event of Default shall have occurred and be continuing, the Loan Parties shall not be obligated for expenses in connection with more than (x) with respect to inspections by the Administrative Agent, two (2) visits per Fiscal Year and (y) with respect to inspections by the Term Loan Agent, one (1) visit per Fiscal Year, and (ii) when an Event of Default has occurred and is continuing, the Administrative Agent and the Term Loan Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.  At any time that a Default exists or during the continuance of any Cash Dominion Event, permit the Administrative Agent, the Term Loan Agent, or their professionals (including investment bankers, consultants, accountants, and lawyers) retained by them to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows.

(b)           Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Subject to the following sentences, the Loan Parties shall pay the fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals.  Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake up to one (1) inventory appraisal and one (1) commercial finance examination each Fiscal Year at the Loan Parties’ expense.  Notwithstanding anything to the contrary contained herein, the Administrative Agent may cause additional inventory appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) at the expense of the Loan Parties, (A)  at any time required by applicable Law, (B) up to two (2) inventory appraisals and two (2) commercial finance examinations each Fiscal Year, in any Fiscal Year when Excess Availability is at any time during such Fiscal Year greater than or equal an amount equal to 20% of the then applicable Revolving Borrowing Base and less than an amount equal to 50% of the then applicable Revolving Borrowing Base, and (C) up to three (3) inventory appraisals and three (3) commercial finance examinations each Fiscal Year, in any Fiscal Year when Excess Availability is at any time during such Fiscal Year  less than an amount equal to 20% of the then applicable Revolving Borrowing Base, or an Event of Default shall have occurred.  In all events, if the Agent has not undertaken an inventory appraisal or a commercial finance examination within the immediately preceding nine (9) month period of any Fiscal Year, the Term Loan Agent may, in its discretion, direct the Administrative Agent to do so upon written notice to the Administrative Agent.

(c)           Upon the request of the Term Loan Agent after reasonable prior notice, permit the Term Loan Agent or professionals (including appraisers) retained by the Term Loan Agent to conduct real estate appraisals and other evaluations of the Term Loan Priority Collateral.  Subject to the following sentences, the Loan Parties shall pay the fees and expenses of the Term Loan Agent or such professionals with respect to such appraisals, but absent the occurrence and continuance of an Event of Default shall not pay the fees and expenses of the Term Loan Agent or such professionals with respect to other evaluations of the Term Loan Priority Collateral.  Without limiting the foregoing, the Loan Parties acknowledge that the Term Loan Agent may, in its discretion, at the Loan Parties’ expense, undertake up to one (1) real estate appraisal each eighteen (18) month period and undertake additional real estate appraisals at any time and from time to time following the occurrence and during the continuance of an Event of Default.  Notwithstanding anything to the contrary contained herein, the Term Loan Agent may cause additional real estate appraisals to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) at the expense of the Loan Parties, at any time required by applicable Law.

(d)           Permit the Administrative Agent or the Term Loan Agent, from time to time, engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Administrative Agent and the Term Loan Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate, provided that such assessments may only be undertaken (i) during the continuance of an Event of Default. (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Eligible Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Loan Party or any Eligible Real Estate from any Person (including, without limitation, the Environmental Protection Agency).  Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws.  The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with the Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Administrative Agent and the Term Loan Agent.

6.11        Use of Proceeds.  Use the proceeds of the Credit Extensions (a) to finance transaction fees and expenses related hereto and the other Loan Documents, (b) to finance the working capital needs of the Loan Parties, including the purchase of Inventory, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Loan Parties, and (d) for general corporate purposes of the Loan Parties, in each case to the extent expressly permitted under applicable Law and the Loan Documents.

6.12        Additional Loan Parties.  Notify the Administrative Agent at the time that any Person becomes a Subsidiary (other than an Immaterial Subsidiary), and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall reasonably request for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent.  In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13        Cash Management.

(a)           Unless previously delivered in connection with the Existing Credit Agreement:

(i)            Promptly, upon the request of the Administrative Agent, deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a);

(ii)           On or prior to the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”), substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(iii)          On or prior to the Closing Date, enter into a Blocked Account Agreement satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b)           (i) Each Credit Card Notification and DDA Notification shall require the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account of all payments due from credit card processors, and (ii) the Borrowers shall cause each depository institution listed on Schedule 5.21(a) to cause the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account of all amounts on deposit in each DDA in excess of the minimum balance permitted in accordance with Section 6.13(c).

(c)           Each Blocked Account Agreement shall require the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Collateral Agent at Wells Fargo Bank (the “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i)            all available cash receipts from the sale of Inventory and other assets;

(ii)           all proceeds of collections of Accounts;

(iii)          all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

(iv)          the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v)           the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and

(vi)          the proceeds of all credit card charges.

(d)           [Intentionally Omitted].

(e)           The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent.  The Loan Parties hereby acknowledge and agree that (i) without limiting the provisions of Section 2.05(e), the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Section 2.05(f).  In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.

(f)            Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14        Information Regarding the Collateral.

(a)           Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name as it appears in official filings in the state of incorporation or other organization; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or distribution center at which Collateral owned by it is located (including the establishment of any such new office or distribution center); (iii) any Loan Party’s type of entity or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b)           From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule to this Agreement and the other Loan Documents, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein).  Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

6.15        Physical Inventories.

(a)           Cause not less than one (1) physical inventory of all the Stores to be undertaken in each twelve (12) month period and cause periodic cycle counts to be taken at each distribution center, in each case at the expense of the Loan Parties and consistent with past practices and following such methodology as is consistent with the methodology used in the immediately preceding inventory or cycle count, as the case may be, provided, however, upon the occurrence and during the continuation of a Cash Dominion Event (i) at the request of the Collateral Agent, cause one (1)  physical inventory to be taken at each distribution center, at the expense of the Loan Parties, to be completed (with final results) within 30 days following the end of the Fiscal Month in which the Collateral Agent provided such request, or (ii) if the Collateral Agent does not request a physical inventory of each distribution center pursuant to the immediately preceding clause (i), cause a physical inventory of each distribution center, at the expense of the Loan Parties, to be performed concurrently with the next physical inventory taken of the Stores provided, further, however, if the Collateral Agent should have a good faith belief that the accuracy or completeness of the inventory or cycle count practices or methodology is unreliable, all such inventory and cycle count shall be subsequently conducted by such inventory takers and in accordance with such practices and methodology, as are reasonably satisfactory to the Collateral Agent, in each case at the expense of the Loan Parties. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.  The Lead Borrower, within fifteen (15) Business Days following the completion of each such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)           The Collateral Agent, in its Permitted Discretion, if any Default or Event of Default shall have occurred and be continuing, may cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

6.16        Environmental Laws.

Except as could not reasonably be expected to have a Material Adverse Effect (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws; (b) obtain and renew all environmental permits appropriate or necessary for its operations and properties; and (c) implement any and all investigation, assessment, monitoring, remediation, removal and other response actions that are (i) necessary to maintain the value and marketability of the Real Estate, or (ii)  necessary to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings diligently prosecuted and reserves acceptable to the Collateral Agent in its Permitted Discretion have been reserved and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.  In the event any response actions are conducted at any Real Estate to address any release or threatened Release of Hazardous Materials, the Loan Party or any of its Subsidiaries shall not permit the recording of any activity and use limitation or similar instruments restricting or prohibiting the use of any Real Estate or limiting the exposure of occupants on the Real Estate to any Hazardous Substances at such Real Estate without the prior written consent of the Collateral Agent and the Term Loan Agent, which may be granted, conditioned, delayed, or withheld in its Permitted Discretion.  Notwithstanding the foregoing, the consent of neither the Collateral Agent nor the Term Loan Agent shall be required to restrict any Real Estate from a future residential use that is not permissible under the zoning in effect at the time such restriction is proposed or from restricting the use of groundwater at any Real Estate where groundwater is not used at the time any such restriction is proposed for such restricted use.

6.17        Further Assurances.

(a)           Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)           If any material personal property assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c)           [Intentionally Omitted].

(d)           To the extent that the Administrative Agent agrees (subject to the proviso below), in its sole discretion at the request of the Lead Borrower, to include in transit Inventory in the Borrowing Base, upon the request of the Collateral Agent, use commercially reasonable efforts to cause each of its customs brokers, freight forwarders and other carriers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require, provided, however, notwithstanding anything to the contrary, unless and until the Administrative Agent shall have received such an agreement (including, without limitation, a Customs Broker Agreement) covering such matters and in such form as the Collateral Agent may reasonably require, no transit Inventory shall be included in the Borrowing Base.

(e)           Upon the request of the Collateral Agent, made in its Permitted Discretion, the Loan Parties shall use commercially reasonable efforts to cause the landlord of any such leased property to deliver a Collateral Access Agreement to the Collateral Agent in such form as the Collateral Agent may reasonably require.

6.18        Compliance with Terms of Leaseholds.

Except as otherwise expressly permitted hereunder (including, without limitation, in connection with Store closings permitted pursuant to clause (b) of the definition of Permitted Dispositions), make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.  In the event that the Borrowers become delinquent in their rent payments, the Administrative Agent may establish additional Reserves against the Borrowing Base for the amount of any landlord liens arising from such delinquency.

6.19        Material Contracts.  Perform and observe all of the terms and provisions of each Material Contract to be performed or observed by any Loan Party or any of its Subsidiaries, take all such action required on the part of any Loan Party or any of its Subsidiaries to maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.20        ERISA.

(a)           Comply in all material respects with the applicable provisions of ERISA or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where the failure to comply could reasonably be expected to result in a claim or liability against any Loan Party or its Affiliates of $1,000,000 or less.

(b)           Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither any Loan Party nor any ERISA Affiliate or any other Subsidiary of the Loan Parties shall be required to pay any such liability if (i) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (ii) such Person shall have set aside on its books reserves, in the opinion of the independent certified public accountants of such Person, adequate with respect thereto.

(c)           Deliver to the Collateral Agent, promptly, and in any event within 20 days, after (i) the occurrence of any Reportable Event in respect of a Plan, a copy of the materials that are filed with the PBGC, (ii) any Loan Party or any  ERISA Affiliate or an administrator of any Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Loan Party or any ERISA Affiliate or an administrator of any Plan from the PBGC of the PBGC’s intention to terminate any Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the request by any Lender of copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) any Loan Party or any ERISA Affiliate knows or has reason to know of any event or condition which could reasonably be expected to constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Plan, an explanation of such event or condition, (vi) the receipt by any Loan Party or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) any Loan Party or any ERISA Affiliate knows or has reason to know of any event or condition which would reasonably be expected to cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, or (viii) any Loan Party or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by an officer setting forth details as to such Reportable Event, notice, event or condition and the action which such Loan Party and any ERISA Affiliate proposes to take with respect thereto.

6.21        Insurance and Condemnation Proceeds.

Prior to (a) with respect to any proceeds constituting Revolving Loan Priority Collateral, the occurrence of a Cash Dominion Event and (y) with respect to any proceeds constituting Term Loan Priority Collateral, the occurrence and continuance of an Event of Default, the proceeds of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, shall be utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within 180 days of the occurrence of the damage to or loss of the assets being repaired or replaced.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02        Investments.  Have outstanding, make, acquire or hold any Investment (or become contractually committed to do so), directly or indirectly, or incur any liabilities (including contingent obligations) for or in connection with any Investment, except Permitted Investments.

7.03        Indebtedness; Disqualified Stock.

Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness (except Permitted Indebtedness) or issue Disqualified Stock.

7.04        Fundamental Changes.  Merge, dissolve, liquidate, wind up, consolidate with or into another Person, reorganize, enter into a plan of reorganization, recapitalization or reclassify its Equity Interests (or agree to do any of the foregoing, unless such agreement provides as a condition to the consummation of the transaction that either (y) the Required Lenders have consented in writing, or (z) (i) the Aggregate Commitments have been terminated or will be terminated concurrently with such effectiveness, (ii) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash or will be indefeasibly paid in full in cash concurrently with such effectiveness, (iii) all L/C Obligations have been, or will be concurrently with such effectiveness, reduced to zero (or fully Cash Collateralized or supported by another letter of credit in a manner reasonably satisfactory to the L/C Issuer and the Administrative Agent, and (iv) the Administrative Agent has, or will have concurrently with such effectiveness, no further obligation to cause the L/C Issuer to issue Letters of Credit under the Credit Agreement), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)         any Subsidiary that is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person (or the surviving Person shall become a Loan Party hereunder and otherwise satisfy the requirements of Section 6.12 upon the consummation of such merger) and if a Borrower is party to such merger, such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries other than a Loan Party, provided that in each case, to the extent that any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)         any Loan Party may merge into any other Loan Party; provided that in the case of any merger involving a Borrower, such Borrower shall be the continuing or surviving Person;

(c)         any Borrower may merge into any other Borrower;

(d)         in connection with a Permitted Acquisition, any Loan Party other than a Borrower may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that the Person surviving such merger shall be a Loan Party;

(e)         any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party; and

(f)          any Subsidiary or any Loan Party (other than a Borrower) constituting an Immaterial Subsidiary may be dissolved.

7.05        Dispositions.  Make any Disposition or enter into any agreement to make any Disposition (unless such agreement provides as a condition to the consummation of the transaction that either (y) the Required Lenders have consented in writing, or (z) (i) the Aggregate Commitments have been terminated or will be terminated concurrently with such effectiveness, (ii) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash or will be indefeasibly paid in full in cash concurrently with such effectiveness, (iii) all L/C Obligations have been, or will be concurrently with such effectiveness, reduced to zero (or fully Cash Collateralized or supported by another letter of credit in a manner reasonably satisfactory to the L/C Issuer and the Administrative Agent, and (iv) the Administrative Agent has, or will have concurrently with such effectiveness, no further obligation to cause the L/C Issuer to issue Letters of Credit under the Credit Agreement), except Permitted Dispositions.

7.06        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)         each (i) Loan Party may make Restricted Payments to any other Loan Party, and (ii) Subsidiary of a Loan Party may make Restricted Payments to any other Loan Party;

(b)         the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)         if the Restricted Preferred Equity Dividend Conditions are satisfied, the Parent may make cash dividend payments to the holders of its Equity Interests (other than the holders of its common stock),  issued after the Closing Date;

(d)         if the Restricted Payment Conditions are satisfied, the Parent and its Subsidiaries may purchase or redeem Equity Interests issued by it;

(e)         if the Restricted Payment Conditions are satisfied, the Parent and its Subsidiaries may declare and pay cash dividends to the holders of its common stock;

(f)          the Parent my declare and make dividend payments or other Distributions in preferred Equity Interests that is not redeemable for cash in connection with a “poison pill” so long as no Change of Control could reasonably be expected to occur as a result of the issuance of any such preferred Equity Interests or the conversion of any thereof; and

(g)         in connection with any stock split transaction consummated by the Parent, the Parent may make cash payments for the retirement of any fractional Equity Interests resulting therefrom; provided, however that such cash payments shall not exceed $25,000 in the aggregate following the Closing Date.

The Loan Parties shall provide the Administrative Agent with written notice of any Restricted Payment, in each case as otherwise permitted pursuant to Sections 7.06(c), 7.06(d), 7.06(e) or 7.06(f), no less than five (5) Business Days prior to the making thereof.

7.07        Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Event of Default then exists or would result therefrom, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness, (b) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied, and (c) refinancings and refundings of such Indebtedness in compliance with Section 7.03.

7.08        Change in Nature of Business.

Engage in any line of business different from the business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.09        Transactions with Affiliates.  Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms that are fully disclosed to the Administrative Agent, and that are no less favorable to the Loan Parties or such Subsidiary than would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) a transaction between or among the Loan Parties. (ii) transactions between or among any Subsidiaries that are not Loan Parties, (iii) Permitted Investments of the type described in clause (l) of the definition thereof, (iv) Restricted Payments permitted pursuant to Section 7.06, (v) the payment of director and officer compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case under this clause (v), made in the ordinary course of business and consistent with industry practice, and (vi) Permitted Investments of the type described in clause (g) of the definition thereof.

7.10        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit (I) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (II) the existence of or entry into of licenses, leases or other contracts entered into in the ordinary course of business containing customary restrictions on the assignment of such license, lease or contract; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

7.12        Amendment of Material Documents.

Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.

7.13        Fiscal Year.

Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14        Deposit Accounts; Blocked Accounts; Credit Card Processors.

(a)           Permit any funds to be deposited to new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Collateral Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13.

(b)           Enter into new agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof unless the Loan Parties shall have delivered to the Collateral Agent appropriate Credit Card Notifications consistent with the provisions of Section 6.13.

7.15        Consignments.  Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale (it being understood that customer return and exchange policies relating to the sale of Inventory in the ordinary course of business shall not be prohibited by this Section 7.15).

7.16        Inventory Book Value.  Permit the book value of the Borrowers’ Inventory, as reported pursuant to Section 6.01(c), at any time to be less than or equal to $95,000,000.

7.17        Minimum Availability.  Permit Excess Availability at any time to be less than an amount equal to 15% of the then applicable Loan Cap.

7.18        Capital Expenditures.  Make Capital Expenditures in any Fiscal Year in excess of an amount which is equal to 120% of the projected Capital Expenditures for such Fiscal Year, as set forth in the applicable forecast for such Fiscal Year delivered in accordance with Section 6.01(e), and as such projected Capital Expenditures are reasonably satisfactory to the Administrative Agent; provided, however, the Loan Parties shall not be subject to the restrictions of this Section 7.18 if the Loan Parties maintain a Fixed Charge Coverage, calculated as of the last day of each quarter on a trailing twelve (12) month Consolidated basis, during the Fiscal Years set forth above, of greater than 1.00:1.00.

7.19        Loan Restriction.

Provide notice requesting, or otherwise incur, any Loan for a period of ninety (90) consecutive days after the Parent or any of its Subsidiaries shall have entered into any transaction, or made any Restricted Payment of the type specified in Section 7.06(d) or (e).

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an Event of Default:

(a)         Non-Payment.  The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b)         Specific Covenants.  (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(b), 6.02(c), 6.03, 6.05(a), 6.07 (other than in connection with the last sentence of clause (b) thereof), 6.10, 6.11, 6.12, 6.13or Article VII of this Agreement; or (ii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Sections 4.04, 4.10(a) and 5.01 of the Security Agreement to which it is a party; or

(c)         Additional Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in Sections 6.02 or 6.05 (not specified in subsection (b) above) contained in this Agreement and such failure continues for fifteen (15) days; or

(d)         Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(e)         Material Impairment.  Any material impairment of the priority of the Credit Parties’ security interests in the Collateral; or

(f)          Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(g)         Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Material Indebtedness, or (y) other Indebtedness, to the extent that such failure could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (other than Indebtedness hereunder and Indebtedness under Swap Contracts), including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined); or

(h)         Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 30 calendar days (provided, however, that, during the pendency of such period, the Credit Parties shall be relieved of their obligation to extend credit hereunder) or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Laws relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 30 calendar days (provided, however, that, during the pendency of such period, the Credit Parties shall be relieved of their obligation to extend credit hereunder), or an order for relief is entered in any such proceeding; or

(i)          Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person; or

(j)          Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $3,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(k)         [Intentionally Omitted]; or

(l)          ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000 or which would reasonably likely result in a Material Adverse Effect; or

(m)        Invalidity of Loan Documents.  (i)  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral to the extent required by the applicable Security Document, with the priority required by the applicable Security Document; or

(n)         Change of Control.  There occurs any Change of Control; or

(o)         Cessation of Business.  Except as otherwise expressly permitted hereunder, the Loan Parties, taken as a whole, shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(p)         Loss of Collateral.  There occurs any uninsured loss to any material portion of the Collateral; or

(q)         Breach of Contractual Obligation.  Any Loan Party or any Subsidiary thereof fails to make any undisputed payment when due  in respect of any Material Contract or fails to observe or perform any other material agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the counterparty to such Material Contract to terminate such Material Contract in accordance with its terms; or

(r)          Indictment.  The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state or municipal criminal statute, rule, regulation, order, or other requirement having the force of law for a felony;

(s)         Guaranty.  The termination or attempted termination of any Facility Guaranty other than in accordance with the terms of the Loan Documents; or

(t)          Subordination.  (i)  The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, (A) make any payment on account of any Subordinated Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent that such payment is permitted by the terms of the Subordinated Provisions applicable to such Subordinated Indebtedness or (B) disavow or contest in any manner (x) the effectiveness, validity or enforceability of any of the Subordination Provisions, (y) that the Subordination Provisions exist for the benefit of the Credit Parties, or (z) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing:

(a)         The Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(i)            declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(iii)          require that the Loan Parties Cash Collateralize the L/C Obligations; and

(iv)          whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)         Notwithstanding anything to the contrary contained herein, except as the Required Term Lenders (or the Term Loan Agent on behalf of the Required Term Lenders) shall otherwise direct with respect to any action to be taken by the Administrative Agent pursuant to this Section 8.02(b), the Administrative Agent shall demand payment of the Term Loan and the Administrative Agent and Collateral Agent

shall take any or all of the actions set forth in Section 8.02(a)(iv) and commence and pursue such other Enforcement Actions against the Term Loan Priority Collateral as instructed by the Term Loan Agent and as the Agents in good faith deem appropriate, no later than forty-five (45) days after the date of the receipt by the Administrative Agent of written notice executed and delivered by the Required Term Lenders or by the Term Loan Agent on behalf of Required Term Lenders requesting that the Agents commence Enforcement Actions (the “Term Loan Action Notice”); provided that, (1) such Event of Default has not been waived by the Applicable Lenders or cured, (2) in the good faith determination of the Administrative Agent, taking an Enforcement Action is permitted under the terms of the Loan Documents and applicable Law, (3) taking an Enforcement Action shall not result in any liability of the Agents, the Term Loan Agent or the Lenders to any Loan Party or any other person, (4) the Agents shall be entitled to all of the benefits of Sections 9.03, 9.04 and 9.14 hereof, and (5) the Administrative Agent shall not be required to take an Enforcement Action so long as, within the period provided above, the Administrative Agent shall, at its option, either (A) appoint the Term Loan Agent, as an agent of the Administrative Agent for purposes of exercising the rights of the Administrative Agent to take an Enforcement Action, subject to the terms hereof, or (B) resign as the Administrative Agent, and, in such case, the Term Loan Agent shall automatically be deemed to be the successor Administrative Agent hereunder and under the other Loan Documents for purposes hereof or thereof, except with respect to the provisions of Article II hereof and in connection with all matters relating to the determination of the Borrowing Base and each of its components (including Eligible Credit Card Receivables, Eligible Inventory, Eligible Real Estate, Reserves and receiving reports in respect of Collateral and conducting field examinations and appraisals with respect to the Collateral and similar matters).

(c)         Without limiting any rights the Agents or any Revolving Lender may otherwise have under applicable Law or by agreement, in the event of any Disposition (including, without limitation, by means of a sale pursuant to Section 363 of the Bankruptcy Code) of the Revolving Loan Priority Collateral, the Agents or any other Person (including any Revolving Lender) acting with the consent, or on behalf, of the Administrative Agent, shall have the right during the Real Estate Use Period, to use the Term Loan Priority Collateral, in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented inventory of the same type sold in any Loan Party’s business), store or otherwise deal with the Revolving Loan Priority Collateral, in each case without the involvement of or interference by the Term Loan Agent or any Term Lender or liability to the Term Loan Agent or any Term Lender (other than as provided in clause (iii) of this Section 8.02(c) below).  The Term Loan Agent may not sell, assign or otherwise transfer (or direct the Agents to take any such action) the related Term Priority Collateral prior to the expiration of the Real Estate Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 8.02(c).  The Agents and the Revolving Lenders shall not be obligated to pay any rent, fee or other amounts to the Term Loan Agent or the Term Lenders (or any person claiming by, through or under any of them, including any purchaser of the Term Loan Priority Collateral) or to the Loan Parties, for or in respect of the use by the Agent and the Revolving Lenders of the Term Loan Priority Collateral.  The Agents and the Revolving Lenders shall (i) use the Term Loan Priority Collateral in accordance with applicable Law; (ii) insure the Term Loan Priority Collateral for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Loan Agent and the Term Loan Agent shall be named as an additional insured and loss payee thereon; and (iii) indemnify the Term Loan Agent and the Term Lenders from any claim, loss, damage, cost or liability (including reasonable attorneys’ fees and expenses) arising from the Agents’ and the Revolving Lenders’ use of the Term Loan Priority Collateral (except for those arising from the gross negligence or willful misconduct of the Term Loan Agent or any Term Lender).

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, in each case whether or not such Obligations are allowed or allowable in any bankruptcy or insolvency proceeding or under any Debtor Relief Law:

(a)         With respect to any and all proceeds, other than the proceeds from Term Loan Priority Collateral:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) due and payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Revolving Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Revolving Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Revolving Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances and Unintentional Overadvances, ratably among the Revolving Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans, L/C Borrowings and other Obligations (excluding the Term Loan), and fees (including Letter of Credit Fees but excluding any attributable to the Term Loan), ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans and L/C Borrowings, ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them until paid in full;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04, all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations for which a claim has been made, but excluding (i) the Term Loan, (ii) any Other Liabilities arising from Bank Products which are not subject to a Reserve, and (iii) Overadvances that are not Permitted Overadvances or Unintentional Overadvances), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of all Obligations in respect of the Term Loan (for application in the order provided in Section 8.03(b) below), including, without limitation, all outstanding principal, interest, fees and any other Obligations of the Loan Parties to the Term Loan Agent and Term Loan Lenders;

Eleventh, to payment of all other Obligations arising from Bank Products not subject to a Reserve, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them;

Twelfth, to payment of all other Obligations, including Overadvances (other than Permitted Overadvances and Unintentional Overadvances); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(b)         With respect to any and all proceeds from Term Priority Collateral:

First, to payment of indemnities, expenses and other amounts, including fees, charges and disbursements of counsel to the Agents and the Term Loan Agent, with respect to the realization on the Term Priority Collateral;

Second, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Term Loan Agent and the Term Lenders (including fees, charges and disbursements of counsel to the respective Term Lenders), ratably among them in proportion to the amounts described in this clause Second;

Third, ratably to pay any fees then due to the Term Loan Agent and the Term Lenders until paid in full;

Fourth, ratably to pay interest accrued in respect of the Term Loan until paid in full;

Fifth, ratably to pay principal due in respect of the Term Loan ratably among the Term Lenders, in proportion to the respective amounts described in this clause Fifth held by them until paid in full;

Sixth, to the cash collateralization of unliquidated indemnification obligations for which a claim has been made against the Term Loan Agent or any Term Lender;

Seventh, to payment of the remaining Obligations, in accordance with the priorities established pursuant to Section 8.03(a) above; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

8.04        Separate Claims and Separate Classifications.  Each of the Credit Parties hereto acknowledges and agrees that because of, among other things, their differing rights and priorities in the Collateral, the claims of the Revolving Lenders and the Term Lenders in respect of the Collateral are fundamentally different from each other, and the claims of the Committed Loans and the Term Loan in respect of any Collateral must be separately classified in any bankruptcy or other proceeding under any Debtor Relief Laws.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of any Collateral, the Committed Loans and/or the Term Loans in respect of such Collateral constitute only one secured claim (rather than separate classes of secured claims), then all distributions shall be made as if there were separate classes of secured claims in respect of any Collateral and, to the extent that any holder of the Committed Loans and/or the Term Loan receives distributions in respect of the Collateral, such distributions shall be held in trust by the receiving party and distributed giving effect to the foregoing.

ARTICLE IX
AGENTS AND TERM LOAN AGENT

9.01        Appointment and Authority.

(a)         Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as provided in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b)         Each of the Lenders (in its capacities as a Lender), Swing Line Lender and the L/C Issuer hereby irrevocably appoints Wells Fargo Bank as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X(including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)         Each of the Term Lenders hereby irrevocably appoints Wells Fargo Credit, Inc. to act on its behalf as the Term Loan Agent hereunder and under the other Loan Documents and authorizes the Term Loan Agent to take such actions on its behalf and to exercise such powers as are delegated to the Term Loan Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Term Loan Agent and the Term Lenders, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

9.02        Rights as a Lender.  The Persons serving as the Agents or the Term Loan Agent hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent, the Collateral Agent or the Term Loan Agent and the terms “Revolving Lender” or “Revolving Lenders” and “Term Lender” or “Term Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent, or the Term Loan Agent, as applicable, hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent, the Collateral Agent or the Term Loan Agent, as applicable, hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  The Agents and the Term Loan Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agents and the Term Loan Agent:

(a)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent, the Collateral Agent, or the Term Loan Agent, as applicable, is required to exercise as directed in writing by the Applicable Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agents and the Term Loan Agent  shall not be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent or the Term Loan Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent, the Term Loan Agent or any of its Affiliates in any capacity.

The Agents and the Term Loan Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent or the Term Loan Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents and the Term Loan Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent and the Term Loan Agent by the Loan Parties, a Lender or the L/C Issuer.  In the event that the Agents obtains such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the other Credit Parties.  Upon the occurrence and during the continuance of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders.  Unless and until the Agents and/or the Term Loan Agent shall have received such direction, the Agents and the Term Loan Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties.  In no event shall the Agents or the Term Loan Agent be required to comply with any such directions to the extent that any Agent or the Term Loan Agent believes that its compliance with such directions would be unlawful.

The Agents and the Term Loan Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04        Reliance by Agents and Term Loan Agent.  Each Agent and the Term Loan Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent and the Term Loan Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent and the Term Loan Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.  Each Agent and the Term Loan Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent and/or the Term Loan Agent.  Each Agent and the Term Loan Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and the Term Loan Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent and the Term Loan Agent.

9.06        Resignation of Agents and the Term Loan Agent.  Either Agent and the Term Loan Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower.  Upon receipt of any such notice of resignation, (i) the Required Lenders shall have the right, with the consent of the Lead Borrower (absent the existence of a Default or an Event of Default), which consent shall not be unreasonably withheld or delayed, to appoint a successor Administrative Agent or Collateral Agent, and (ii) upon ten (10) days prior written notice to, and after consultation with, the Administrative Agent, the Required Term Lenders shall have the right, with the consent of the Lead Borrower (absent the existence of a Default or Event of Default), which consent shall not be unreasonably withheld or delayed, to appoint a successor Term Loan Agent, in each case, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders, or Required Term Lenders, as applicable, and shall have accepted such appointment within 30 days after the retiring Agent or Term Loan Agent gives notice of its resignation, then the retiring Agent or Term Loan Agent, as applicable, may, in consultation with the Lead Borrower (absent the existence of a Default or an Event of Default), on behalf of the Lenders and the L/C Issuer, or on behalf of the Term Loan Lenders, as applicable, appoint a successor Administrative Agent, Collateral Agent or Term Loan Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent, Collateral Agent or Term Loan Agent, as applicable, shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then the resigning Agent or Term Loan Agent may apply to a court of competent jurisdiction for the appointment of a new Administrative Agent, Collateral Agent or Term Loan Agent, as applicable, provided, further, that such resignation shall not become effective until such time as a successor Administrative Agent,  Collateral Agent or Term Loan Agent, as applicable, is appointed and has accepted such appointment.  Upon the acceptance of a successor’s appointment as Administrative Agent, Collateral Agent or Term Loan Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent or Term Loan Agent, as applicable, and the retiring Agent or Term Loan Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor.  After the retiring Agent’s or Term Loan Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent or Term Loan Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring

Agent or Term Loan Agent was acting as Administrative Agent, Collateral Agent or Term Loan Agent hereunder.

Any resignation by Wells Fargo Bank as Administrative Agent pursuant to this Section shall also constitute the resignation of Wells Fargo Bank as Swing Line Lender and the resignation of Wells Fargo Bank as L/C Issuer.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07        Non-Reliance on Agents or Term Loan Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or the Term Loan Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or the Term Loan Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except as provided in Section 9.12, the Agents and the Term Loan Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents or the Term Loan Agent.

9.08        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i), 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.09        Collateral and Guaranty Matters.  The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a)         to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit (or upon the Cash Collateralization of all Letters of Credit in the manner set forth in Section 2.03(g)), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b)         to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien, or to release any Lien, on such property that is permitted by the definition of Permitted Encumbrances; and

(c)         to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.09.  Notwithstanding the foregoing, in each case as specified above in clauses (a)-(c) of this Section 9.09, the Agents will without further confirmation from the Required Lenders, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

9.10        Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.11        Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)         agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b)         is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c)         expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)         expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)         agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.12        Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession.  Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.13        Indemnification of Agents and the Term Loan Agent.  Without limiting the obligations of the Loan Parties hereunder, the Lenders hereby agree to indemnify the Agents and the Term Loan Agent, the L/C Issuer and any Related Party, as the case may be, ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent or the Term Loan Agent, the L/C Issuer and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent or the Term Loan Agent, the L/C Issuer and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, the Term Loan Agent’s, the L/C Issuer’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.14        Relation among Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents and the Term Loan Agent) authorized to act for, any other Lender.

9.15        Defaulting Lender.

(a)         If for any reason any Lender shall become a Defaulting Lender or shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swing Line Loans or L/C Borrowings and such failure is not cured within two (2) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loan or existing or future participating interest in any Swing Line Loan or Letter of Credit.  The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i), (ii) and (iii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Default Rate.

(b)         The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Loans.  Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the

Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

(c)         Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

ARTICLE X
MISCELLANEOUS

10.01      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or Consent shall:

(a)         extend or increase the Commitment of any Revolving Lender, or the Term Commitment of any Term Lender (or reinstate any Commitment or Term Commitment terminated pursuant to Section 8.02), without the written Consent of such Revolving Lender or such Term Lender, as applicable;

(b)         as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment or mandatory prepayment of principal, interest, fees or other amounts due to such Lender hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction or termination of the Aggregate Commitments or the Term Commitments hereunder or under any other Loan Document without the written Consent of such Lender;

(c)         as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing held by such Lender, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of each Lender entitled to such amount; provided, however, that (i) only the Consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein), (ii) only the Consent of the Required Revolving Lenders shall be necessary to amend the definition of “Default Rate” as it applies to the Committed Revolving Loans and the Swing Line Loans or to waive any obligation of the Borrowers to pay interest on the Committed Revolving Loans and the Swing Line Loans or Letter of Credit Fees at the Default Rate and (iii) only the Consent of the Required Term Lenders shall be necessary to amend the definition of “Default Rate” as it applies to the Term Loan or to waive any obligation of the Borrowers to pay interest on the Term Loan at the Default Rate;

(d)         as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e)         change any provision of this Section or the definition of “Applicable Lenders”, “Required Lenders”, “Required Revolving Lenders”, or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender included in any such definition;

(f)          except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g)         except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender; provided that, (x) in connection with an Enforcement Action with respect to any Revolving Loan Priority Collateral, or a Disposition of any Revolving Loan Priority Collateral with the written Consent of the Required Revolving Lenders other than pursuant to an Enforcement Action, then such Revolving Loan Priority Collateral may be released solely with the written Consent of the Required Revolving Lenders, and (y) in connection with an Enforcement Action with respect to any Term Loan Priority Collateral, or a Disposition of any Term Loan Priority Collateral with the written Consent of the Required Term Loan Lenders other than pursuant to an Enforcement Action, then such Term Loan Priority Collateral may be released solely with the written Consent of the Required Term Loan Lenders;

(h)         without the written Consent of each Lender, increase (i) except as provided in Section 2.15, the Aggregate Commitments or (ii) the amount of the Term Loan;

(i)          change the definition of the term “Borrowing Base”, “Revolving Borrowing Base” or “Term Loan Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves, so long as the methodology used in determining or changing any such Reserves is consistent with the methodology used by the Administrative Agent on the Closing Date;

(j)          modify the definitions of “Permitted Overadvance” or “Unintentional Overadvance” so as to increase the amount thereof or, except as provided in the definition of “Permitted Overadvance”, the time period for which a Permitted Overadvance may remain outstanding without the written Consent of each Lender;

(k)         except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

(l)          increase the rate of interest applicable to the Committed Loans and the Swing Line Loans (other than in connection with charging the Default Rate) by more than two percent (2.0%), without the written Consent of the Required Revolving Lenders and the Required Term Lenders;

(m)        increase the Term Loan Interest Rate (other than in connection with charging the Default Rate) to the by more than four percent (4.0%), without the written Consent of the Required Term Lenders, and the Required Revolving Lenders;

(n)         without the written Consent of the Required Term Lenders, in the event that the Lead Borrower or any of the other Loan Parties become subject to a case under any Debtor Relief Laws, no Agent or Revolving Lender will propose any debtor-in-possession financing in favor the Loan Parties unless the terms of such debtor-in-possession financing complies with the terms and conditions of this Agreement and the Collateral Agent, for the benefit of the Term Loan Agent and the Term Lenders, retains Liens on the Collateral (including any post-petition Collateral) with the same priorities as set forth herein; and

(o)         without the written Consent of the Required Revolving Lenders and the Required Term Lenders:

(i)            amend Section 2.15 in a manner that would increase the amount of any Commitment Increases available thereunder;

(ii)           amend Section 2.02(h), 6.01, 6.02, 6.03, 6.06, 6.07, 6.10, 6.11, 6.13, 6.15, 6.16, 6.18, any provisions of Article VII, or Section 8.01 or 8.02, or Section 10.04; and

(iii)          amend the definitions or any component definition thereof, of “Adjusted LIBO Rate”, “Adjusted Term Loan Payment Conditions”, “Appraised Value”, “Approved Fund”, “Availability”, “Availability Reserves”, “Base Rate”, “ Cash Dominion Event”, “Change of Control”, “Credit Party Expenses”, “Eligible Assignee”, “Enforcement Action”, “Interest Payment Date”, “Internal Control Event”, “Inventory Reserves”, “LIBO Rate”, “Material Adverse Effect”, “Material Contract”, “Material Indebtedness”, “Payment Conditions”, “Permitted Acquisition”, “Permitted Dispositions”, “Permitted Encumbrances”, “Permitted Indebtedness”, “Permitted Investments”, “Prepayment Event”, “Pro Forma Availability Condition”, “Pro Forma Availability”, “Real Estate Appraised Value”, “Real Estate Use Period, “Receivables Reserves”, “Restricted Payments”, “Reserves” (or any defined term included therein), “Restricted Payment Conditions”, “Restricted Preferred Equity Dividend Conditions”, “Restricted Preferred Equity Dividend Pro Forma Liquidity Amount”, “Restricted Pro Forma Availability”, “Restricted Pro Forma Availability Condition”, “Term Loan Action Notice”, “Term Loan Priority Collateral”, “Term Loan Reserve” or “Usage Event Period”.

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Term Loan Agent in addition to the Lenders required above, affect the rights or duties of the Term Loan Agent under this Agreement or any other Loan Document; (v) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02      Notices, Financial Statements and Other Documents; Effectiveness; Electronic Communications.

(a)         Notices, Financial Statements and Other Documents Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices, financial statements and other documents and communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices, financial statements and other documents sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices, financial statements and other documents sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices, financial statements and other documents delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)         Electronic Communications.  Notices, financial statements and other documents and communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)         Change of Address, Etc.  Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)         Reliance by Agents, L/C Issuer and Lenders.  The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan/Conversion Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

10.04      Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses.  The Borrowers shall pay all Credit Party Expenses.

(b)         Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Agents, the Term Loan Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents, the Term Loan Agent (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit or any other nominated person with respect to a Letter of Credit seeking to be reimbursed or indemnified or compensated, and any third party seeking to enforce the rights of a Borrower, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds, or holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)         Reimbursement by Lenders.  Without limiting their obligations under Section 9.13 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agents, the Term Loan Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents, the Term Loan Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents, the Term Loan Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)         Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)         Payments.  All amounts due under this Section shall be payable on demand therefor.

(f)          Survival.  The agreements in this Section shall survive the resignation of any Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent, the Term Loan Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A)of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Effective Date” is specified in the Assignment and Assumption, as of the “Effective Date”, shall not be less than $10,000,000, with respect to the Committed Loans, and not less than $2,500,000 with respect to the Term Loan, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment (2) such assignment is in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender, or (3) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           Term Loan.  Notwithstanding anything in this Section 10.06(b) to the contrary, Wells Fargo Credit, Inc. shall not assign any portion of the Term Loan held by it pursuant to this Section 10.06(b) unless (i) the Lead Borrower has provided its consent to such assignment; or (ii) Wells Fargo Bank has assigned more than 50.1% of its Commitment; or (iii) an Event of Default has occurred and is continuing at the time of such assignment.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13  as though it were a Lender.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such

Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f)                                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                                 Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, (i) Wells Fargo Bank may upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer (provided that such resignation shall not be effective until a successor L/C Issuer has been appointed, which absent the occurrence and continuation of an Event of Default, shall be reasonably acceptable to the Lead Borrower), and/or (ii) Wells Fargo Bank upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo Bank as L/C Issuer or Wells Fargo Bank as Swing Line Lender, as the case may be.  If Wells Fargo Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Wells Fargo Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo Bank to effectively assume the obligations of Wells Fargo Bank with respect to such Letters of Credit.

10.07                 Treatment of Certain Information; Confidentiality.  Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on the same terms as provided herein), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties; provided, however, that in the case of any disclosure pursuant to clause (c) above, the applicable Credit Party which is required to disclose confidential Information agrees to give the Lead Borrower, to the extent practicable and not otherwise prohibited by any such Law, regulation, subpoena, order or decree of a court or similar legal process, prior notice of such disclosure (provided, however, no Credit Party shall incur any liability to any Loan Party or other Person for failing to provide the Lead Borrower with any such prior notice); provided, further, however, that the Administrative Agent and such Lender shall disclose only that portion of the confidential Information as is required to be disclosed, in its sole judgment, pursuant to any such Law, regulation, subpoena, order or decree of a court or similar legal process.  Any such required disclosure shall not, in and of itself, change the status of the disclosed information as Information under the terms of this Agreement.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer (through the Administrative Agent) agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11                 Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities and (z) any Obligations that may thereafter arise under Section 10.04.

10.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                            the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)                            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14                 Governing Law; Jurisdiction; Etc.

(a)                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT

IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17                 USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  Each Loan Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18                 Foreign Asset Control Regulations.  Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19                 Time of the Essence.  Time is of the essence of the Loan Documents.

10.20                 Press Releases.

(a)                            Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure.

(b)                           Each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark.  Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21                 Additional Waivers.

(a)                                  The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b)                                 The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c)                                  To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)                                 Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any

Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall upon request be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.22                 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23                 Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24                 Existing Credit Agreement Amended and Restated.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety, (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within and be governed by this Agreement; provided, however, that each of the Loan Parties, each Agent, the Term Loan Agent, each Lender and each Issuing Bank hereby agrees that (i) each of the “Loans” (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall, for purposes of this Agreement, be included as Loans hereunder; (ii) each “Letter of Credit” (as defined in the Existing Credit

Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall be a Letter of Credit hereunder, (iii) all Obligations of the Loan Parties under the Existing Credit Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations, and (iv) all references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Borrowers:

COLDWATER CREEK U.S. INC.
as Lead Borrower and a Borrower

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	President & Treasurer

COLDWATER CREEK THE SPA INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Senior Vice President & Treasurer

COLDWATER CREEK MERCHANDISING & LOGISTICS INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	President

-Signature Page-

Guarantors:

COLDWATER CREEK INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Senior Vice President & Chief Financial Officer

C SQUARED LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Manager

ASPENWOOD ADVERTISING, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Treasurer

CWC WORLDWIDE SERVICES INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Treasurer

COLDWATER CREEK SOURCING INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Senior Vice President & Treasurer

CWC SOURCING LLC

By:	/s/ John K. Leary
Name:	John K. Leary
Title:	Manager

-Signature Page-

Agents:

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent

By:	/s/ Michele L. Ayou
Name:	Michele L. Ayou
Title:	Vice President

-Signature Page-

WELLS FARGO CREDIT, INC., as Term Loan Agent

By:	/s/ Adam D. Salter
Name:	Adam D. Salter
Title:	Managing Director

-Signature Page-

Revolving Lenders:

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as a Revolving Lender and as Swing Line Lender

By:	/s/ Michele L. Ayou
Name:	Michele L. Ayou
Title:	Vice President

-Signature Page-

Term Lenders:

WELLS FARGO CREDIT, INC., as a Term Lender

By:	/s/ Adam D. Salter
Name:	Adam D. Salter
Title:	Managing Director

-Signature Page-

SCHEDULE 1.01

Borrowers

1.	Coldwater Creek U.S. Inc., a Delaware corporation

2.	Coldwater Creek The Spa Inc., an Idaho corporation

3.	Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation

SCHEDULE 1.02

Guarantors

1.	Coldwater Creek Inc., a Delaware corporation

2.	C Squared LLC, a Delaware limited liability company

3.	Aspenwood Advertising, Inc., a Delaware corporation

4.	CWC Worldwide Services Inc., an Idaho corporation

5.	Coldwater Creek Sourcing Inc., an Idaho corporation

6.	CWC Sourcing LLC, an Idaho limited liability company

SCHEDULE 2.01

Commitments and Applicable Percentages

Revolving Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$70,000,000.00	100.000000%
TOTAL	$70,000,000.00	100.000000%

Term Lender	Term Loan Commitment	Applicable Percentage
Wells Fargo Credit, Inc.	$15,000,000.00	100.000000%
TOTAL	$15,000,000.00	100.000000%

SCHEDULE 2.03

Existing Letters of Credit

See attached.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00867673	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/30/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$16,549.14		$16,549.14		NTABL Migrated Transaction
11/28/2010	AM		$(16,549.14)	$0.00
			L/C ID: 00867673	$0.00	$0.00

L/C ID: 00867809	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/7/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$40,198.56		$40,198.56		NTABL Migrated Transaction
12/4/2010	AM		$(40,198.56)	$0.00
			L/C ID: 00867809	$0.00	$0.00

L/C ID: 00867930	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/14/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$24,215.66		$24,215.66		NTABL Migrated Transaction
12/11/2010	AM		$(24,215.66)	$0.00
			L/C ID: 00867930	$0.00	$0.00

L/C ID: 00867974	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/6/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$27,827.84		$27,827.84		NTABL Migrated Transaction
11/1/2010	AM		$(27,827.84)	$0.00
			L/C ID: 00867974	$0.00	$0.00

L/C ID: 00868830	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/6/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$32,087.41		$32,087.41		NTABL Migrated Transaction

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00868830	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/6/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	AM	$(32,087.41)	$0.00
		L/C ID: 00868830	$0.00	$0.00

L/C ID: 00868912	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/9/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$61,180.73		$61,180.73		NTABL Migrated Transaction
11/7/2010	AM		$(61,180.73)	$0.00
			L/C ID: 00868912	$0.00	$0.00

L/C ID: 00868939	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/6/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$309,437.27		$309,437.27		NTABL Migrated Transaction
11/1/2010	AM		$(309,437.27)	$0.00
			L/C ID: 00868939	$0.00	$0.00

L/C ID: 00869073	Expires: 3/31/2011	Created: 10/31/2010	Activity: 11/9/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,234.56		$1,234.56		NTABL Migrated Transaction
11/6/2010	AM		$(1,234.56)	$0.00
			L/C ID: 00869073	$0.00	$0.00

L/C ID: 00869475	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/14/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$78,800.61		$78,800.61		NTABL Migrated Transaction
12/11/2010	AM		$(78,800.61)	$0.00
			L/C ID: 00869475	$0.00	$0.00

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00869626	Expires: 4/30/2011	Created: 10/31/2010	Activity: 5/3/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$75,425.73		$75,425.73		NTABL Migrated Transaction
11/23/2010	AM	$55,351.07		$130,776.80
12/24/2010	AM		$(8,665.80)	$122,111.00		Drawing
2/1/2011	AM		$(52,094.90)	$70,016.10
2/11/2011	AM		$(2,715.00)	$67,301.10
3/9/2011	AM		$(51,023.90)	$16,277.20
4/25/2011	AM		$(16,277.20)	$0.00		Closeout Expired L/C
4/25/2011	AM	$16,277.20		$16,277.20		Reinstate balance due to WFBank still showing bala
5/1/2011	AM		$(16,277.20)	$0.00		L/C Expired
			L/C ID: 00869626	$0.00	$0.00

L/C ID: 00869627	Expires: 4/18/2011	Created: 10/31/2010	Activity: 4/19/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,312,297.72		$1,312,297.72		NTABL Migrated Transaction
11/3/2010	AM		$(121,324.00)	$1,190,973.72
11/10/2010	AM		$(315.50)	$1,190,658.22
11/10/2010	AM		$(54,392.92)	$1,136,265.30
11/18/2010	AM		$(42,694.50)	$1,093,570.80
11/18/2010	AM		$(149,188.60)	$944,382.20
11/23/2010	AM		$(144,196.25)	$800,185.95
12/10/2010	AM		$(2,150.70)	$798,035.25
12/16/2010	AM		$(38,544.60)	$759,490.65
12/24/2010	AM		$(98,434.20)	$661,056.45		Drawing
12/24/2010	AM		$(1,564.03)	$659,492.42		Drawing
12/24/2010	AM		$(66,094.33)	$593,398.09		Drawing
1/7/2011	AM		$(1,523.06)	$591,875.03

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00869627	Expires: 4/18/2011	Created: 10/31/2010	Activity: 4/19/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/14/2011	AM		$(19,195.07)	$572,679.96
2/11/2011	AM		$(77,528.10)	$495,151.86
2/11/2011	AM		$(88,909.89)	$406,241.97
2/11/2011	AM		$(1,781.40)	$404,460.57
2/11/2011	AM		$(133.75)	$404,326.82
2/11/2011	AM		$(18,559.60)	$385,767.22
2/22/2011	AM		$(321,391.26)	$64,375.96
3/8/2011	AM		$(47,800.00)	$16,575.96
4/16/2011	AM		$(16,575.96)	$0.00
			L/C ID: 00869627	$0.00	$0.00

L/C ID: 00869630	Expires: 3/31/2011	Created: 10/31/2010	Activity: 2/15/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$592,728.37		$592,728.37		NTABL Migrated Transaction
11/10/2010	AM		$(208,989.00)	$383,739.37
12/14/2010	AM		$(270,488.00)	$113,251.37
12/15/2010	AM		$(65,664.00)	$47,587.37
2/12/2011	AM		$(47,587.37)	$0.00
			L/C ID: 00869630	$0.00	$0.00

L/C ID: 00869802	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/7/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$60,855.00		$60,855.00		NTABL Migrated Transaction
12/4/2010	AM		$(60,855.00)	$0.00
			L/C ID: 00869802	$0.00	$0.00

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00869811	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/7/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$51,862.01		$51,862.01		NTABL Migrated Transaction
12/4/2010	AM		$(51,862.01)	$0.00
			L/C ID: 00869811	$0.00	$0.00

L/C ID: 00869812	Expires: 3/31/2011	Created: 10/31/2010	Activity: 1/25/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,390,927.67		$1,390,927.67		NTABL Migrated Transaction
11/3/2010	AM		$(801,316.68)	$589,610.99
11/10/2010	AM		$(43,352.94)	$546,258.05
11/17/2010	AM		$(90,140.39)	$456,117.66
11/23/2010	AM		$(215,756.56)	$240,361.10
12/3/2010	AM		$(39,325.60)	$201,035.50
12/14/2010	AM		$(90,803.47)	$110,232.03
1/22/2011	AM		$(110,232.03)	$0.00
			L/C ID: 00869812	$0.00	$0.00

L/C ID: 00870114	Expires: 3/31/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$488,581.20		$488,581.20		NTABL Migrated Transaction
11/23/2010	AM		$(18,081.10)	$470,500.10
11/26/2010	AM	$410,957.16		$881,457.26
12/10/2010	AM		$(27,917.34)	$853,539.92
12/14/2010	AM	$70,490.21		$924,030.13
12/16/2010	AM		$(54,900.03)	$869,130.10
12/23/2010	AM		$(152,031.79)	$717,098.31
1/6/2011	AM		$(68,437.10)	$648,661.21

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00870114	Expires: 3/31/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/7/2011	AM		$(189,986.73)	$458,674.48
1/27/2011	AM		$(371,507.33)	$87,167.15
2/8/2011	AM		$(22,219.70)	$64,947.45
2/10/2011	AM		$(795.57)	$64,151.88
4/23/2011	AM		$(64,151.88)	$0.00
			L/C ID: 00870114	$0.00	$0.00

L/C ID: 00870234	Expires: 3/31/2011	Created: 10/31/2010	Activity: 3/1/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$442,720.96		$442,720.96		NTABL Migrated Transaction
11/3/2010	AM		$(1,851.77)	$440,869.19
11/10/2010	AM		$(58,830.22)	$382,038.97
11/23/2010	AM		$(167,062.91)	$214,976.06
11/24/2010	AM		$(120,468.09)	$94,507.97
12/1/2010	AM		$(6,023.39)	$88,484.58
12/2/2010	AM		$(6,023.39)	$82,461.19
12/2/2010	AM	$6,023.39		$88,484.58
12/10/2010	AM		$(71,328.38)	$17,156.20
3/1/2011	AM		$(17,156.20)	$0.00
			L/C ID: 00870234	$0.00	$0.00

L/C ID: 00870427	Expires: 3/31/2011	Created: 10/31/2010	Activity: 2/1/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$3,020,680.14		$3,020,680.14		NTABL Migrated Transaction
11/3/2010	AM		$(554,510.49)	$2,466,169.65
11/18/2010	AM		$(220,896.07)	$2,245,273.58

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00870427	Expires: 3/31/2011	Created: 10/31/2010	Activity: 2/1/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/18/2010	AM		$(436,897.62)	$1,808,375.96
11/26/2010	AM		$(893,824.54)	$914,551.42
12/3/2010	AM		$(186,796.02)	$727,755.40
12/24/2010	AM		$(67,945.00)	$659,810.40
12/28/2010	AM		$(165,926.05)	$493,884.35
2/1/2011	AM		$(493,884.35)	$0.00
			L/C ID: 00870427	$0.00	$0.00

L/C ID: 00870583	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/28/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,246,396.68		$1,246,396.68		NTABL Migrated Transaction
11/3/2010	AM		$(122,637.15)	$1,123,759.53
11/10/2010	AM		$(26,930.64)	$1,096,828.89
11/10/2010	AM		$(105,792.30)	$991,036.59
11/23/2010	AM		$(403,482.61)	$587,553.98
11/29/2010	AM		$(119,409.87)	$468,144.11
12/10/2010	AM		$(212,858.58)	$255,285.53
12/13/2010	AM		$(2,119.25)	$253,166.28
12/13/2010	AM		$(423.41)	$252,742.87
12/26/2010	AM		$(252,742.87)	$0.00
			L/C ID: 00870583	$0.00	$0.00

L/C ID: 00870587	Expires: 5/5/2011	Created: 10/31/2010	Activity: 5/10/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$472,012.21		$472,012.21		NTABL Migrated Transaction
11/3/2010	AM		$(54,267.20)	$417,745.01

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00870587	Expires: 5/5/2011	Created: 10/31/2010	Activity: 5/10/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/10/2010	AM		$(2,558.60)	$415,186.41
11/16/2010	AM		$(17,121.00)	$398,065.41
12/10/2010	AM		$(872.03)	$397,193.38
12/14/2010	AM		$(50,344.30)	$346,849.08
1/7/2011	AM		$(32,486.03)	$314,363.05
1/31/2011	AM		$(56,868.72)	$257,494.33
1/31/2011	AM		$(83,212.71)	$174,281.62
2/2/2011	AM		$(9,698.34)	$164,583.28
2/3/2011	AM		$(48,105.30)	$116,477.98
2/11/2011	AM		$(13,474.84)	$103,003.14
2/22/2011	AM		$(18,471.18)	$84,531.96
4/8/2011	DR		$(6,695.91)	$77,836.05
5/7/2011	AM		$(77,836.05)	$0.00
			L/C ID: 00870587	$0.00	$0.00

L/C ID: 00870856	Expires: 3/31/2011	Created: 10/31/2010	Activity: 2/8/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$28,710.64		$28,710.64		NTABL Migrated Transaction
11/3/2010	AM		$(7,957.95)	$20,752.69
11/10/2010	AM		$(12,751.80)	$8,000.89
11/16/2010	AM		$(2,305.50)	$5,695.39
2/5/2011	AM		$(5,695.39)	$0.00
			L/C ID: 00870856	$0.00	$0.00

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00870936	Expires: 5/9/2011	Created: 10/31/2010	Activity: 5/6/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$2,337,699.46		$2,337,699.46		NTABL Migrated Transaction
11/3/2010	AM		$(158,496.17)	$2,179,203.29
11/16/2010	AM		$(81,870.36)	$2,097,332.93
11/26/2010	AM		$(5,816.61)	$2,091,516.32
12/14/2010	AM		$(218,283.26)	$1,873,233.06
12/24/2010	AM		$(53,318.22)	$1,819,914.84		Drawing
1/7/2011	AM		$(559,806.05)	$1,260,108.79
2/1/2011	AM		$(536,521.27)	$723,587.52
2/1/2011	AM		$(1,569,648.14)	$(846,060.62)
2/1/2011	AM	$1,569,648.14		$723,587.52
2/11/2011	AM	$407,069.83		$1,130,657.35
2/11/2011	AM		$(407,069.83)	$723,587.52
2/11/2011	AM		$(407,069.83)	$316,517.69
3/14/2011	AM		$(194,839.26)	$121,678.43
3/14/2011	AM		$(3,509.14)	$118,169.29
			L/C ID: 00870936	$118,169.29	$118,169.29

L/C ID: 00870977	Expires: 3/31/2011	Created: 10/31/2010	Activity: 2/23/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$5,039,738.69		$5,039,738.69		NTABL Migrated Transaction
11/3/2010	AM		$(2,377,726.89)	$2,662,011.80
12/10/2010	AM		$(321,155.38)	$2,340,856.42
12/21/2010	AM		$(1,503,343.91)	$837,512.51
12/21/2010	AM		$(1,519.20)	$835,993.31

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00870977	Expires: 3/31/2011	Created: 10/31/2010	Activity: 2/23/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/21/2011	AM		$(835,993.31)	$0.00
			L/C ID: 00870977	$0.00	$118,169.29

L/C ID: 00870986	Expires: 4/30/2011	Created: 10/31/2010	Activity: 5/13/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$317,747.87		$317,747.87		NTABL Migrated Transaction
11/3/2010	AM		$(114,452.20)	$203,295.67
11/23/2010	AM		$(53,944.00)	$149,351.67
12/6/2010	AM	$40,157.02		$189,508.69
1/7/2011	AM		$(38,199.12)	$151,309.57
1/24/2011	AM		$(34,796.40)	$116,513.17
1/24/2011	AM		$(49,507.26)	$67,005.91
1/24/2011	AM		$(23,581.35)	$43,424.56
3/8/2011	AM		$(9,900.00)	$33,524.56
4/26/2011	AM		$(466.43)	$33,058.13
4/26/2011	AM	$466.43		$33,524.56		Reverse incorrect amount
4/26/2011	AM		$(4,606.43)	$28,918.13
5/13/2011	AM		$(22,385.76)	$6,532.37		Draw
			L/C ID: 00870986	$6,532.37	$124,701.66

L/C ID: 00871436	Expires: 3/31/2011	Created: 10/31/2010	Activity: 1/4/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$128,093.21		$128,093.21		NTABL Migrated Transaction
11/3/2010	AM		$(120,979.86)	$7,113.35

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00871436	Expires: 3/31/2011	Created: 10/31/2010	Activity: 1/4/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/1/2011	AM		$(7,113.35)	$0.00
			L/C ID: 00871436	$0.00	$124,701.66

L/C ID: 00871562	Expires: 4/18/2011	Created: 10/31/2010	Activity: 4/19/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,571,867.34		$1,571,867.34		NTABL Migrated Transaction
11/3/2010	AM		$(325,040.51)	$1,246,826.83
11/10/2010	AM		$(168,112.80)	$1,078,714.03
11/16/2010	AM		$(120,612.42)	$958,101.61
11/16/2010	AM		$(5,387.25)	$952,714.36
11/24/2010	AM		$(151,841.55)	$800,872.81
12/10/2010	AM		$(144.30)	$800,728.51
12/24/2010	AM		$(1,984.24)	$798,744.27		Drawing
1/31/2011	AM		$(249,840.96)	$548,903.31
1/31/2011	AM		$(3,056.44)	$545,846.87
1/31/2011	AM		$(68,019.28)	$477,827.59
1/31/2011	AM		$(144,037.42)	$333,790.17
2/2/2011	AM		$(35,986.59)	$297,803.58
2/11/2011	AM		$(46,818.22)	$250,985.36
2/22/2011	AM		$(129,981.89)	$121,003.47
3/8/2011	AM		$(32,813.38)	$88,190.09
3/8/2011	AM		$(15,254.06)	$72,936.03
3/21/2011	AM		$(9,314.85)	$63,621.18
4/16/2011	AM		$(63,621.18)	$0.00
			L/C ID: 00871562	$0.00	$124,701.66

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00871671	Expires: 4/18/2011	Created: 10/31/2010	Activity: 4/19/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$106,999.04		$106,999.04		NTABL Migrated Transaction
1/31/2011	AM		$(32,152.84)	$74,846.20
1/31/2011	AM		$(37,932.00)	$36,914.20
1/31/2011	AM		$(16,408.88)	$20,505.32
3/8/2011	AM		$(13,216.50)	$7,288.82
4/16/2011	AM		$(7,288.82)	$0.00
			L/C ID: 00871671	$0.00	$124,701.66

L/C ID: 00871828	Expires: 3/31/2011	Created: 10/31/2010	Activity: 3/8/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,040,815.73		$1,040,815.73		NTABL Migrated Transaction
11/17/2010	AM		$(82,911.36)	$957,904.37
11/23/2010	AM		$(101,274.50)	$856,629.87
11/26/2010	AM	$62,766.22		$919,396.09
11/29/2010	AM		$(48,720.25)	$870,675.84
12/9/2010	AM		$(31,042.00)	$839,633.84
12/13/2010	AM	$3,364.01		$842,997.85
12/14/2010	AM		$(105,816.54)	$737,181.31
12/24/2010	AM		$(233,614.36)	$503,566.95
12/24/2010	AM		$(95,579.89)	$407,987.06		Drawing
1/7/2011	AM		$(249,253.67)	$158,733.39
1/26/2011	AM		$(53,657.94)	$105,075.45
2/2/2011	AM		$(55,906.61)	$49,168.84
3/5/2011	AM		$(49,168.84)	$0.00
			L/C ID: 00871828	$0.00	$124,701.66

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00872217	Expires: 5/9/2011	Created: 10/31/2010	Activity: 5/6/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$3,195,837.07		$3,195,837.07		NTABL Migrated Transaction
12/15/2010	AM	$6,360.59		$3,202,197.66
12/24/2010	AM		$(165,566.47)	$3,036,631.19		Drawing
1/7/2011	AM		$(368,987.60)	$2,667,643.59
2/1/2011	AM		$(1,569,648.14)	$1,097,995.45
2/22/2011	AM		$(32,007.60)	$1,065,987.85
3/11/2011	AM		$(709,496.24)	$356,491.61
			L/C ID: 00872217	$356,491.61	$481,193.27

L/C ID: 00872239	Expires: 3/31/2011	Created: 10/31/2010	Activity: 12/28/2010	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$13,759.65		$13,759.65		NTABL Migrated Transaction
12/26/2010	AM		$(13,759.65)	$0.00
			L/C ID: 00872239	$0.00	$481,193.27

L/C ID: 00872321	Expires: 4/30/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$906,828.44		$906,828.44		NTABL Migrated Transaction
11/23/2010	AM		$(14,344.18)	$892,484.26
11/26/2010	AM	$232,405.55		$1,124,889.81
12/3/2010	AM		$(143,128.89)	$981,760.92
12/24/2010	AM		$(251,268.28)	$730,492.64
12/24/2010	AM		$(131,245.34)	$599,247.30
1/10/2011	AM		$(224,657.23)	$374,590.07
2/2/2011	AM		$(155,607.47)	$218,982.60

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00872321	Expires: 4/30/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/25/2011	AM		$(22,428.80)	$196,553.80
			L/C ID: 00872321	$196,553.80	$677,747.07

L/C ID: 00872322	Expires: 4/30/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$1,718,237.35		$1,718,237.35		NTABL Migrated Transaction
11/10/2010	AM		$(60,194.79)	$1,658,042.56
11/10/2010	AM		$(56,534.93)	$1,601,507.63
11/23/2010	AM		$(202,625.83)	$1,398,881.80
12/1/2010	AM	$823,720.30		$2,222,602.10
12/3/2010	AM		$(51,237.57)	$2,171,364.53
12/17/2010	AM		$(330,277.89)	$1,841,086.64
12/24/2010	AM		$(224,723.84)	$1,616,362.80		Drawing
1/7/2011	AM		$(277,368.17)	$1,338,994.63
1/19/2011	AM		$(67,041.61)	$1,271,953.02
1/27/2011	AM		$(703,034.98)	$568,918.04
2/11/2011	AM		$(64,820.32)	$504,097.72
2/22/2011	AM		$(436,822.48)	$67,275.24
3/8/2011	AM		$(5,052.81)	$62,222.43
			L/C ID: 00872322	$62,222.43	$739,969.50

L/C ID: 00872442	Expires: 4/19/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$526,142.59		$526,142.59		NTABL Migrated Transaction
12/3/2010	AM		$(286.00)	$525,856.59
1/7/2011	AM		$(262,654.02)	$263,202.57

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00872442	Expires: 4/19/2011	Created: 10/31/2010	Activity: 4/26/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/1/2011	AM	$(254,226.00)	$8,976.57
4/26/2011	AM	$(8,976.57)	$0.00
			L/C ID: 00872442	$0.00	$739,969.50

L/C ID: 00872649	Expires: 3/31/2011	Created: 10/31/2010	Activity: 4/5/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$469,126.85		$469,126.85		NTABL Migrated Transaction
12/29/2010	AM		$(30,272.72)	$438,854.13		Draw
1/31/2011	AM		$(103,955.83)	$334,898.30
1/31/2011	AM		$(106,472.48)	$228,425.82
1/31/2011	AM		$(112,947.00)	$115,478.82
1/31/2011	AM		$(71,998.86)	$43,479.96
2/22/2011	AM		$(18,525.38)	$24,954.58
4/2/2011	AM		$(24,954.58)	$0.00
			L/C ID: 00872649	$0.00	$739,969.50

L/C ID: 00872725	Expires: 4/30/2011	Created: 10/31/2010	Activity: 5/3/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$184,429.32		$184,429.32		NTABL Migrated Transaction
11/26/2010	AM	$1,370.59		$185,799.91
12/24/2010	AM		$(139,563.56)	$46,236.35		Drawing
1/7/2011	AM		$(39,493.94)	$6,742.41
2/22/2011	AM		$(1,330.66)	$5,411.75
5/1/2011	AM		$(5,411.75)	$0.00		L/C Expired
			L/C ID: 00872725	$0.00	$739,969.50

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: 00872981	Expires: 5/18/2011	Created: 11/6/2010	Activity: 5/13/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/4/2010	OB	$613,540.20		$613,540.20
3/8/2011	AM		$(59,775.03)	$553,765.17
3/21/2011	AM		$(255,699.61)	$298,065.56
3/30/2011	AM		$(133,627.00)	$164,438.56		Pay
3/30/2011	AM		$(46,641.77)	$117,796.79		Pay
4/12/2011	AM		$(74,496.38)	$43,300.41
4/1/2011	AM	$133,627.00		$176,927.41		Reverse incorrect draw amount as of 03/30/2011
4/1/2011	AM		$(133,617.00)	$43,310.41		Post correct 03/30/2011 draw amount.
			L/C ID: 00872981	$43,310.41	$783,279.91

L/C ID: 00872990	Expires: 4/18/2011	Created: 11/6/2010	Activity: 4/19/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
11/1/2010	OB	$432,378.90		$432,378.90
11/1/2010	AM		$(432,378.90)	$0.00
11/4/2010	AM	$432,378.90		$432,378.90
12/14/2010	AM		$(22,015.11)	$410,363.79
12/24/2010	AM		$(78,574.56)	$331,789.23		Drawing
1/31/2011	AM		$(20,375.66)	$311,413.57
1/31/2011	AM		$(210,081.96)	$101,331.61
1/31/2011	AM		$(49,973.26)	$51,358.35
2/2/2011	AM	$5,569.62		$56,927.97
2/2/2011	AM		$(5,569.62)	$51,358.35
2/2/2011	AM		$(5,569.62)	$45,788.73
4/16/2011	AM		$(45,788.73)	$0.00
			L/C ID: 00872990	$0.00	$783,279.91

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: IC0695497H	Expires: 8/31/2011	Created: 2/14/2011	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/11/2011	OB	$355,536.55		$355,536.55
3/11/2011	AM	$35,162.25		$390,698.80
5/11/2011	AM		$(54,687.94)	$336,010.86
			L/C ID: IC0695497H	$336,010.86	$1,119,290.77

L/C ID: IC0696216H	Expires: 5/20/2011	Created: 12/27/2010	Activity: 5/13/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/24/2010	OB	$177,061.62		$177,061.62		Nara Bank, N A (Advising Bank)
2/14/2011	AM		$(11,936.44)	$165,125.18
3/2/2011	AM		$(33,551.49)	$131,573.69
3/9/2011	AM		$(82,612.27)	$48,961.42
3/10/2011	AM		$(32,132.73)	$16,828.69
3/17/2011	AM		$(11,671.66)	$5,157.03
			L/C ID: IC0696216H	$5,157.03	$1,124,447.80

L/C ID: IC0697220H	Expires: 11/1/2011	Created: 3/23/2011	Activity: 4/11/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	OB	$46,060.58		$46,060.58
4/1/2011	AM	$153,114.43		$199,175.01		Balance moved from LC # WIC0697220H
			L/C ID: IC0697220H	$199,175.01	$1,323,622.81

L/C ID: IC0697262H	Expires: 6/30/2011	Created: 2/3/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/2/2011	OB	$753,737.99		$753,737.99
3/7/2011	AM	$230,820.10		$984,558.09
3/7/2011	AM		$(230,820.10)	$753,737.99
3/7/2011	AM		$(230,820.10)	$522,917.89

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: IC0697262H	Expires: 6/30/2011	Created: 2/3/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/9/2011	AM		$(130,084.07)	$392,833.82
3/9/2011	AM	$435,409.24		$828,243.06
3/22/2011	AM		$(328,343.52)	$499,899.54
3/28/2011	AM		$(153,012.98)	$346,886.56
4/6/2011	AM		$(32,952.14)	$313,934.42
4/11/2011	AM		$(84,078.69)	$229,855.73
4/11/2011	AM		$(244.18)	$229,611.55
5/11/2011	AM		$(108,375.24)	$121,236.31
5/12/2011	AM		$(57,831.77)	$63,404.54		Draw/Funding
			L/C ID: IC0697262H	$63,404.54	$1,387,027.35

L/C ID: IC0697458H	Expires: 9/1/2011	Created: 3/23/2011	Activity: 5/12/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	OB	$931,886.64		$931,886.64
4/11/2011	AM	$159,057.90		$1,090,944.54
5/11/2011	AM	$4,556.33		$1,095,500.87
			L/C ID: IC0697458H	$1,095,500.87	$2,482,528.22

L/C ID: IC0697901H	Expires: 8/31/2011	Created: 2/14/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/11/2011	OB	$76,704.05		$76,704.05
5/11/2011	AM	$276,643.12		$353,347.17
			L/C ID: IC0697901H	$353,347.17	$2,835,875.39

L/C ID: IC0697998H	Expires: 7/31/2011	Created: 2/24/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/23/2011	OB	$1,071,431.28		$1,071,431.28

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: IC0697998H	Expires: 7/31/2011	Created: 2/24/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	AM	$412,838.64		$1,484,269.92
5/12/2011	AM		$(33,903.85)	$1,450,366.07		Draw/Funding
			L/C ID: IC0697998H	$1,450,366.07	$4,286,241.46

L/C ID: IC0698034H	Expires: 8/31/2011	Created: 2/24/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/23/2011	OB	$355,509.62		$355,509.62
4/1/2011	AM	$239,721.02		$595,230.64
4/13/2011	AM		$(53,420.20)	$541,810.44
5/5/2011	AM		$(18,642.70)	$523,167.74
5/11/2011	AM	$785,506.98		$1,308,674.72
			L/C ID: IC0698034H	$1,308,674.72	$5,594,916.18

L/C ID: IC0698124H	Expires: 11/30/2011	Created: 2/24/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
2/23/2011	OB	$425,014.32		$425,014.32
5/11/2011	AM	$141,734.52		$566,748.84
			L/C ID: IC0698124H	$566,748.84	$6,161,665.02

L/C ID: IC0698879H	Expires: 9/30/2011	Created: 3/23/2011	Activity: 4/4/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	OB	$248,506.08		$248,506.08
3/22/2011	AM		$(248,506.08)	$0.00
3/22/2011	AM	$243,772.63		$243,772.63
4/1/2011	AM	$79,645.24		$323,417.87
			L/C ID: IC0698879H	$323,417.87	$6,485,082.89

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: IC0699034H	Expires: 8/31/2011	Created: 3/23/2011	Activity: 4/4/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	OB	$214,264.26		$214,264.26
4/1/2011	AM	$14,194.25		$228,458.51
			L/C ID: IC0699034H	$228,458.51	$6,713,541.40

L/C ID: IC0699035H	Expires: 9/30/2011	Created: 3/23/2011	Activity: 3/23/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	OB	$1,847,473.18		$1,847,473.18
3/22/2011	AM		$(1,847,473.18)	$0.00
3/22/2011	AM	$1,812,283.22		$1,812,283.22
			L/C ID: IC0699035H	$1,812,283.22	$8,525,824.62

L/C ID: IC0699339H	Expires: 10/31/2011	Created: 4/12/2011	Activity: 4/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
4/11/2011	OB	$743,870.57		$743,870.57
			L/C ID: IC0699339H	$743,870.57	$9,269,695.19

L/C ID: IC0699512H	Expires: 10/31/2011	Created: 4/4/2011	Activity: 4/4/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
4/1/2011	OB	$211,549.75		$211,549.75
			L/C ID: IC0699512H	$211,549.75	$9,481,244.94

L/C ID: IC0699620H	Expires: 9/30/2011	Created: 4/4/2011	Activity: 5/4/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
4/1/2011	OB	$134,793.75		$134,793.75
5/3/2011	AM	$55,161.95		$189,955.70
5/3/2011	AM		$(55,161.95)	$134,793.75		Reverse incorrect amount.

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: IC0699620H	Expires: 9/30/2011	Created: 4/4/2011	Activity: 5/4/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
5/3/2011	AM	$56,816.81		$191,610.56
			L/C ID: IC0699620H	$191,610.56	$9,672,855.50

L/C ID: IC0699621H	Expires: 9/30/2011	Created: 5/12/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
5/11/2011	OB	$168,326.33		$168,326.33
			L/C ID: IC0699621H	$168,326.33	$9,841,181.83

L/C ID: IC0701464H	Expires: 11/30/2011	Created: 5/12/2011	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
5/11/2011	OB	$222,280.71		$222,280.71
			L/C ID: IC0701464H	$222,280.71	$10,063,462.54

L/C ID: WIC0695001H	Expires: 4/30/2011	Created: 12/28/2010	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/28/2010	OB	$1,251,423.51		$1,251,423.51
1/12/2011	AM	$88,328.49		$1,339,752.00
2/2/2011	AM		$(133,659.52)	$1,206,092.48
2/2/2011	AM		$(22,139.49)	$1,183,952.99
2/2/2011	AM	$32,208.30		$1,216,161.29
2/7/2011	AM		$(31,270.88)	$1,184,890.41
2/14/2011	AM		$(41,826.60)	$1,143,063.81
2/23/2011	AM		$(242,878.87)	$900,184.94
2/23/2011	AM		$(80,981.19)	$819,203.75
2/23/2011	AM	$80,981.19		$900,184.94
2/23/2011	AM		$(78,622.51)	$821,562.43
3/9/2011	AM		$(132,739.29)	$688,823.14

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0695001H	Expires: 4/30/2011	Created: 12/28/2010	Activity: 5/12/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
3/22/2011	AM	$210,380.96		$899,204.10
3/22/2011	AM		$(210,380.96)	$688,823.14
3/22/2011	AM		$(210,380.96)	$478,442.18
3/22/2011	AM		$(111,723.21)	$366,718.97
3/29/2011	AM		$(181,852.85)	$184,866.12
4/1/2011	AM		$(385.79)	$184,480.33
4/11/2011	AM		$(120,761.02)	$63,719.31
4/13/2011	AM		$(4,462.39)	$59,256.92
5/3/2011	AM		$(59,256.92)	$0.00		L/C Expired
5/9/2011	RI	$916.00		$916.00
5/12/2011	AM		$(916.00)	$0.00		Draw/Funding
			L/C ID: WIC0695001H	$0.00	$10,063,462.54

L/C ID: WIC0695002H	Expires: 5/24/2011	Created: 12/21/2010	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/21/2010	OB	$1,089,358.53		$1,089,358.53
1/10/2011	AM	$261,421.27		$1,350,779.80
2/7/2011	AM		$(29,143.34)	$1,321,636.46
2/16/2011	AM		$(79,017.68)	$1,242,618.78
2/23/2011	AM		$(26,843.57)	$1,215,775.21
2/28/2011	AM		$(105,124.41)	$1,110,650.80
4/11/2011	AM		$(107,008.51)	$1,003,642.29
4/13/2011	AM		$(83,152.44)	$920,489.85
4/13/2011	AM		$(12,185.43)	$908,304.42
4/26/2011	AM		$(97,969.15)	$810,335.27
4/27/2011	AM		$(92,038.08)	$718,297.19

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0695002H	Expires: 5/24/2011	Created: 12/21/2010	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
4/27/2011	AM		$(49,375.68)	$668,921.51
4/27/2011	AM		$(11,398.50)	$657,523.01
4/26/2011	AM		$(15,991.69)	$641,531.32
5/11/2011	AM		$(185,685.52)	$455,845.80
5/11/2011	AM		$(114,916.15)	$340,929.65
			L/C ID: WIC0695002H	$340,929.65	$10,404,392.19

L/C ID: WIC0695055H	Expires: 6/30/2011	Created: 1/14/2011	Activity: 5/5/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/13/2011	OB	$2,223,580.98		$2,223,580.98
2/2/2011	AM	$179,963.17		$2,403,544.15
4/8/2011	AM		$(1,333,942.43)	$1,069,601.72
4/27/2011	AM		$(289,510.09)	$780,091.63
4/27/2011	AM		$(88,214.41)	$691,877.22
5/5/2011	AM		$(251,942.80)	$439,934.42
			L/C ID: WIC0695055H	$439,934.42	$10,844,326.61

L/C ID: WIC0695255H	Expires: 7/16/2011	Created: 12/21/2010	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/21/2010	OB	$571,013.70		$571,013.70
4/11/2011	AM		$(44,888.28)	$526,125.42
4/11/2011	AM		$(14,846.43)	$511,278.99
4/11/2011	AM		$(831.30)	$510,447.69
4/27/2011	AM		$(116,775.76)	$393,671.93
4/27/2011	AM		$(12,057.21)	$381,614.72
4/27/2011	AM		$(158.00)	$381,456.72

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0695255H	Expires: 7/16/2011	Created: 12/21/2010	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
5/5/2011	AM		$(50,509.72)	$330,947.00
5/5/2011	AM		$(27,357.06)	$303,589.94
5/5/2011	AM		$(14,681.46)	$288,908.48
5/11/2011	AM		$(73,626.47)	$215,282.01
			L/C ID: WIC0695255H	$215,282.01	$11,059,608.62

L/C ID: WIC0695493H	Expires: 6/30/2011	Created: 12/17/2010	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/16/2010	OB	$3,030,556.67		$3,030,556.67
3/10/2011	AM		$(59,424.52)	$2,971,132.15
3/23/2011	AM		$(808,268.17)	$2,162,863.98
3/25/2011	AM		$(620,809.27)	$1,542,054.71
4/1/2011	AM		$(2,103.35)	$1,539,951.36
4/26/2011	AM		$(761,708.39)	$778,242.97
4/26/2011	AM		$(4,724.08)	$773,518.89
5/6/2011	AM		$(552,937.26)	$220,581.63
5/11/2011	AM		$(187,306.12)	$33,275.51
			L/C ID: WIC0695493H	$33,275.51	$11,092,884.13

L/C ID: WIC0695496H	Expires: 8/31/2011	Created: 12/28/2010	Activity: 5/13/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/28/2010	OB	$634,036.34		$634,036.34
2/2/2011	AM	$19,522.12		$653,558.46
2/25/2011	AM	$193,790.87		$847,349.33
3/9/2011	AM		$(138,686.31)	$708,663.02
4/13/2011	AM		$(57,565.27)	$651,097.75

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0695496H	Expires: 8/31/2011	Created: 12/28/2010	Activity: 5/13/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
5/11/2011	AM	$268.00		$651,365.75
5/11/2011	AM		$(268.00)	$651,097.75		Reverse incorrect amount
5/11/2011	AM	$276.04		$651,373.79
5/13/2011	AM		$(41,097.88)	$610,275.91		Draw
			L/C ID: WIC0695496H	$610,275.91	$11,703,160.04

L/C ID: WIC0695507H	Expires: 7/31/2011	Created: 12/21/2010	Activity: 5/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/21/2010	OB	$1,044,608.74		$1,044,608.74
2/2/2011	AM	$678,251.07		$1,722,859.81
2/14/2011	AM		$(195,309.17)	$1,527,550.64
2/23/2011	AM		$(124,106.71)	$1,403,443.93
2/23/2011	AM	$124,106.71		$1,527,550.64
2/23/2011	AM		$(120,491.95)	$1,407,058.69
2/23/2011	AM	$5,752.07		$1,412,810.76
3/9/2011	AM		$(388,398.49)	$1,024,412.27
3/9/2011	AM		$(266,903.86)	$757,508.41
3/22/2011	AM		$(7,760.81)	$749,747.60
4/11/2011	AM		$(597,419.28)	$152,328.32
4/11/2011	AM		$(93,229.06)	$59,099.26
4/27/2011	AM		$(5,871.36)	$53,227.90
5/11/2011	AM		$(2,169.75)	$51,058.15
			L/C ID: WIC0695507H	$51,058.15	$11,754,218.19

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0695802H	Expires: 8/31/2011	Created: 1/11/2011	Activity: 5/13/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/10/2011	OB	$395,931.96		$395,931.96
3/10/2011	AM	$238,401.64		$634,333.60
3/22/2011	AM		$(6,805.20)	$627,528.40
4/11/2011	AM		$(30,174.00)	$597,354.40
4/11/2011	AM		$(3,210.00)	$594,144.40
4/27/2011	AM		$(139,103.80)	$455,040.60
4/27/2011	AM		$(25,360.74)	$429,679.86
5/5/2011	AM		$(4,027.06)	$425,652.80
5/13/2011	AM		$(170,913.18)	$254,739.62		Draw
			L/C ID: WIC0695802H	$254,739.62	$12,008,957.81

L/C ID: WIC0695803H	Expires: 9/30/2011	Created: 12/28/2010	Activity: 5/13/2011	Beneficiary:

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/28/2010	OB	$1,893,334.65		$1,893,334.65
3/2/2011	AM		$(118,990.54)	$1,774,344.11
3/22/2011	AM		$(437,055.78)	$1,337,288.33
3/22/2011	AM		$(91,455.06)	$1,245,833.27
4/4/2011	AM		$(64,832.49)	$1,181,000.78
4/13/2011	AM		$(61,595.31)	$1,119,405.47
5/3/2011	AM		$(288,304.68)	$831,100.79
5/6/2011	AM		$(178,013.19)	$653,087.60		Draw
5/13/2011	AM		$(163,126.65)	$489,960.95		Draw
			L/C ID: WIC0695803H	$489,960.95	$12,498,918.76

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0696106H	Expires: 6/30/2011	Created: 12/31/2010	Activity: 5/4/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/24/2010	OB	$1,012,946.17		$1,012,946.17
2/2/2011	AM	$432,736.14		$1,445,682.31
2/23/2011	AM	$5,689.72		$1,451,372.03
3/9/2011	AM		$(11,067.10)	$1,440,304.93
4/11/2011	AM		$(715,969.68)	$724,335.25
5/4/2011	AM		$(580,105.41)	$144,229.84		Draw
			L/C ID: WIC0696106H	$144,229.84	$12,643,148.60

L/C ID: WIC0696136H	Expires: 7/31/2011	Created: 1/12/2011	Activity: 4/13/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/11/2011	OB	$678,503.89		$678,503.89
2/2/2011	AM	$253,266.72		$931,770.61
2/23/2011	AM	$31,921.33		$963,691.94
2/24/2011	AM		$(14,582.40)	$949,109.54
3/9/2011	AM		$(101,392.94)	$847,716.60
3/9/2011	AM		$(90,948.67)	$756,767.93
3/22/2011	AM		$(398,159.76)	$358,608.17
4/13/2011	AM		$(68,965.19)	$289,642.98
			L/C ID: WIC0696136H	$289,642.98	$12,932,791.58

L/C ID: WIC0696214H	Expires: 9/30/2011	Created: 12/28/2010	Activity: 2/8/2011	Beneficiary

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
12/28/2010	OB	$28,578.07		$28,578.07
2/7/2011	AM	$7,102.93		$35,681.00
			L/C ID: WIC0696214H	$35,681.00	$12,968,472.58

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0696333H	Expires: 9/30/2011	Created: 1/12/2011	Activity: 1/26/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/11/2011	OB	$317,913.59		$317,913.59
1/25/2011	AM	$78,437.75		$396,351.34
			L/C ID: WIC0696333H	$396,351.34	$13,364,823.92

L/C ID: WIC0696956H	Expires: 6/1/2011	Created: 1/26/2011	Activity: 5/13/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/25/2011	OB	$351,408.91		$351,408.91
5/5/2011	AM		$(63,287.26)	$288,121.65
5/5/2011	AM		$(36,677.39)	$251,444.26
5/11/2011	AM		$(1,436.25)	$250,008.01
5/13/2011	AM		$(139,636.61)	$110,371.40		Draw
			L/C ID: WIC0696956H	$110,371.40	$13,475,195.32

L/C ID: WIC0696965H	Expires: 5/1/2011	Created: 1/26/2011	Activity: 5/4/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/25/2011	OB	$207,453.37		$207,453.37
2/16/2011	AM		$(2,683.07)	$204,770.30
2/24/2011	AM		$(196,747.78)	$8,022.52
4/11/2011	AM		$(1,980.19)	$6,042.33
5/3/2011	AM		$(6,042.33)	$0.00		L/C Expired
			L/C ID: WIC0696965H	$0.00	$13,475,195.32

L/C ID: WIC0697208H	Expires: 4/30/2011	Created: 1/26/2011	Activity: 5/5/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/25/2011	OB	$66,798.90		$66,798.90
5/3/2011	AM		$(66,798.90)	$0.00		L/C Expired
5/5/2011	RI	$64,853.51		$64,853.51

***  Confidential material redacted and filed seperately with the Commission.

Loan: CEU07		LC Ledger		5/16/2011

CEU07		COLDWATER CREEK DOC L/Cs		Balance: $13,475,195.32
L/C ID: WIC0697208H	Expires: 4/30/2011	Created: 1/26/2011	Activity: 5/5/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
5/5/2011	AM		$(64,853.51)	$0.00
			L/C ID: WIC0697208H	$0.00	$13,475,195.32

L/C ID: WIC0697220H	Expires: 8/31/2011	Created: 1/27/2011	Activity: 4/11/2011	Beneficiary: ***

Date	Type	Increases	Decreases	Contract Balance	Loan Balance	Comments
1/26/2011	OB	$153,114.43		$153,114.43
4/1/2011	AM		$(153,114.43)	$0.00		Move balance to LC# IC0697220H
			L/C ID: WIC0697220H	$0.00	$13,475,195.32

***  Confidential material redacted and filed seperately with the Commission.

SCHEDULE 5.01

Loan Parties Organizational Information

Legal Name	Type of Organization	Jurisdiction of Organization	Address of Chief Executive Office/Principal Place of Business	Organizational ID Number	Federal Employer Identification Number
Coldwater Creek U.S. Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	4389730	20-8028831
Coldwater Creek Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	2585264	82-0419266
Coldwater Creek The Spa Inc.	Corporation	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	C 162369	20-3747592
C Squared LLC	Limited Liability Company	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	3932368	None
Aspenwood Advertising, Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	3431538	14-1877427
Coldwater Creek Sourcing Inc.	Corporation	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	C 155353	02-0738530
CWC Sourcing LLC	Limited Liability Company	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	W 38677	None
CWC Worldwide Services Inc.	Corporation	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	C 170297	02-8028844
Coldwater Creek Merchandising & Logistics Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	4552634	26-2483904

SCHEDULE 5.05

Material Indebtedness

See Schedule 7.03.

SCHEDULE 5.06

Litigation

1.             Brighton I:             Coldwater Creek Inc. is the defendant.  The plaintiff is Brighton Collectibles, Inc.  This case was filed in the United States District Court for the Southern District of California (San Diego, CA).  This case was tried to a jury in November, 2008.  The jury found against Coldwater Creek Inc. and the court has entered a judgment in the total amount of $7,952,404 which includes $1,235,404 in attorneys fees awarded to Brighton Collectibles, Inc.  We have appealed the judgment.  Pending the appeal, the court entered a temporary stay of execution conditioned on us posting an $8.0 million bond, which has been posted.  Defense is being provided by *** through the law firm of Hogan Lovells US LLP.  Appellate counsel believes that there are legitimate grounds to overturn the judgment.

2.             Brighton II:  Coldwater Creek Inc. is the defendant.  The plaintiff is Brighton Collectibles, Inc.  This case was filed in the United States District Court for the Southern District of California (San Diego, CA) on December 12, 2008.  The amount in controversy is estimated to be ***.  Defense is being provided by *** through the law firm of Sheppard Mullin.  We are asserting various defenses to the action.

At this time it is understood that *** has approximately *** remaining of the *** policy under which defense is being provided for both Brighton I and Brighton II.  The parties have had ongoing discussions concerning a global settlement of both cases for ***, although certain terms of settlement have not bee agreed upon.

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 5.08(b)(1)

Owned Real Estate

Owner	Owned Real Estate	Holder of Mortgage or Other Lien
Coldwater Creek Inc.	Schweitzer Duplex 319 Schweitzer Mtn Sandpoint, ID 83864 Bonner County	None.
Coldwater Creek Merchandising & Logistics Inc.	Corporate Headquarters Office One Coldwater Creek Drive Sandpoint, ID 83864 Bonner County	None.

SCHEDULE 5.08(b)(2)

Leased Real Estate

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	CENTRAL AVENUE 126 CENTRAL AVE. WESTFIELD, NJ 07090	UNION	126 CENTRAL AVENUE, LLC
COLDWATER CREEK US INC	VILLAGE POINTE 17151 DAVENPORT ST., #M109 OMAHA, NE 68118	DOUGLAS	168TH AND DODGE, LP
COLDWATER CREEK US INC	THE FORUM AT SONCY 3350 S. SONCY RD., #100 AMARILLO, TX 79124	RANDALL	34TH & SONCY, LTD. GRACO REAL ESTATE
COLDWATER CREEK US INC	BROOK 35 WEST 2157 HWY 35, #1 SEA GIRT, NJ 08750	MONMOUTH	35 WEST, LLC METROVATION
COLDWATER CREEK US INC	THIRD AVE. (3RD & 68TH) 1172 THIRD AVE. NEW YORK, NY 10065	NEW YORK	69TH TENANTS CORP.
COLDWATER CREEK US INC	ABERCORN WALK 5525 ABERCORN ST., #70 SAVANNAH, GA 31405	CHATHAM	ABERCORN (E&A), LLC
COLDWATER CREEK US INC	ABERCORN WALK — STORAGE 5525 ABERCORN ST. SAVANNAH, GA 31405	CHATHAM	ABERCORN (E&A), LLC
COLDWATER CREEK THE SPA INC.	THE SHOPS AT PEMBROKE GARDENS 322 SW 145TH TERRACE PEMBROKE PINES, FL 33027	BROWARD	AD PEMBROKE LAND COMPANY, LLC
COLDWATER CREEK US INC	THE SHOPS AT PEMBROKE GARDENS 330 SW 145TH TERRACE PEMBROKE PINES, FL 33027	BROWARD	AD PEMBROKE LAND COMPANY, LLC
COLDWATER CREEK US INC	ALDERWOOD 3000 184TH ST. S.W., #940 LYNNWOOD, WA 98037	SNOHOMISH	ALDERWOOD MALL LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	ALGONQUIN COMMONS 2004 S. RANDALL RD. ALGONQUIN, IL 60102	KANE	ALGONQUIN COMMONS, LLC
COLDWATER CREEK US INC	ANNAPOLIS TOWNE CENTRE AT PAROLE 1915 TOWNE CENTER BLVD. ANNAPOLIS, MD 21401	ANNE ARUNDEL	ANNAPOLIS TOWNE CENTRE AT PAROLE, LLC
COLDWATER CREEK US INC	APACHE MALL 505 APACHE MALL ROCHESTER, MN 55902	OLMSTED	APACHE MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE ARBORETUM AT SOUTH BARRINGTON 100 WEST HIGGINS RD., STE. R-11 SOUTH BARRINGTON, IL 60010	COOK	ARBORETUM OF SOUTH BARRINGTON, LLC
COLDWATER CREEK US INC	ARDEN FAIR 1689 ARDEN WAY, #1214 SACRAMENTO, CA 95815	SACRAMENTO	ARDEN FAIR ASSOCIATES, LP
COLDWATER CREEK US INC	ARLINGTON HIGHLANDS 4000 ARLINGTON HIGHLANDS BLVD., #149 ARLINGTON, TX 76018	TARRANT	ARLINGTON HIGHLANDS LTD.
COLDWATER CREEK US INC	THE SHOPS AT ATLAS PARK 8028 COOPER AVE., #6-104 GLENDALE, NY 11385	QUEENS	ATLAS PARK LLC ATCO PROPERTIES

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	AUGUSTA MALL 3450 WRIGHTSBORO RD., # B210 AUGUSTA, GA 30909	RICHMOND	AUGUSTA MALL LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE AVENUE - FORSYTH 410 PEACHTREE PKWY, #242 CUMMING, GA 30041	FORSYTH	AVENUE FORSYTH LLC
COLDWATER CREEK US INC	THE AVENUE - WEBB GIN 1350 SCENIC HWY., #300 SNELLVILLE, GA 30078	GWINNETT	AVENUE WEBB GIN, LLC
COLDWATER CREEK US INC	STATE STREET (SANTA BARBARA) 733 STATE ST. SANTA BARBARA, CA 93101	SANTA BARBARA	BALBOA BUILDING COMPANY
COLDWATER CREEK US INC	BATTLEFIELD MALL 2825 S. GLENSTONE AVE., #F-18 SPRINGFIELD, MO 65804	GREENE	BATTLEFIELD MALL, LLC
COLDWATER CREEK US INC	BAYBROOK MALL 1040 BAYBROOK MALL FRIENDSWOOD, TX 77546	HARRIS	BAYBROOK MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE SUMMIT - BIRMINGHAM 200 SUMMIT BLVD., #100 BIRMINGHAM, AL 35243	JEFFERSON	BAYER RETAIL COMPANY IV, LLC
COLDWATER CREEK US INC	BAYSHORE 525 W. NORTHSHORE GLENDALE, WI 53217	MILWAUKEE	BAYSHORE TOWN CENTER LLC STEINER
COLDWATER CREEK US INC	GRAND BOULEVARD AT SANDESTIN 560 GRAND BLVD., #101 SANDESTIN, FL 32550	WALTON	BAYTOWNE COMMERCIAL JOINT VENTURE PARTNERS
COLDWATER CREEK US INC	BELLEVUE SQUARE 1070 BELLEVUE SQUARE BELLEVUE, WA 98004	KING	BELLEVUE SQUARE MANAGERS, INC. KEMPER DEVELOPMENT
COLDWATER CREEK US INC	WESTFIELD COUNTYSIDE 27001 US HWY 19 N. #2017 CLEARWATER, FL 33761	PINELLAS	BELLWETHER PROPERTIES OF FLORIDA (LIMITED) WESTFIELD
COLDWATER CREEK THE SPA INC.	BELMAR 329 S. TELLER ST. LAKEWOOD, CO 80226	JEFFERSON	BELMAR MAINSTREET HOLDINGS I, LLC
COLDWATER CREEK US INC	BELMAR 340 S. TELLER ST. LAKEWOOD, CO 80226	JEFFERSON	BELMAR MAINSTREET HOLDINGS I, LLC
COLDWATER CREEK US INC	THE ORCHARD (ORCHARD PARK) 4005 N. BUFFALO RD., #200 ORCHARD PARK, NY 14127	ERIE	BENDERSON DEVELOPMENT COMPANY, INC.
COLDWATER CREEK US INC	BRADLEY FAIR 1900 N. ROCK RD., #136	SEDGWICK	BF OWNER, L.L.C.

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
WICHITA, KS 67206
COLDWATER CREEK US INC	FIRST AVENUE (SANDPOINT) STORE 311 N. FIRST AVE. SANDPOINT, ID 83864	BONNER	BIG BLUE LAKE LLC
COLDWATER CREEK US INC	THE SHOPPES AT PIERCE HILL 1308 VESTAL PKWY. E., #5 VESTAL, NY 13850	BROOME	BINGHAMTON JOINT VENTURE, LC STANBERRY
COLDWATER CREEK US INC	BIRCH RUN PREMIMUM OUTLETS 8825 MARKETPLACE DR., #F410 BIRCH RUN, MI 48415	SAGINAW	BIRCH RUN OUTLETS II, LLC
COLDWATER CREEK US INC	BLAKENEY 9830 REA RD., #D CHARLOTTE, NC 28277	MECKLENBURG	BLAKENEY RETAIL, LLC CROSLAND
COLDWATER CREEK US INC	MAIN STREET PROMENADE 55 S. MAIN ST., #103 NAPERVILLE, IL 60540	DU PAGE	BLOCK 418, LLC
COLDWATER CREEK THE SPA INC	MAIN STREET PROMENADE 55 S. MAIN ST., #200 NAPERVILLE, IL 60540	DU PAGE	BLOCK 418, LLC
COLDWATER CREEK US INC	HILLSDALE SHOPPING CENTER 336 HILLSDALE SHOPPING CENTER SAN MATEO, CA 94403	SAN MATEO	BOHANNON DEVELOPMENT COMPANY
COLDWATER CREEK US INC	WESTFIELD BRANDON 856 BRANDON TOWN CENTER BRANDON, FL 33511	HILLSBOROUGH	BRANDON SHOPPING CENTER PARTNERS, LTD WESTFIELD
COLDWATER CREEK US INC	THE STREETS OF BRENTWOOD 2565 SAND CREEK RD. #116 BRENTWOOD, CA 94513	CONTRA COSTA	BRENTWOOD SPECIALTY CENTER, LLC
COLDWATER CREEK US INC	BURLINGTON TOWN CENTER 49 CHURCH ST., #1034 BURLINGTON, VT 05401	CHITTENDEN	BURLINGTON TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	BURLINGTON TOWN CENTER — STORAGE 49 CHURCH ST. BURLINGTON, VT 05401	CHITTENDEN	BURLINGTON TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	BRIDGEPORT VILLAGE 7233 BRIDGEPORT RD. TIGARD, OR 97224	WASHINGTON	BV CENTERCAL, LLC CHARTER OAK
COLDWATER CREEK THE SPA INC.	BRIDGEPORT VILLAGE 7449 S.W. BRIDGEPORT RD. TIGARD, OR 97224	WASHINGTON	BV CENTERCAL, LLC
COLDWATER CREEK THE SPA INC.	BRIDGEPORT VILLAGE — STORAGE 7449 S.W. BRIDGEPORT RD. TIGARD, OR 97224	WASHINGTON	BV CENTERCAL, LLC
COLDWATER CREEK US INC	MILLCREEK MALL 600 MILLCREEK MALL ERIE, PA 16565	ERIE	CAFARO MANAGEMENT COMPANY
COLDWATER CREEK US INC	WESTFIELD CAPITAL PROMENADE 2511 4TH AVE., #106 OLYMPIA, WA 98502	THURSTON	CAPITAL MALL LAND, LLC WESTFIELD
COLDWATER CREEK US INC.	VILLAGE AT LEESBURG 1603 VILLAGE MARKET BLVD SE, #116 LEESBURG, VA 20175	LOUDEN	CARLYLE/CYPRESS LEESBURG I, LLC CARLYLE-CYPRESS
COLDWATER CREEK US	MIDTOWN VILLAGE	TUSCALOOSA	CARLYLE-CYPRESS

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	1800 MCFARLAND BLVD. EAST, #100 TUSCALOOSA, AL 35404		TUSCALOOSA I, LLC
COLDWATER CREEK US INC	LAKESIDE VILLAGE 1429 TOWNE CENTER DR. LAKELAND, FL 33803	POLK	CASTO-OAKBRIDGE VENTURE, LTD
COLDWATER CREEK US INC	THE MALL OF ACADIANA 5725 JOHNSTON ST., #E-212 LAFAYETTE, LA 70503	LAFAYETTE	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK US INC	ALAMANCE CROSSING 3173 WALTHAM BLVD. BURLINGTON, NC 27215	ALAMANCE	CBL & ASSOCIATES LTD. PARTNERSHIP
COLDWATER CREEK US INC	CARY TOWNE CENTER 1105 WALNUT ST., #H157A CARY, NC 27511	WAKE	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK US INC	MILFORD MARKETPLACE 1660 BOSTON POST RD. MILFORD, CT 06460	NEW HAVEN	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK US INC	PEARLAND TOWN CENTER 11200 BROADWAY ST #740 PEARLAND, TX 77584	BRAZORIA	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK US INC	THE DISTRICT AT CHERRYVALE 7180 HARRISON AVE., #1 ROCKFORD, IL 61112	WINNEBAGO	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK US INC	TRIANGLE TOWN CENTER 5959 TRIANGLE TOWN BLVD., #EU2155 RALEIGH, NC 27616	WAKE	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK US INC	WEST COUNTY CENTER 122 WEST COUNTY CENTER DES PERES, MO 63131	SAINT LOUIS	CBL & ASSOCIATES MANAGEMENT, INC. WESTFIELD
COLDWATER CREEK US INC	THE DISTRICT AT MONROEVILLE MALL 706 MALL CIRCLE DR. MONROEVILLE, PA 15146	ALLEGHENY	CBL/MONROEVILLE EXPANSION, L.P.
COLDWATER CREEK US INC	PARK PLAZA MALL 6000 W. MARKHAM ST., #2042 LITTLE ROCK, AR 72205	PULASKI	CBL/PARK PLAZA MALL, LLC
COLDWATER CREEK US INC	THE SHOPS AT FRIENDLY CENTER 3326 W. FRIENDLY AVE., #101 GREENSBORO, NC 27410	GUILFORD	CBL-SHOPS AT FRIENDLY, LLC
COLDWATER CREEK INC	CEDAR HILLS OFF-SITE STORAGE SPACE 4100 MCGHEE ROAD, SUITE M KOOTENAI, ID 83840	BONNER	CEDAR HILLS CHURCH
COLDWATER CREEK US INC	THE PROMENADE SHOPS AT CENTERRA 5855 SKY POND DR., #F154 LOVELAND, CO 80538	LARIMER	CENTERRA LIFESTYLE CENTER, LLC POAG & MCEWEN
COLDWATER CREEK US INC	THE AVENUE MURFREESBORO 2615 MEDICAL CENTER PKWY., #2055 MURFREESBORO, TN 37129	RUTHERFORD	CF MURFREESBORO ASSOCIATES
COLDWATER CREEK US INC	CHARLESTON TOWN CENTER 1095 CHARLESTON TOWN CENTER CHARLESTON, WV 25389	KANAWHA	CHARLESTON TOWN CENTER COMPANY L.P. FOREST CITY
COLDWATER CREEK US INC	LEESBURG CORNER PREMIUM OUTLETS 241 FORT EVANS RD. N.E., #801 LEESBURG, VA 20176	LOUDOUN	CHELSEA GCA REALTY PARTNERSHIP, LP
COLDWATER CREEK US INC	THE CROSSINGS PREMIUM OUTLETS 1000 RTE. 611, # I-01	MONROE	CHELSEA POCONO FINANCE, LLC

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
TANNERSVILLE, PA 18372
COLDWATER CREEK US INC	OSAGE BEACH PREMIUM OUTLETS 4540 HWY. 54, #H-3 OSAGE BEACH, MO 65065	CAMDEN	CHELSEA PROPERTY GROUP
COLDWATER CREEK US INC	TOWNE PLACE AT GARDEN STATE PARK 957 HADDONFIELD RD., #K120 CHERRY HILL, NJ 08002	CAMDEN	CHERRY HILL TOWNE CENTER PARTNERS, LLC
COLDWATER CREEK US INC	CLACKAMAS TOWN CENTER 12000 SE 82ND AVE., #K117 PORTLAND, OR 97086	CLACKAMAS	CLACKAMAS TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE PROMENADE SHOPS AT CLIFTON 852 ROUTE 3 #100 CLIFTON, NJ 07012	PASSAIC	CLIFTON LIFESTYLE CENTER, LLC POAG & MCEWEN
COLDWATER CREEK US INC	ROOKWOOD COMMONS 2647 EDMONDSON RD. CINCINNATI, OH 45209	HAMILTON	JEFFREY R. ANDERSON
COLDWATER CREEK US INC	THE PROMENADE AT COCONUT CREEK 4449 LYONS RD. #J-101 COCONUT CREEK, FL 33073	BROWARD	COCONUT CREEK DEVELOPMENT, LLC STANBERY
COLDWATER CREEK US INC	COCONUT POINT 23190 FASHION DR. #105 ESTERO, FL 33928	LEE	COCONUT POINT DEVELOPERS, LLC SIMON
COLDWATER CREEK US INC	WINTER GARDEN VILLAGE AT FOWLER GROVE 3267 DANIELS RD., STE. 102 WINTER GARDEN, FL 34787	ORANGE	COLE MT WINTER GARDEN FL, LLC
COLDWATER CREEK US INC	COLUMBIA CENTER 1321 N. COLUMBIA CENTER BLVD., #801 KENNEWICK, WA 99336	BENTON	COLUMBIA MALL PARTNERSHIP SIMON
COLDWATER CREEK US INC	COLUMBIA MALL 2300 BERNADETTE DR., #103 COLUMBIA, MO 65203	BOONE	COLUMBIA MALL, L.LC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE STREETS OF CHESTER 270 S.O.C. ST. ROUTE 206 SOUTH CHESTER, NJ 07930	MORRIS	CONTINENTAL RETAIL PROPERTY SERVICES
COLDWATER CREEK US INC	THE STREETS OF TANASBOURNE 2100 NW ALLIE AVE., #450 HILLSBORO, OR 97124	WASHINGTON	CONTINENTAL TANASBOURNE, LLC
COLDWATER CREEK US INC	GALLERIA OF MT. LEBANON 1500 WASHINGTON BLVD. MT. LEBANON, PA 15228	ALLEGHENY	CONTINENTAL/GALLERIA, LP
COLDWATER CREEK US INC	CORAL RIDGE MALL 1451 CORAL RIDGE AVE., #118 CORALVILLE, IA 52241	JOHNSON	CORAL RIDGE
COLDWATER CREEK US INC	FACTORY STORES AT LINCOLN CITY 1500 S.E. DEVILS LAKE RD., #407 LINCOLN CITY, OR 97367	LINCOLN	COROC/LINCOLN CITY L.L.C.
COLDWATER CREEK US INC	TANGER OUTLET CENTER -PARK CITY 6699 N. LANDMARK DR., #E100 PARK CITY, UT 84098	SUMMIT	COROC/PARK CITY L.L.C. TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK US INC	TANGER OUTLET CENTER BAYSIDE 36725 BAYSIDE OUTLET DR., STE. 720 REHOBOTH BEACH, DE 19971	SUSSEX	COROC/REHOBOTH II L.L.C.

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	TANGER OUTLET CENTER - FOLEY 2601 S. MCKENZIE ST., #P5 FOLEY, AL 36535	BALDWIN	COROC/RIVIERA L.L.C. TANGER PROPERTIES LP
COLDWATER CREEK US INC	TANGER OUTLET CENTER - TUSCOLA A200 TUSCOLA BLVD., #4002 TUSCOLA, IL 61953	DOUGLAS	COROC/TUSCOLA L.L.C.
COLDWATER CREEK US INC	THE AVENUE - VIERA 2261 TOWN CENTER AVE., #102 MELBOURNE, FL 32940	BREVARD	CP VENTURE FIVE - AV LLC
COLDWATER CREEK US INC	THE AVENUE - WEST COBB 3625 DALLAS HWY., #560 MARIETTA, GA 30064	COBB	CP VENTURE FIVE - AWC LLC COUSINS PROPERTIES
COLDWATER CREEK US INC	THE AVENUE - EAST COBB 4475 ROSWELL RD., #1410 MARRIETTA, GA 30062	COBB	CP VENTURE FIVE-AEC, LLC
COLDWATER CREEK US INC	THE AVENUE - PEACHTREE CITY 508 CIRCLE GATE PEACHTREE CITY, GA 30269	FAYETTE	CP VENTURE FIVE-APC, LLC
COLDWATER CREEK US INC	SHOPS AT BRINTON LAKE 923 BALTIMORE PIKE GLEN MILLS, PA 19342	DELAWARE	CPBP-VII ASSOCIATES, L.P. BRINTON LAND DEVELOPMENT
COLDWATER CREEK US INC	VACAVILLE PREMIUM OUTLETS 111-A NUT TREE RD. VACAVILLE, CA 95687	SOLANO	CPG FINANCE II LLC
COLDWATER CREEK US INC	HOUSTON PREM OUTLETS 29300 HEMPSTEAD RD. #301 CYPRESS, TX 77433	HARRIS	CPG HOUSTON HOLDINGS, L.P.
COLDWATER CREEK US INC	ALBERTVILLE PREM OUTLETS 6415 LABEAUX AVE. NE #B050 ALBERTVILLE, MN 55301	WRIGHT	CPG PARTNERS, L.P.
COLDWATER CREEK US INC	DESERT HILLS PREMIUM OUTLETS 48400 SEMINOLE DR., #520 CABAZON, CA 92230	RIVERSIDE	CPG PARTNERS, L.P.
COLDWATER CREEK US INC	NORTH GEORGIA PREMIUM OUTLETS 800 HIGHWAY 400 SOUTH DAWSONVILLE, GA 30534	DAWSON	CPG PARTNERS, L.P.
COLDWATER CREEK US INC	SEATTLE PREMIUM OUTLETS 10600 QUIL CEDA BLVD. #100 TULALIP, WA 98271	SNOHOMISH	CPG PARTNERS, L.P.
COLDWATER CREEK US INC	PHIPPS PLAZA 3500 PEACHTREE RD., #2084 ATLANTA, GA 30326	FULTON	CPI-PHIPPS LIMITED LIABILITY COMPANY
COLDWATER CREEK US INC	SILVERTHORNE FACTORY STORES 227-M BLUE RIVER PKWY. SILVERTHORNE, CO 80498	SUMMIT	CRAIG REALTY GROUP
COLDWATER CREEK US INC	TOWNE CENTER AT CEDAR LODGE 7455 CORPORATE BLVD., #425 BATON ROUGE, LA 70809	EAST BATON ROUGE	CREEKSTONE CEDAR LODGE I, LLC MOODY RAMBIN
COLDWATER CREEK US INC	CRESTVIEW HILLS TOWN CENTER 2849 TOWN CENTER BLVD. CRESTVIEW HILLS, KY 41017	KENTON	CRESTVIEW HILLS TOWN CENTER, LLC
COLDWATER CREEK US INC	CROCKER PARK 124 MAIN ST. WESTLAKE, OH 44145	CUYAHOGA	CROCKER PARK, LLC
COLDWATER CREEK US INC	CROSSROADS CENTER 4101 W. DIVISION ST. #A22	STEARNS	CROSSROADS CENTER

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
	ST. CLOUD, MN 56301		GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE SHOPS AT BRIARGATE 1845 BRIARGATE PKWY., #439 COLORADO SPRINGS, CO 80920	EL PASO	CS LIFESTYLE CENTER, LLC PAG & MCEWEN
COLDWATER CREEK US INC	DANBURY FAIR MALL 7 BACKUS AVE. #G-106 DANBURY, CT 06810	FAIRFIELD	DANBURY MALL, LLC
COLDWATER CREEK US INC	ORLAND PARK CROSSING 9500 143RD ST., #200 ORLAND PARK, IL 60462	COOK	DAVIS STREET LAND COMPANY
COLDWATER CREEK US INC	THE MEADOWS AT LAKE ST. LOUIS 11 MEADOWS CIR. DR., #422 LAKE SAINT LOUIS, MO 63367	SAINT LOUIS CITY	DAVIS STREET LAND COMPANY OF MISSOURI III, LLC
COLDWATER CREEK US INC	THE MALL AT GREEN HILLS 2126 ABBOTT MARTIN RD., #315 NASHVILLE, TN 37215	DAVIDSON	DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C
COLDWATER CREEK US INC	VILLAGE AT STONE OAK 22702 US HWY 281 N., #114 SAN ANTONIO, TX 78259	BEXAR	DDR DB STONE OAK LP REATA
COLDWATER CREEK US INC	DEERFIELD TOWNE CENTER 5585 DEERFIELD BLVD. MASON, OH 45040	WARREN	DEERFIELD TOWNE CENTER HOLDING COMPANY JEFFREY R. ANDERSON
COLDWATER CREEK US INC	ASPEN GROVE 7301 S. SANTA FE DR., #240 LITTLETON, CO 80120	ARAPAHOE	DEVELOPERS DIVERSIFIED REALTY CORP.
COLDWATER CREEK US INC	TOWN CENTER PLAZA 5056 W. 119TH ST. LEAWOOD, KS 66209	JOHNSON	DEVELOPERS DIVERSIFIED REALTY CORP.
COLDWATER CREEK US INC	TOWN CENTER PLAZA — STORAGE 5056 W. 119TH ST. LEAWOOD, KS 66209	JOHNSON	DEVELOPERS DIVERSIFIED REALTY CORP.
COLDWATER CREEK US INC	DEER PARK TOWN CENTER 20530 N. RAND RD., #310 DEER PARK, IL 60010	LAKE	DEVELOPERS DIVERSIFIED REALTY CORPORATION
COLDWATER CREEK US INC	FIG GARDEN VILLAGE 746 W. SHAW AVE. FRESNO, CA 93704	FRESNO	DONAHUE SCHRIBER REALTY GROUP, L.P.
COLDWATER CREEK US INC	THE PROMENADE SHOPS AT DOS LAGOS 2780 CABOT DR., #101 CORONA, CA 92883	RIVERSIDE	DOS LAGOS LIFESTYLE CENTER, LLC CYPRESS EQUITIES
COLDWATER CREEK US INC	EASTERN SHORE CENTRE 30500 STATE HWY. 181, #132 SPANISH FORT, AL 36527	BALDWIN	EASTERN SHORE CENTRE LC, LLC HERRING MALBIS
COLDWATER CREEK US INC	EASTVIEW MALL 802 EASTVIEW MALL VICTOR, NY 14564	ONTARIO	EASTVIEW MALL, LLC MACERICH
COLDWATER CREEK US INC	EDEN PRAIRIE CENTER 8251 FLYING CLOUD DR., #1020 EDEN PRAIRIE, MN 55344	HENNEPIN	EDEN PRAIRIE CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	EDINBURGH PREMIUM OUTLETS 11825 N.E. EXECUTIVE DR. EDINBURGH, IN 46124	JOHNSON	EDINBURG PREMIUM OUTLET
COLDWATER CREEK US INC	EL PASEO COLLECTION PROMENADE 73-199 EL PASEO, #A PALM DESERT, CA 92260	RIVERSIDE	EL PASEO COLLECTION PROMENADE LLC

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	THE SHOPS AT LONG WHARF 49 LONG WARF MALL #G NEWPORT, RI 02840	NEWPORT	ELMWAL ASSOCIATES, LLC
COLDWATER CREEK US INC	EQUINOX SQUARE 365 DEPOT RD., STE. 1 MANCHESTER CENTER, VT 05255	BENNINGTON	EQUINOX 101 REALTY
COLDWATER CREEK US INC	WATERFORD COMMONS 915 HARTFORD TURNPIKE, #G-7 WATERFORD, CT 06385	NEW LONDON	ERT AUSTRALIAN MANAGEMENT, L.P. CBL
COLDWATER CREEK US INC	THE SHOPS AT EVERGREEN WALK 200 EVERGREEN WY., #240 SOUTH WINDSOR, CT 06074	HARTFORD	EVERGREEN WALK LIFESTYLE CENTER, LLC POAG & MCEWEN
COLDWATER CREEK US INC	WESTFIELD NORTH COUNTY 200 VIA RANCHO PKWY, #125 ESCONDIDO, CA 92025	SAN DIEGO	EWH ESCONDIDO ASSOCIATES, L.P. WESTFIELD
COLDWATER CREEK US INC	GILROY PREMIUM OUTLETS 8555 SAN YSIDRO AVE., D-020 GILROY, CA 95020	SANTA CLARA	F/C GILROY DEVELOPMENT
COLDWATER CREEK US INC	LIGHTHOUSE PLACE PREMIUM OUTLETS 413 LIGHTHOUSE PL. MICHIGAN CITY, IN 46360	LA PORTE	F/C MICHIGAN CITY DEVELOPMENT LLC
COLDWATER CREEK US INC	WATERLOO PREMIUM OUTLETS 655 RT. 318, #83 WATERLOO, NY 13165	SENECA	F/C WATERLOO DEVELOPMENT LLC
COLDWATER CREEK US INC	FAIR OAKS 11820L FAIR OAKS MALL FAIRFAX, VA 22033	FAIRFAX	FAIRFAX COMPANY OF VIRGINIA, LLC TAUBMAN
COLDWATER CREEK US INC	FIRST & MAIN BLACKSBURG 1460 SOUTH MAIN ST., #114 BLACKSBURG, VA 24060	MONTGOMERY	FAIRMOUNT NB BLACKSBURG LLC
COLDWATER CREEK US INC	FASHION SHOW MALL 3200 LAS VEGAS BLVD. S, #1190 LAS VEGAS, NV 89109	CLARK	FASHION SHOW MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE PROMENADE BOLINGBROOK 641 E. BOUGHTON RD., #140 BOLINGBROOK, IL 60440	WILL	FC JANES PARK, LLC FOREST CITY
COLDWATER CREEK US INC	FIRST COLONY MALL 16535 SOUTHWEST FWY., #1015 SUGAR LAND, TX 77479	FORT BEND	FIRST COLONY MALL
COLDWATER CREEK US INC	VILLAGE SQUARE AT DANA PARK 1822 S. VAL VISTA DR., #106 MESA, AZ 85204	MARICOPA	FIRST REGENT OF ARIZONA, LLC TRIPLE 5
COLDWATER CREEK US INC	FLATIRON CROSSING #1 W. FLATIRON CIR., #2156 BROOMFIELD, CO 80021	BROOMFIELD	FLATIRON HOLDING, LLC MACERICH
COLDWATER CREEK US INC	THE FORUM ON PEACHTREE PARKWAY 5151 PEACHTREE PKWY., #705 NORCROSS, GA 30092	GWINNETT	FOURTH QUARTER PROPERTIES XIX FORUM DEV
COLDWATER CREEK US INC	THE FORUM AT CARLSBAD 1925 CALLE BARCELONA, #164 CARLSBAD, CA 92009	SAN DIEGO	FOURTH QUARTER PROPERTIES XIX, LLC FORUM DEVELOPMENT
COLDWATER CREEK US	FOX RIVER MALL	OUTAGAMIE	FOX RIVER SHOPPING

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	4301 W. WISCONSIN AVE., #154 APPLETON, WI 54913		CENTER LLP GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	FREEHOLD RACEWAY MALL 3710 RTE. 9, #2810 FREEHOLD, NJ 07728	MONMOUTH	FREEMALL ASSOCIATES, LLC
COLDWATER CREEK US INC	SAN FRANCISCO ST. (SANTA FE) 123 W. SAN FRANCISCO ST. SANTA FE, NM 87501	SANTA FE	G.E. PARIS BUILDING, LLC GREER ENTERPRISES
COLDWATER CREEK US INC	GALLATIN CENTER 1975 CATTAIL DR., #A BOZEMAN, MT 59718	GALLATIN	GALLATIN TR, L.P.
COLDWATER CREEK US INC	UPTOWN GIG HARBOR 4621 POINT FOSDICK DR., NW #100 GIG HARBOR, WA 98335	PIERCE	GATEWAY CAPITAL, LLC
COLDWATER CREEK US INC	THE VILLAGE AT GARDEN CITY CENTER 35 HILLSIDE RD. CRANSTON, RI 02920	PROVIDENCE	GATEWAY WOODSIDE PROPERTIES, INC. GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	NATICK COLLECTION 1245 WORCESTER RD., # 2050 NATICK, MA 01760	MIDDLESEX	GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	PARK PLACE 5870 E. BROADWAY BLVD. #152 TUCSON, AZ 85711	PIMA	GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE WOODLANDS MALL 1201 LAKE WOODLANDS DR., #1056 THE WOODLANDS, TX 77380	MONTGOMERY	GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	GENESEE VALLEY CENTER 4362 MILLER RD., #E-2 FLINT, MI 48507	GENESEE	GENESEE VALLEY PARTNERS, LP TURNBERRY
COLDWATER CREEK US INC	GENEVA COMMONS 310 COMMONS DR., #2090 GENEVA, IL 60134	KANE	GENEVA RETAIL COMPANY, LLC JEFFERY R. ANDERSON
COLDWATER CREEK US INC	COLUMBIANA CENTRE 100 COLUMBIANA CR., #1048 COLUMBIA, SC 29212	LEXINGTON	GGP-COLUMBIANA TRUST
COLDWATER CREEK US INC	THE MAINE MALL 364 MAINE MALL RD. #W137 SOUTH PORTLAND, ME 04106	CUMBERLAND	GGP-MAINE MALL L.L.C.
COLDWATER CREEK US INC	STEEPLEGATE 270 LOUDON RD., #1161 CONCORD, NH 03301	MERRIMACK	GGP-STEEPLEGATE, INC.
COLDWATER CREEK US INC	COEUR D ALENE OFFICE 751 WEST HANLEY AVENUE COEUR D ALENE, ID 83815	KOOTENAI	FOOTHILL SHADOWS LLC
COLDWATER CREEK US INC	THE SHOPS AT SOMERSET SQUARE 140 GLASTONBURY BLVD., #10 GLASTONBURY, CT 06033	HARTFORD	GLASTONBURY SOMERSET, LLC
COLDWATER CREEK US INC	KINGSGATE CENTER 8201 QUAKER AVE., #118 LUBBOCK, TX 79424	LUBBOCK	GPF LUBBOCK ASSOCIATES LIMITED PARTNERSHIP GRACO REAL ESTATE
COLDWATER CREEK US INC	THE SOUTHLANDS 6240 S. MAIN ST. #101 AURORA, CO 80016	ARAPAHOE	GRANITE SOUTHLANDS TOWN CENTER LLC ALBETA DEVELOPMENT

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	LAKESIDE SHOPPING CENTER 3301 VETERANS BLVD., #39 METAIRIE, LA 70002	JEFFERSON	GREATER LAKESIDE CAUSEWAY CORP
COLDWATER CREEK US INC	GREEN OAK VILLAGE PLACE 9700 VILLAGE PLACE BLVD. BRIGHTON, MI 48116	LIVINGSTON	GREEN OAK VILLAGE PLACE, LLC LORMAX
COLDWATER CREEK US INC	THE GREENE 68 PLUM ST. BEAVERCREEK, OH 45440	MONTGOMERY	GREEN TOWN CENTER LLC
COLDWATER CREEK US INC	GREENWAY STATION 1620 DEMING WY., #102 MIDDLETON, WI 53562	DANE	GREENWAY STATION SPE, LLC
COLDWATER CREEK US INC	KERCHEVAL PLACE 17010 KERCHEVAL AVE. GROSSE POINTE, MI 48230	WAYNE	GROSSE POINT ST. CLAIR ASSOCIATES, LLC
COLDWATER CREEK US INC	PRIME OUTLETS AT GROVE CITY 1911 LEESBURG GROVE CITY RD., #1265 GROVE CITY, PA 16127	MERCER	GROVE CITY FACTORY SHOPS LIMITED PARTNERSHIP
COLDWATER CREEK US INC	HERITAGE SQUARE 7135 HERITAGE SQUARE DR., #330 MISHAWAKA, IN 46530	ST. JOSEPH	GUMWOOD HP SHOPPING PARTNERS, L.P.
COLDWATER CREEK US INC	HAMILTON TOWN CENTER 13976 TOWN CENTER BLVD., #100 NOBLESVILLE, IN 46060	HAMILTON	HAMILTON TOWN CENTER, LLC HAMILTON TOWN CENTER, LLC SIMON
COLDWATER CREEK US INC	BRANSON LANDING 1005 BRANSON LANDING BLVD. BRANSON, MO 65616	TANEY	HCW PRIVATE DEVELOPMENT, LLC
COLDWATER CREEK US INC	HIGHLAND VILLAGE SHOPPING CENTER 4050 WESTHEIMER RD. HOUSTON, TX 77027	HARRIS	HIGHLAND VILLAGE, LP
COLDWATER CREEK US INC	THE SHOPS AT HIGHLAND VILLAGE 4041 WALLER CREEK, #180 HIGHLAND VILLAGE, TX 75077	DENTON	HIGHLAND VILLAGE, LP REGENCY CENTERS
COLDWATER CREEK US INC	HILL COUNTRY GALLERIA 12912 HILL COUNTRY BLVD., #G120 BEE CAVE, TX 78738	TRAVIS	HILL COUNTRY GALLERIA, L.P.
COLDWATER CREEK US INC	WESTVIEW PROMENADE 5265 BUCKEYSTOWN PIKE FREDERICK, MD 21703	FREDERICK	HILL MANAGEMENT SERVICE WESTVIEW PROMENADE PROPERTIES, LLC
COLDWATER CREEK US INC	BILTMORE VILLAGE 10 BROOK ST., #130 ASHEVILLE, NC 28803	BUNCOMBE	HISTORIC BILTMORE VILLAGE, LLC
COLDWATER CREEK US INC	OXMOOR CENTER 7900 SHELBYVILLE RD., #B-3 LOUISVILLE, KY 40222	JEFFERSON	HOCKER OXMOOR LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	ALAMO QUARRY MARKET 255 E. BASSE, #1014 SAN ANTONIO, TX 78209	BEXAR	HOLDINGS, LLC REATA
COLDWATER CREEK US INC	HOLYOKE MALL AT INGLESIDE 50 HOLYOKE ST., #358 HOLYOKE, MA 01040	HAMPDEN	HOLYOKE MALL COMPANY LP PYRAMID
COLDWATER CREEK US	FIRST & MAIN (HUDSON)	SUMMIT	HUDSON VILLAGE

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	112 FIRST ST. HUDSON, OH 44236		DEVELOPMENT COMPANY, LTD
COLDWATER CREEK US INC	ABQ UPTOWN 2240 Q ST.NE, #A ALBUQUERQUE, NM 87110	BERNALILLO	HUNT UPTOWN, LLC
COLDWATER CREEK US INC	HUNT VALLEY TOWNE CENTER 118 SHAWAN RD. #F HUNT VALLEY, MD 21030	BALTIMORE	HUNT VALLEYTOWNE CENTRE, LLC IRWIN L GREENBURG
COLDWATER CREEK US INC	BRIDGE STREET TOWN CENTRE 340 THE BRIDGE STREET, #148 HUNTSVILLE, AL 35806	MADISON	HUNTSVILLE SHORES, LLC O&S HOLDINGS
COLDWATER CREEK US INC	THE SHOPPES AT GRAND PRAIRIE 5201 W. WAR MEMORIAL DR., #260 PEORIA, IL 61615	PEORIA	IMI GRAND PRAIRIE, LLC
COLDWATER CREEK US INC	JEFFERSON POINTE 4130 W. JEFFERSON BLVD., #I-4 FT. WAYNE, IN 46804	ALLEN	IMI JEFFERSON POINTE, LLC MADISON-MARQUET
COLDWATER CREEK US INC	MOUNT PLEASANT TOWN CENTER 1242 BELK DR. MOUNT PLEASANT, SC 29464	CHARLESTON	IMI MOUNT PLEASANT LLC BAYER PROPERTIES
COLDWATER CREEK US INC	THE STREETS OF INDIAN LAKE 300 INDIAN LAKE BLVD., BLDG. C #100 HENDERSONVILLE, TN 37075	SUMNER	INDIAN LAKE SPECIALTY CENTER, LLC
COLDWATER CREEK US INC	THE STREETS OF CRANBERRY 20430 RTE. 19, #110 CRANBERRY TOWNSHIP, PA 16066	BUTLER	INLAND AMERICAN CRANBERRY SPECIALTY, LP CONTINENTAL
COLDWATER CREEK US INC	THE GATEWAY 30 S. RIO GRANDE ST. SALT LAKE CITY, UT 84101	SALT LAKE	THE BOYER CO
COLDWATER CREEK US INC	EASTWOOD TOWNE CENTER 3030 TOWNE CENTRE BLVD. LANSING, MI 48912	EATON	INLAND WESTERN LANSING EASTWOOD, LLC JEFFREY R. ANDERSON
COLDWATER CREEK US INC	CENTRAL TEXAS MARKETPLACE 2428 WEST LOOP 340, #5 WACO, TX 76711	MCLENNAN	INLAND WESTERN WACO CENTRAL LP AIG BAKER
COLDWATER CREEK US INC	THE TRAILS SHOPPING CENTER 340 N. NOVA RD. ORMOND BEACH, FL 32174	VOLUSIA	J-6 LAND PARTNERS, LTD.
COLDWATER CREEK US INC	CHAMPIONS FOREST PLAZA 5444 F.M. 1960 W. HOUSTON, TX 77069	HARRIS	JIM R. SMITH
COLDWATER CREEK US INC	JORDAN CREEK TOWN CENTER 101 JORDAN CREEK PKWY., #11130 WEST DES MOINES, IA 50266	POLK	JORDAN CREEK TOWN CENTER
COLDWATER CREEK US INC	THE ORCHARD 8619 CLINTON ST. NEW HARTFORD, NY 13413	ONEIDA	JUDD DEVELOPMENT GROUP, LLC
COLDWATER CREEK US INC	THE CROSSROADS 6650 S. WESTNEDGE, #127 PORTAGE, MI 49024	KALAMAZOO	KALAMAZOO MALL L.L.C. GENERAL GROWTH PROPERTIES
COLDWATER CREEK US	KENT STATION	KING	KENT STATION, L.L.C.

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	438 RAMSAY WAY, #101 KENT, WA 98032
COLDWATER CREEK US INC	THE COURT AT KING OF PRUSSIA 690 WEST DEKALB PIKE #1060 KING OF PRUSSIA, PA 19406	MONTGOMERY	KING OF PRUSSIA ASSOCIATES SIMON
COLDWATER CREEK US INC	LACENTERRA AT CINCO RANCH 23501 CINCO RANCH BLVD., #B-130 KATY, TX 77494	FORT BEND	LACENTERRA AT CINCO RANCH, L.P.
COLDWATER CREEK US INC	THE SHOPS ON LANE AVENUE 1659 W. LANE AVE. UPPER ARLINGTON, OH 43221	FRANKLIN	LANE AVENUE 450 LLC UAP COLUMBUS
COLDWATER CREEK US INC	LAUREL PARK PLACE 37580 W. SIX MILE RD. LIVONIA, MI 48152	WAYNE	LAUREL PARK RETAIL PROPERTIES LLC
COLDWATER CREEK US INC	LAUREL PARK PLACE — STORAGE 37580 W. SIX MILE RD. LIVONIA, MI 48152	WAYNE	LAUREL PARK RETAIL PROPERTIES LLC
COLDWATER CREEK US INC	HAMILTON CORNER 2115 GUN BARREL RD., #9 CHATTANOOGA, TN 37421	HAMILTON	LEBCON ASSOCIATES CBL
COLDWATER CREEK US INC	LEGACY VILLAGE 25313 CEDAR RD. LYNDHURST, OH 44124	CUYAHOGA	LEGACY VILLAGE INVESTORS, LLC
COLDWATER CREEK US INC	LEHIGH VALLEY MALL 905 LEHIGH LIFESTYLE CENTER, STE. 1306 WHITEHALL, PA 18052	LEHIGH	LEHIGH VALLEY ASSOCIATES C/O KRAVCO SIMON COMPANY
COLDWATER CREEK US INC	THE TOWN CENTER AT LEVIS COMMONS 3110 LEVIS COMMONS BLVD. PERRYSBURG, OH 43551	WOOD	LEVIS COMMONS, LLC
COLDWATER CREEK US INC	FAYETTE MALL 3401 NICHOLASVILLE RD., #C-328 LEXINGTON, KY 40503	FAYETTE	LEXINGTON JOINT VENTURE
COLDWATER CREEK US INC	PROMENADE AT CHENAL 17809 CHENAL PKWY #G-111 LITTLE ROCK, AR 72223	PULASKI	LITTLE ROCK DEVELOPMENT COMPANY
COLDWATER CREEK US INC	THE MARKET COMMONS, MYRTLE BEACH 3081 HOWARD AVE MYRTLE BEACH, SC 29577	HORRY	LUK-MB1, LLC
COLDWATER CREEK US INC	PRIME OUTLETS ST. AUGUSTINE 500 PRIME OUTLETS BLVD., #1000 ST. AUGUSTINE, FL 32084	SAINT JOHNS	LVP ST. AUGUSTINE OUTLETS LLC
COLDWATER CREEK US INC	LEGACY VILLAGE AT SPRING HILL 9 DU RHU DR., #390 MOBILE, AL 36608	MOBILE	LVRC, LLC THE MITCHELL COMPANY
COLDWATER CREEK US INC	MACARTHUR CENTER 300 MONTICELLO AVE., #284 NORFOLK, VA 23510	NORFOLK CITY	MACARTHUR SHOPPING CENTER LLC TAUBMAN
COLDWATER CREEK US INC	CARMEL PLAZA OCEAN AVE. AT MISSION ST., #101 CARMEL, CA 93921	MONTEREY	MACERICH CARMEL LP
COLDWATER CREEK US INC	CARMEL PLAZA — STORAGE OCEAN AVE. AT MISSION ST. CARMEL, CA 93921	MONTEREY	MACERICH CARMEL LP
COLDWATER CREEK US INC	BROADWAY PLAZA 1280 BROADWAY PLAZA, #A75 WALNUT CREEK, CA 94596	CONTRA COSTA	MACERICH NORTHWESTERN ASSOCIATES

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	THE OAKS 512 W. HILLCREST DR. THOUSAND OAKS, CA 91360	VENTURA	MACERICH OAKS LLC
COLDWATER CREEK US INC	RIMROCK MALL 316 24TH ST. WEST BILLINGS, MT 59102	YELLOWSTONE	MACERICH RIMROCK LP
COLDWATER CREEK US INC	TWENTY NINTH STREET 1810 29TH ST., #1028 BOULDER, CO 80301	BOULDER	MACERICH TWENTY NINTH STREET LLC
COLDWATER CREEK US INC	THE VILLAGE AT VINTAGE FAIRE 3401 DALE RD. #W5 MODESTO, CA 95356	STANISLAUS	MACERICH VINTAGE FAIRE LIMITED PARTNERSHIP
COLDWATER CREEK US INC	WESTFIELD MAIN PLACE 2800 N. MAIN ST., #280 SANTA ANA, CA 92705	ORANGE	MAINPLACE SHOPPINGTOWN LLC WESTFIELD
COLDWATER CREEK US INC	WESTFIELD MAIN PLACE — STORAGE 2800 N. MAIN ST., SANTA ANA, CA 92705	ORANGE	MAINPLACE SHOPPINGTOWN LLC WESTFIELD
COLDWATER CREEK US INC	SOLOMON POND MALL 601 DONALD LYNCH BLVD., #S114A MARLBOROUGH, MA 01752	MIDDLESEX	MALL AT SOLOMON POND, LLC SIMON
COLDWATER CREEK US INC	THE MALL AT TURTLE CREEK 3000 E. HIGHLAND DR., #503 JONESBORO, AR 72401	CRAIGHEAD	MALL AT TURTLE CREEK LLC
COLDWATER CREEK US INC	MALL OF GEORGIA 3333 BUFORD DRIVE, #VB01A BUFORD, GA 30519	GWINNETT	MALL OF GEORGIA, LLC
COLDWATER CREEK US INC	VILLAGE MALL 1627-30 OPELIKA RD. AUBURN, AL 36830	LEE	MARELDA UNIVERSITY VILLAGE MALL LLC JONES LANG LASALLE
COLDWATER CREEK US INC	THE COURTYARD AT MARKET PLACE 2000 N. NEIL ST., #104 CHAMPAIGN, IL 61820	CHAMPAIGN	MARKET PLACE SHOPPING CENTER 11 GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	MASHPEE COMMONS 5 NORTH ST. MASHPEE, MA 02649	BARNSTABLE	MASHPEE COMMONS LIMITED PARTNERSHIP
COLDWATER CREEK US INC	MAYFAIR MALL 2500 N. MAYFAIR RD. WAUWATOSA, WI 53226	MILWAUKEE	MAYFAIR MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	MAYFAIRE TOWN CENTER 6849 MAIN ST. WILMINGTON, NC 28405	NEW HANOVER	MAYFAIRE RETAIL, LLC
COLDWATER CREEK US INC	LAKEPORT COMMONS 5001 SERGEANT RD., #220 SIOUX CITY, IA 51106	WOODBURY	MB SIOUX CITY LAKEPORT, LLC CORMAC
COLDWATER CREEK US INC	OAKWAY CENTER 3 OAKWAY CENTER EUGENE, OR 97401	LANE	MCKAY INVESTMENT COMPANY, LLC OPUS
COLDWATER CREEK US INC	THE VILLAGE OF ROCHESTER HILLS 364 N. ADAMS RD. ROCHESTER HILLS, MI 48309	OAKLAND	MEADOWBROOK ASSOCIATES, LLC ROBERT B. AIKEN
COLDWATER CREEK US INC	METROPOLIS 2539 FUTURA PARK WY., #J100	HENDRICKS	METROPOLIS, LLC

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
PLAINFIELD, IN 46168
COLDWATER CREEK US INC	KIRKWOOD MALL 815 KIRKWOOD MALL BISMARK, ND 58504	BURLEIGH	METROPOLITAN LIFE INSURANCE COMPANY
COLDWATER CREEK US INC	PARK WEST CENTRE 201 S. MT. AUBURN CAPE GIRARDEAU, MO 63703	CAPE GIRARDEAU	MIDAMERICA HOTELS CORPORATION
COLDWATER CREEK US INC	THE SHOPS AT MISSION VIEJO 482 THE SHOPS AT MISSION VIEJO MISSION VIEJO, CA 92691	ORANGE	MISSION VIEJO ASSOCIATES, L.P.
COLDWATER CREEK US INC	MALL OF NEW HAMPSHIRE 1500 S. WILLOW ST., #S161A MANCHESTER, NH 03103	HILLSBOROUGH	MNH MALL, L.L.C. SIMON
COLDWATER CREEK US INC	MALL OF AMERICA 166 SOUTH AVENUE BLOOMINGTON, MN 55425	HENNEPIN	MOAC MALL HOLDINGS LLC
COLDWATER CREEK THE SPA INC.	MONTGOMERY VILLAGE 728 FARMERS LN. SANTA ROSA, CA 95405	SONOMA	MONTGOMERY VILLAGE LIMITED PARTNERSHIP CODDING INVESTMENTS
COLDWATER CREEK US INC.	MONTGOMERY VILLAGE 720 FARMERS LN. SANTA ROSA, CA 95405	SONOMA	MONTGOMERY VILLAGE LIMITED PARTNERSHIP CODDING INVESTMENTS
COLDWATER CREEK US INC	ARROWHEAD TOWNE CENTER 7700 W. ARROWHEAD TOWNE CENTER, #1097 GLENDALE, AZ 85308	MARICOPA	NEW RIVER ASSOCIATES MACERICH
COLDWATER CREEK US INC	NORTHBROOK COURT 2188 NORTHBROOK CT. NORTHBROOK, IL 60062	COOK	NORTHBROOK COURT GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	NORTHPARK CENTER 8687 NORTH CENTRAL EXPWY., #1206 DALLAS, TX 75225	DALLAS	NORTHPARK PARTNERS, LP
COLDWATER CREEK US INC	NORTHPARK CENTER — STORAGE 8687 NORTH CENTRAL EXPWY. DALLAS, TX 75225	DALLAS	NORTHPARK PARTNERS, LP
COLDWATER CREEK US INC	THE SHOPPES AT EASTCHASE 7260 EASTCHASE PKWY. MONTGOMERY, AL 36117	MONTGOMERY	NP/I&G EASTCHASE PROPERTY OWNER, LLC JIM WILSON & ASSOC.
COLDWATER CREEK US INC	THE SHOPPES AT EASTCHASE — STORAGE 7260 EASTCHASE PKWY. MONTGOMERY, AL 36117	MONTGOMERY	NP/I&G EASTCHASE PROPERTY OWNER, LLC JIM WILSON & ASSOC.
COLDWATER CREEK US INC	OAKBROOK CENTER 460 OAKBROOK CENTER OAK BROOK, IL 60521	DU PAGE	OAKBROOK SHOPPING CENTER, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	OAKBROOK CENTER — STORAGE 460 OAKBROOK CENTER OAK BROOK, IL 60521	DU PAGE	OAKBROOK SHOPPING CENTER, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE OAKS MALL 6399 NEWBERRY RD. #A18 GAINESVILLE, FL 32605	ALACHUA	OAKS MALL, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US	PRIME OUTLETS AT	FAYETTE	OHIO FACTORY SHOPS

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	JEFFERSONVILLE I 8000 FACTORY SHOPS BLVD., # 8160 JEFFERSONVILLE, OH 43128		PARTNERSHIP
COLDWATER CREEK US INC	CITY CENTER AT OYSTER POINT 705 MARINERS ROW NEWPORT NEWS, VA 23606	NEWPORT NEWS	ONE CITY CENTER, LLC MASTIN KUFKA
COLDWATER CREEK US INC	BURR RIDGE VILLAGE CENTER 705 VILLAGE CENTER DR. BURR RIDGE, IL 60527	DUPAGE	OPUS REAL ESTATE IL VII BURR RIDGE, L.L.C.
COLDWATER CREEK US INC	CLEARANCE CENTER AT OUTLET MARKETPLACE 5209 INTERNATIONAL DR. ORLANDO, FL 32819	ORANGE	ORLANDO DESIGN CENTER LLC
COLDWATER CREEK US INC	TOWN CENTER AT OTAY RANCH 2015 BIRCH RD., #1501 CHULA VISTA, CA 91915	SAN DIEGO	OTAY RANCH TOWN CENTER
COLDWATER CREEK THE SPA INC.	OTAY RANCH TOWN CENTER 2015 BIRCH RD., #1505 CHULA VISTA, CA 91915	SAN DIEGO	OTAY RANCH TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	COLONIAL PROMENADE BEECHWOOD 196 ALPS RD., #47 ATHENS, GA 30606	CLARKE	OZ-CLP RETAIL LLC
COLDWATER CREEK US INC	PARK CITY CENTER 451 PARK CITY CENTER LANCASTER, PA 17601	LANCASTER	PARK CITY CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE VISTAS AT PARK MEADOWS 8433 PARK MEADOWS CENTER DR. #145 LONE TREE, CO 80124	DOUGLAS	PARK MEADOWS GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE MALL AT PARTRIDGE CREEK 17360 HALL RD., #184 CLINTON TOWNSHIP, MI 48038	MACOMB	PARTRIDGE CREEK FASHION PARK, LLC TAUBMAN
COLDWATER CREEK US INC	ROSS PARK MALL 1000 ROSS PARK MALL DR., #L-13 PITTSBURGH, PA 15237	ALLEGHENY	PENN ROSS JOINT VENTURE
COLDWATER CREEK US INC	PENN SQUARE MALL 1901 NORTHWEST EXPWY., #1043A OKLAHOMA CITY, OK 73118	OKLAHOMA	PENN SQUARE MALL LP
COLDWATER CREEK US INC	POLARIS FASHION PLACE 1500 POLARIS PKWY., #1186 COLUMBUS, OH 43240	DELAWARE	PFP COLUMBUS, LLC GLIMCHER PROPERITES LP
COLDWATER CREEK US INC	PINNACLE HILLS PROMENADE 2203 S. PROMENADE BLVD., #8195 ROGERS, AR 72758	BENTON	PINNACLE HILLS PROMENADE GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE VILLAGE AT COLONY PLACE 140 COLONY PLACE PLYMOUTH, MA 02360	PLYMOUTH	PLYMOUTH GATEWAY, LLC SAXON REAL ESTATE
COLDWATER CREEK US INC	ROSEDALE CENTER 1595 W. HIGHWAY 36, #1004 ROSEVILLE, MN 55113	RAMSEY	PPF FTL ROSEDALE SHOPPING CENTER, LLC JONES LANG LASALLE
COLDWATER CREEK US INC	PLYMOUTH MEETING MALL 504 GERMANTOWN PIKE, #1560 PLYMOUTH MEETING, PA 19462	MONTGOMERY	PR PLYMOUTH MEETING LIMITED PARTNERSHIP C/O

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
PREIT SERVICES, LLC
COLDWATER CREEK US INC	BOISE TOWNE SQUARE 350 N. MILWAUKEE #1143 BOISE, ID 83704	ADA	GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	PRIME OUTLETS - PLEASANT PRAIRIE 11601 108TH ST., #550 PLEASANT PRAIRIE, WI 53158	KENOSHA	PRIME OUTLETS AT PLEASANT PRAIRIE, LLC CHELSEA PROPERTY
COLDWATER CREEK US INC	THE SHOPPES AT ARBOR LAKES 12289 ELM CREEK BLVD., #B4 MAPLE GROVE, MN 55369	HENNEPIN	PRUDENTIAL INSURANCE COMPANY OF AMERICA
COLDWATER CREEK US INC	THE MALL AT SHELTER COVE 24 SHELTER COVE LANE HILTON HEAD ISLAND, SC 29928	BEAUFORT	PVI SHELTER COVE LIMITED PARTNERSHIP
COLDWATER CREEK US INC	THE MALL AT SHELTER COVE — STORAGE 24 SHELTER COVE LANE HILTON HEAD ISLAND, SC 29928	BEAUFORT	PVI SHELTER COVE LIMITED PARTNERSHIP
COLDWATER CREEK US INC	SOUTHPOINTE PAVILIONS 2900 PINE LAKE RD., #H LINCOLN, NE 68516	LANCASTER	R.E.D. CAPITAL MANAGEMENT, LLC
COLDWATER CREEK US INC	RED CLIFFS MALL 446 N. 1680 EAST, #1325 ST. GEORGE, UT 84790	WASHINGTON	RED CLIFFS MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	SUMMIT FAIR 860-U NW BLUE PARKWAY LEE’S SUMMIT, MO 64086	JACKSON	RED LEE’S SUMMIT EAST, LLC
COLDWATER CREEK US INC	PRESTON PARK VILLAGE 1900 PRESTON RD., #185 PLANO, TX 75093	COLLIN	REGENCY CENTERS, L.P.
COLDWATER CREEK US INC	THE SUMMIT SIERRA 13945 S. VIRGINIA ST., #602 RENO, NV 89511	WASHOE	RENO RETAIL COMPANY, LLC
COLDWATER CREEK US INC	RIDGEDALE CENTER 12401 WAYZATA BLVD., #2278 MINNETONKA, MN 55305	HENNEPIN	RIDGEDALE CENTER, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE SHOPS OLD MILL DISTRICT 655 SW POWERHOUSE DR. BEND, OR 97702	DESCHUTES	RIVER BEND LIMITED PARTNERSHIP WILLIAM SMITH
COLDWATER CREEK US INC	RIVER HILLS MALL 1850 ADAMS ST. #516 MANKATO, MN 56001	BLUE EARTH	RIVER HILLS MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	SHOPS AT ROSSMOOR 12191 SEAL BEACH BLVD. SEAL BEACH, CA 90740	ORANGE	ROSSMOOR SHOPS, LLC
COLDWATER CREEK US INC	ROGUE VALLEY MALL 1600 N. RIVERSIDE DR., #3000 MEDFORD, OR 97501	JACKSON	ROUGE VALLEY MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	MANSFIELD CROSSING 280 SCHOOL ST., # F-180 MANSFIELD, MA 02048	BRISTOL	ROUTE 140 SCHOOL STREET LLC
COLDWATER CREEK US INC	THE SHOPPES AT BLACKSTONE VALLEY 70 WORCESTER PROVIDENCE TURNPIKE, # 613 MILLBURY, MA 01527	WORCESTER	ROUTE 146 MILLBURY LLC

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	SADLER CROSSING 1416 SADLER RD. FERNANDINA BEACH, FL 32034	NASSAU	SADLER EQUITIES, LLC SLEIMAN DEVELOPMENT
COLDWATER CREEK US INC	THE PROMENADE AT SAGEMORE 500 ROUTE 73 S., #A8 MARLTON, NJ 08053	BURLINGTON	SAGEMORE MANAGEMENT COMPANY, LLC SIMON
COLDWATER CREEK US INC	WESTFIELD SANTA ANITA 400 S. BALDWIN AVE., #2225 ARCADIA, CA 91007	LOS ANGELES	SANTA ANITA SHOPPINGTOWN LP WESTFIELD
COLDWATER CREEK US INC	THE PROMENADE SHOPS AT SAUCON VALLEY 2845 CENTER VALLEY PKWY. #613 CENTER VALLEY, PA 18034	LEHIGH	SAUCON VALLEY LIFESTYLE CENTER, L.P.
COLDWATER CREEK US INC	THRUWAY SHOPPING CENTER 406 SOUTH STRATFORD RD. WINSTON-SALEM, NC 27103	FORSYTH	SAUL SUBSIDIARY I LIMITED PARTNERSHIP
COLDWATER CREEK US INC	SPRING CREEK PLAZA 1462 S. BRYANT AVE. EDMOND, OK 73034	OKLAHOMA	SC PLAZA, LLC PLAZA DEVELOPERS LLC
COLDWATER CREEK US INC	THE FASHION MALL AT KEYSTONE 8702 KEYSTONE CROSSING BLVD., #111A INDIANAPOLIS, IN 46240	MARION	SDG FASHION MALL LP
COLDWATER CREEK US INC	NORTHPARK MALL 320 W. KIMBERLEY RD., #0091A DAVENPORT, IA 52806	SCOTT	SDG MACERICH PROPERTIES, L.P.
COLDWATER CREEK US INC	THE EMPIRE MALL 1260 WEST EMPIRE MALL SIOUX FALLS, SD 57106	MINNEHAHA	SDG MACERICH PROPERTIES, LP
COLDWATER CREEK US INC	SEMINOLE TOWN CENTER 136 TOWNE CENTER CIR.. SANFORD, FL 32771	SEMINOLE	SEMINOLE TOWNE CENTER LIMITED PARTNERSHIP SIMON
COLDWATER CREEK US INC	SHADOW LAKE TOWNE CENTER 7902 TOWNE CENTER PKWY., #101 PAPILLION, NE 68046	SARPY	SHADOW LAKE TOWNE CENTER, LLC
COLDWATER CREEK US INC	WESTFIELD FASHION SQUARE-SHERMAN OAKS 14006 RIVERSIDE DR., #227 SHERMAN OAKS, CA 91423	LOS ANGELES	SHERMAN OAKS FASHION ASSOCIATES, LP
COLDWATER CREEK US INC	THE SHIPYARD SHOPS 974 JUSTISON ST. WILMINGTON, DE 19801	NEW CASTLE	SHIPYARD SHOPS, LLC
COLDWATER CREEK US INC	SHOPPES AT BELLEMEAD 6535 YOUREE DR. #410 SHREVEPORT, LA 71105	CADDO	SHOPPES AT BELLEMEAD, LLC
COLDWATER CREEK US INC	THE SHOPPES AT CHINO HILLS 13850 CITY CENTER DR., #5005 CHINO HILLS, CA 91709	SAN BERNARDINO	SHOPPES AT CHINO HILLS, INC.
COLDWATER CREEK US INC	SHOPPES AT COLLEGE HILLS 303 VETERANS PKWY. #125 NORMAL, IL 61761	MCLEAN	SHOPPES AT COLLEGE HILLS, LLC CULLINAN PROPERTIES
COLDWATER CREEK US INC	THE SHOPPES AT MONTAGE 2331 SHOPPES BLVD. MOOSIC, PA 18507	LACKAWANNA	SHOPPES AT MONTAGE, LLC
COLDWATER CREEK US	THE SHOPPES AT RIVER CROSSING	BIBB	SHOPPES AT RIVER

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	5080 RIVERSIDE DR., #216 MACON, GA 31210		CROSSING, LLC JIM WILSON & ASSOC / GENERAL GROWTH
COLDWATER CREEK US INC	SHOPPES AT ST. CLAIR SQUARE 6520 N. ILLINOIS ST., #104 FAIRVIEW HEIGHTS, IL 62208	SAINT CLAIR	SHOPPES AT ST. CLAIR SQUARE, LLC
COLDWATER CREEK US INC	MENLO PARK MALL 316 MENLO PARK EDISON, NJ 08837	MIDDLESEX	SHOPPING CENTER ASSOCIATES
COLDWATER CREEK THE SPA INC.	THE SHOPS AT HIGHLAND VILLAGE 4041 WALLER CREEK, #170 HIGHLAND VILLAGE, TX 75077	DENTON	SHOPS AT HIGHLAND VILLAGE DEVELOPMENT, LTD. REGENCY CENTERS
COLDWATER CREEK US INC	THE SHOPS OF SADDLE CREEK 7615 W. FARMINGTON BLVD., #30 GERMANTOWN, TN 38138	SHELBY	SHOPS AT SADDLE CREEK, INC. PAG & MCEWEN
COLDWATER CREEK US INC	SHORT PUMP TOWN CENTER 11800 W. BROAD ST., #2120 RICHMOND, VA 23233	HENRICO	SHORT PUMP TOWN CENTER, LLC FOREST CITY
COLDWATER CREEK THE SPA INC.	SIMI VALLEY TOWN CENTER 1555 SIMI TOWN CENTER WAY #440 SIMI VALLEY, CA 93065	VENTURA	SIMI VALLEY MALL, LLC FOREST CITY
COLDWATER CREEK US INC	SIMI VALLEY TOWN CENTER 1555 SIMI TOWN CENTER WY., #440 SIMI VALLEY, CA 93065	VENTURA	SIMI VALLEY MALL, LLC
COLDWATER CREEK US INC	SUMMIT MALL 3265 W. MARKET, #710 AKRON, OH 44333	SUMMIT	SIMON CAPITAL GP
COLDWATER CREEK US INC	BAY PARK SQUARE 1040 BAY PARK SQUARE GREEN BAY, WI 54304	BROWN	SIMON CAPITAL LIMITED PARTNERSHIP
COLDWATER CREEK US INC	BARTON CREEK SQUARE 2901 CAPITAL OF TEXAS HWY., #A-04B AUSTIN, TX 78746	TRAVIS	SIMON PROPERTY GROUP (TEXAS), L.P.
COLDWATER CREEK US INC	CIELO VISTA MALL 8401 GATEWAY BLVD. WEST #E10A EL PASO, TX 79925	EL PASO	SIMON PROPERTY GROUP (TEXAS), L.P.
COLDWATER CREEK US INC	FIREWHEEL TOWN CENTER 240 CEDAR SAGE DR. GARLAND, TX 75040	DALLAS	SIMON PROPERTY GROUP (TEXAS), L.P.
COLDWATER CREEK US INC	BRIARWOOD MALL 658 BRIARWOOD CR., #D131 ANN ARBOR, MI 48108	WASHTENAW	SIMON PROPERTY GROUP, INC.
COLDWATER CREEK US INC	STONERIDGE 2511 STONERIDGE MALL PLEASANTON, CA 94588	ALAMEDA	SIMON PROPERTY GROUP, INC.
COLDWATER CREEK US INC	STONERIDGE — STORAGE 2511 STONERIDGE MALL PLEASANTON, CA 94588	ALAMEDA	SIMON PROPERTY GROUP, INC.
COLDWATER CREEK US INC	GREENWOOD PARK MALL 1251 U.S. 31 NORTH, # P160 GREENWOOD, IN 46142	JOHNSON	SIMON PROPERTY GROUP, L.P.
COLDWATER CREEK US INC	INDEPENDENCE CENTER 2142 INDEPENDENCE CENTER DR. INDEPENDENCE, MO 64057	JACKSON	SIMON PROPERTY GROUP, L.P.
COLDWATER CREEK US INC	MILLER HILL MALL 1600 MILLER TRUNK HWY, #F03A DULUTH, MN 55811	SAINT LOUIS	SIMON PROPERTY GROUP, L.P.

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	PIER PARK 15601 STARFISH ST., #115 PANAMA CITY BEACH, FL 32413	BAY	SIMON PROPERTY GROUP, L.P>
COLDWATER CREEK US INC	CORDOVA MALL 5100 N. NINTH AVE., #E501A PENSACOLA, FL 32504	ESCAMBIA	SIMON PROPERTY GROUP, LP
COLDWATER CREEK US INC	SOUTHLAKE TOWN SQUARE 279 GRAND AVE. SOUTHLAKE, TX 76092	TARRANT	SLTS GRAND AVENUE II, L.P. SOUTLAKE CENTRAL V
COLDWATER CREEK THE SPA INC	SOUTHLAKE TOWN SQUARE 422 GRAND AVE W. SOUTHLAKE, TX 76092	TARRANT	SLTS GRAND AVENUE II, L.P. SOUTLAKE CENTRAL V
COLDWATER CREEK US INC	EASTLAND MALL 800 N. GREEN RIVER RD., #0410A EVANSVILLE, IN 47715	VANDERBURGH	SM EASTLAND MALL LLC MACERICH
COLDWATER CREEK US INC	SMITH HAVEN MALL 640 SMITH HAVEN MALL LAKE GROVE, NY 11755	SUFFOLK	SMITH HAVEN CENTER ASSOCIATES LLC SIMON
COLDWATER CREEK US INC	SOUTH COAST PLAZA 3333 BEAR ST., #213 COSTA MESA, CA 92626	ORANGE	SOUTH COAST PLAZA MANAGEMENT OFFICES SEGERSTROM
COLDWATER CREEK US INC	SOUTH COAST PLAZA — STORAGE 3333 BEAR ST. COSTA MESA, CA 92626	ORANGE	SOUTH COAST PLAZA MANAGEMENT OFFICES SEGERSTROM
COLDWATER CREEK US INC	SOUTHGATE MALL 2901 BROOKS ST., #A-6 MISSOULA, MT 59801	MISSOULA	SOUTHGATE MALL ASSOCIATES, LLP
COLDWATER CREEK US INC	SOUTH PARK MALL 4400 SHARON RD., #C1A CHARLOTTE, NC 28211	MECKLENBURG	SOUTHPARK MALL LP
COLDWATER CREEK US INC	STREETS AT SOUTHPOINT 6910 FAYETTEVILLE RD., #152 DURHAM, NC 27713	DURHAM	SOUTHPOINT MALL, LLC
COLDWATER CREEK US INC	THE ARBORETUM AT GREAT HILLS 10000 RESEARCH BLVD., #115 AUSTIN, TX 78759	TRAVIS	SPG ARB ASSOCIATES, L.P. SIMON
COLDWATER CREEK US INC	STANFORD SHOPPING CENTER 850 STANFORD SHOPPING CENTER PALO ALTO, CA 94304	SANTA CLARA	SPG CENTER LLC
COLDWATER CREEK US INC	HAYWOOD MALL 700 HAYWOOD RD., #1027A GREENVILLE, SC 29607	GREENVILLE	SPG LP AS AGENTS FOR HAYWOOD MALL
COLDWATER CREEK US INC	SPOTSYLVANIA TOWN CENTER SHOPS TOWN CENTER BLVD., #1900 FREDERICKSBURG, VA 22407	SPOTSYLVANIA	SPOTSYLVANIA MALL COMPANY CAFARO
COLDWATER CREEK US INC	ST. JOHNS TOWN CENTER 4751 RIVER CITY DR., #125 JACKSONVILLE, FL 32246	DUVAL	ST. JOHNS TOWN CENTER, LLC
COLDWATER CREEK US INC	SAINT LOUIS GALLERIA 1464 SAINT LOUIS GALLERIA ST. LOUIS, MO 63117	SAINT LOUIS	ST. LOUIS GALLERIA LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE SHOPPES AT CROSS KEYS 611 CROSS KEYS RD., #C329	CAMDEN	STANBERY CROSS KEYS, LLC

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
GLOUCESTER TWP SICKLERVILLE, NJ 08081
COLDWATER CREEK US INC	THE SHOPPES AT ENGLISH VILLAGE 1460 BETHLEHEM PIKE, #250 N. WALES, PA 19454	MONTGOMERY	STANBERY ENGLISH VILLAGE, LP
COLDWATER CREEK US INC	SHOPPES FLEMINGTON 100 REAVILLE AVE. #219 FLEMINGTON, NJ 08822	HUNTERDON	STANBERY FLEMINGTON, LLC
COLDWATER CREEK US INC	THE SHOPPES AT HAMILTON 549 ROUTE 130, #436 HAMILTON, NJ 08691	MERCER	STANBERY HAMILTON, LLC
COLDWATER CREEK US INC	THE SHOPPES AT SUSQUEHANNA MARKETPLACE 2567 BRINDLE DR. HARRISBURG, PA 17110	DAUPHIN	STANBERY HARRISBURG, L.P.
COLDWATER CREEK US INC	THE SHOPPES AT NORTH BRUNSWICK 774 SHOPPES BLVD. NORTH BRUNSWICK, NJ 08902	MIDDLESEX	STANBERY NORTH BRUNSWICK, LLC
COLDWATER CREEK US INC	THE SHOPPES AT OLD BRIDGE 3833 U.S. HWY. 9 OLD BRIDGE, NJ 08857	MIDDLESEX	STANBERY OLD BRIDGE, LLC
COLDWATER CREEK US INC	THE SHOPPES AT WYOMISSING 732 WOODLAND RD. WYOMISSING, PA 19610	BERKS	STANBERY WYOMISSING, L.P.
COLDWATER CREEK US INC	STATEN ISLAND MALL 2655 RICHMOND AVE., #2620 STATEN ISLAND, NY 10314	RICHMOND	STATEN ISLAND MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	STONECREEK VILLAGE 5759 PACIFIC AVE., #145 STOCKTON, CA 95207	SAN JOAQUIN	STONE BROS. & ASSOCIATES
COLDWATER CREEK US INC	STONEBRIAR CENTRE 2601 PRESTON RD. #1058 FRISCO, TX 75034	COLLIN	GGP
COLDWATER CREEK US INC	PROMENADE ON THE PENINSULA 550 DEEP VALLEY DRIVE, #118 ROLLING HILLS ESTATES, CA 90274	LOS ANGELES	STOPEN LLC
COLDWATER CREEK US INC	STUYVESANT PLAZA 1475 WESTERN AVE. ALBANY, NY 12203	ALBANY	STUYVESANT PLAZA, INC.
COLDWATER CREEK US INC	TACOMA MALL 4502 S. STEELE ST., #1310 TACOMA, WA 98409	PIERCE	TACOMA MALL PARTNERSHIP SIMON
COLDWATER CREEK US INC	INTERNATIONAL PLAZA 2223 N. WEST SHORE BLVD., #224 TAMPA, FL 33607	HILLSBOROUGH	TAMPA WESTSHORE ASSOCIATES LP TAUBMAN
COLDWATER CREEK US INC	TANGER FACTORY OUTLET - SANIBEL 20350 SUMMERLIN RD., #6110 FORT MYERS, FL 33908	LEE	TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK US INC	TANGER OUTLET CENTER - RIVERHEAD 600 TANGER MALL DRIVE RIVERHEAD, NY 11901	SUFFOLK	TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK US INC	TANGER OUTLET CENTER - WILLIAMSBURG 234 TANGER DRIVE WILLIAMSBURG, IA 52361	IOWA	TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK US	TANGER OUTLET CENTER - KITTERY	YORK	TANGER PROPERTIES

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	RTE. 1, WILSON RD., #102 KITTERY, ME 03904		LP
COLDWATER CREEK US INC	TANGER OUTLET CENTER - SAN MARCOS 4015 I-35 SOUTH, #211 SAN MARCOS, TX 78666	HAYS	TANGER PROPERTIES LP
COLDWATER CREEK US INC	TANGER OUTLET CENTER AT FIVE OAKS 1645 PARKWAY, #1300 SEVIERVILLE, TN 37862	SEVIER	TANGER PROPERTIES LP
COLDWATER CREEK US INC	TANGER FACTORY OUTLET - THE DELLS 210 GASSER ROAD, # 900 WISCONSIN DELLS, WI 53913	SAUK	TANGER WISCONSIN DELLS, LLC
COLDWATER CREEK US INC	PROMENADE IN TEMECULA 40756 WINCHESTER RD., #250 TEMECULA, CA 92591	RIVERSIDE	TEMECULA TOWNE CENTER ASSOCIATES L.P. FOREST CITY
COLDWATER CREEK US INC	SHOPS AT WIREGRASS 28330 PASEO DR. #105 WESLEY CHAPEL, FL 33543	PASCO	TERMINAL TOWER FOREST CITY
COLDWATER CREEK US INC	TEXARKANA PAVILION 4256 ST. MICHAELS DR. TEXARKANA, TX 75503	BOWIE	TEXARKANA RANCHO, LLC MERCHANTS HOLDINGS
COLDWATER CREEK US INC	S. BROADWAY AVE. (TYLER) 4243 S. BROADWAY AVE. TYLER, TX 75701	SMITH	TEXAS EAST FIRST, LLC
COLDWATER CREEK US INC	ULSTER CROSSING 1157 ULSTER AVE. KINGSTON, NY 12401	ULSTER	THE BENDERSON 85-1 TRUST
COLDWATER CREEK US INC	THE DISTRICT AT GREEN VALLEY RANCH 2255 VILLAGE WALK DR., #127 HENDERSON, NV 89052	CLARK	THE DISTRICT AT GVR. LLC
COLDWATER CREEK US INC	COOLSPRINGS GALLERIA 1800 GALLERIA BLVD., #1252 FRANKLIN, TN 37067	WILLIAMSON	THE GALLERIA ASSOCIATES, LP
COLDWATER CREEK US INC	CHESTERFIELD TOWNE CENTER 11500 MIDLOTHIAN TURNPIKE, #116 RICHMOND, VA 23235	CHESTERFIELD	THE MACERICH PARTNERSHIP, L.P.
COLDWATER CREEK US INC	EASTWOOD MALL 5555 YOUNGSTOWN-WARREN RD. NILES, OH 44446	SCIOTO	THE MARION PLAZA, INC. CAFARO
COLDWATER CREEK US INC	THE MERCATO 9100 STRADA PLACE #2125 NAPLES, FL 34108	COLLIER	THE MERCATO, LLP THE LUTGERT CO.
COLDWATER CREEK US INC	WALT WHITMAN MALL 160 WALT WHITMAN RD., #1056 HUNTINGTON STATION, NY 11746	SUFFOLK	THE RETAIL PROPERTY TRUST
COLDWATER CREEK US INC	THE FOUNTAINS 1013 GALLERIA BLVD., #140 ROSEVILLE, CA 95678	PLACER	THE ROSEVILLE FOUNTAINS, LP BOLLINGER
COLDWATER CREEK US INC	THE SHOPPES AT RIVER RIDGE 4395 W. DUBLIN GRANVILLE RD. DUBLIN, OH 43017	FRANKLIN	THE SHOPPES AT RIVER RIDGE, LLC K2 GROUP
COLDWATER CREEK US INC	THE SHOPS AT LA CANTERA 15900 LA CENTERA PKWY. #26150 SAN ANTONIO, TX 78256	BEXAR	THE SHOPS AT LA CANTERS PHASE II

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE TERRACE AT TOWN CENTER 6000 GLADES RD., #C1350 BOCA RATON, FL 33431	PALM BEACH	THE TOWN CENTER AT BOCA RATON TRUST SIMON
COLDWATER CREEK US INC	LAKE SUMTER LANDING MARKET SQUARE 1030 OLD MILL RUN THE VILLAGES, FL 32162	SUMPTER	THE VILLAGES OPERATING COMPANY
COLDWATER CREEK US INC	TOWN SQUARE (JACKSON) 10 E. BROADWAY JACKSON, WY 83001	TETON	THOMAS A. SKEOCH TRUST
COLDWATER CREEK US INC	THE MALL AT WELLINGTON GREEN 10300 W. FOREST HILL BLVD., #227 WELLINGTON GREEN, FL 33414	PALM BEACH	TJ PALM BEACH ASSOCIATES LIMITED PARTNERSHIP TAUBMAN
COLDWATER CREEK US INC	SHOPS AT WEST RIDGE MALL 1717 SW WANAMAKER TOPEKA, KS 66604	SHAWNEE	TOPEKA MALL ASSOCIATES, L.P. SIMON
COLDWATER CREEK US INC	TOWSON TOWN CENTER 825 DULANEY VALLEY RD., #4105 TOWSON, MD 21204	BALTIMORE	TOWSON TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	NORTHLAKE MALL 6801 NORTHLAKE MALL DR., #231 CHARLOTTE, NC 28216	MECKLENBURG	TRG CHARLOTTE LLC TAUBMAN
COLDWATER CREEK US INC	THE MALL AT BARNES CROSSING 1001 BARNES CROSSING RD. #118 TUPELO, MS 38804	LEE	TUP 130, LLC
COLDWATER CREEK US INC	CHANDLER FASHION CENTER 3111 W. CHANDLER BLVD., #1206 CHANDLER, AZ 85226	MARICOPA	TWC CHANDLER LLC
COLDWATER CREEK US INC	PRESCOTT GATEWAY 3250 GATEWAY BLVD., #428 PRESCOTT, AZ 86303	YAVAPAI	TWC II - PRESCOTT MALL, LLC WESTCOR
COLDWATER CREEK US INC	LA ENCANTADA 2905 E. SKYLINE DR., #147 TUCSON, AZ 85718	PIMA	TWC TUCSON, LLC MACERICH
COLDWATER CREEK US INC	TWELVE OAKS 27970 NOVI RD. NOVI, MI 48377	OAKLAND	TWELVE OAKS MALL, LLC TAUBMAN
COLDWATER CREEK US INC	TANGER FACTORY OUTLETS AT MYRTLE BEACH 10827 KINGS RD., #855 MYRTLE BEACH, SC 29572	HORRY	TANGER PROPERTIES LP
COLDWATER CREEK US INC	TYSONS CORNER CENTER 7984 TYSONS CORNER CENTER MCLEAN, VA 22102	FAIRFAX	TYSONS CORNER HOLDINGS LLC MACERICH
COLDWATER CREEK US INC	TYSONS CORNER CENTER — STORAGE 7984 TYSONS CORNER CENTER MCLEAN, VA 22102	FAIRFAX	TYSONS CORNER HOLDINGS LLC MACERICH
COLDWATER CREEK US INC	UPTOWN VILLAGE AT CEDAR HILL 305 WEST FM 1382, #210 CEDAR HILL, TX 75104	DALLAS	UPTOWN VILLAGE AT CEDAR HILL LP THE MCHERRING GROUP

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
COLDWATER CREEK US INC	UNIVERSITY PARK VILLAGE 1604 S. UNIVERSITY DR., #D-506 FT. WORTH, TX 76107	TARRANT	UPV CORPORATION MADISON-MARQUETTE
COLDWATER CREEK US INC	VILLAGE AT SANDHILL 630-17 PROMENADE PL. COLUMBIA, SC 29229	RICHLAND	VAS TOWN CENTER I, LLC HILL PARTNERS
COLDWATER CREEK US INC	VICTORIA GARDENS 12468 S. MAIN ST. RANCHO CUCAMONGA, CA 91739	SAN BERNARDINO	VICTORIA GARDENS MALL, LLC FOREST CITY
COLDWATER CREEK US INC	THE VILLAGE AT BRIDGEWATER COMMONS 610 COMMONS WAY, #4320 BRIDGEWATER, NJ 08807	SOMERSET	VILLAGE AT BRIDGEWATER COMMONS GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE SHOPS ON LAKE AVENUE 455 S. LAKE AVE., #102 PASADENA, CA 91101	LOS ANGELES	VNO SHOPS ON LAKE LLC
COLDWATER CREEK US INC	MERRYMEETING PLAZA 147 BATH RD., #A200 BRUNSWICK, ME 04011	CUMBERLAND	W/S BRUNSWICK PROPERTIES II LLC TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK US INC	THE SHOPPES AT FARMINGTON VALLEY 110 ALBANY TURNPIKE, #911 CANTON, CT 06019	HARTFORD	W/S PEAK CANTON PROPERTIES LLC
COLDWATER CREEK US INC	DERBY STREET SHOPPES 98 DERBY ST., STE. 411 HINGHAM, MA 02043	PLYMOUTH	W/S/M HINGHAM PROPERTIES, LLC
COLDWATER CREEK US INC	WAYSIDE COMMONS 6 WAYSIDE RD. N117, #6G BURLINGTON, MA 01803	MIDDLESEX	WAYSIDE COMMONS INVESTORS, LLC PATRIOT PARTNERS
COLDWATER CREEK US INC	WESTFIELD SOUTHPARK 500 SOUTHPARK CTR., #GL10 STRONGSVILLE, OH 44136	CUYAHOGA	WEA SOUTHPARK LLC WESTFIELD
COLDWATER CREEK US INC	WEST ACRES SHOPPING CENTER 3902 13TH AVE. S.W., #334 FARGO, ND 58103	CASS	WEST ACRES DEVELOPMENT, LLP SCHLOSSMAN
COLDWATER CREEK US INC	WEST TOWN MALL 7600 KINGSTON PIKE, #1154 KNOXVILLE, TN 37919	KNOX	WEST TOWN MALL JOINT VENTURE
COLDWATER CREEK US INC	KIERLAND COMMONS 15051 N. KIERLAND BLVD. , #140 SCOTTSDALE, AZ 85254	MARICOPA	WESTCOR
COLDWATER CREEK US INC	SAN TAN VILLAGE 2174 E. WILLIAMS FIELD RD., STE. 101 GILBERT, AZ 85295	MARICOPA	WESTCOR SANTAN VILLAGE LLC
COLDWATER CREEK US INC	WESTFIELD OLD ORCHARD 4999 OLD ORCHARD CENTER, #C35 SKOKIE, IL 60077	COOK	WESTFIELD CORPORATION
COLDWATER CREEK US INC	OLD ORCHARD CENTER 275 OLD ORCHARD CENTER, #B4 SKOKIE, IL 60077	COOK	WESTFIELD CORPORATION
COLDWATER CREEK US INC	WESTFIELD VALLEY FAIR 2855 STEVENS CREEK BLVD., #2421 SANTA CLARA, CA 95050	SANTA CLARA	WESTFIELD CORPORATION
COLDWATER CREEK US INC	WESTFIELD VALLEY FAIR — STORAGE	SANTA CLARA	WESTFIELD CORPORATION

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
2855 STEVENS CREEK BLVD., #2421 SANTA CLARA, CA 95050
COLDWATER CREEK US INC	WESTFIELD FRANKLIN PARK 5001 MONROE ST., #1726 TOLEDO, OH 43623	LUCAS	WESTFIELD FRANKLIN PARK MALL II LLC
COLDWATER CREEK US INC	WESTFIELD GARDEN STATE PLAZA D1A1A GARDEN STATE PLAZA PARAMUS, NJ 07652	BERGEN	WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA
COLDWATER CREEK US INC	WESTFIELD TOPANGA 6600 TOPANGA CANYON BLVD., #1050 CANOGA PARK, CA 91303	LOS ANGELES	WESTFIELD TOPANGA OWNER LP
COLDWATER CREEK US INC	WHITE FLINT 11301 ROCKVILLE PIKE NORTH BETHESDA, MD 20895	MONTGOMERY	WHITE FLINT MALL, LLLP
COLDWATER CREEK US INC	PRIME OUTLETS AT WILLIAMSBURG 5715-81 RICHMOND RD. WILLIAMSBURG, VA 23188	JAMES CITY	WILLIAMSBURG OUTLETS, LLC
COLDWATER CREEK US INC	WINTER PARK VILLAGE 460 N. ORLANDO AVE., #100 WINTER PARK, FL 32789	ORANGE	WINTER PARK TOWN CENTER, LTD.
COLDWATER CREEK US INC	WOLFCHASE GALLERIA 2760 N. GERMANTOWN PKWY., #1250A MEMPHIS, TN 38133	SHELBY	WOLFCHASE GALLERIA LP
COLDWATER CREEK US INC	EMPLOYEE STORE 100 COLDWATER CREEK DRIVE MINERAL WELLS, WV 26120	WOOD	WOOD COUNTY DEVELOPMENT AUTHORITY
COLDWATER CREEK US INC	WOODBURY LAKES 9120 HUDSON RD., #301 WOODBURY, MN 55125	WASHINGTON	WOODBURY LAKES, LLC OPUS
COLDWATER CREEK US INC	WOODFIELD MALL E-314 WOODFIELD SHOPPING CENTER SCHAUMBURG, IL 60173	COOK	WOODFIELD MALL, LLC TAUBMAN
COLDWATER CREEK US INC	WOODLAND 3161 28TH ST. S.E., #K-107 GRAND RAPIDS, MI 49512	KENT	WOODLAND PREIT
COLDWATER CREEK US INC	WOODLAND HILLS MALL 7021 S. MEMORIAL DR., #0123A TULSA, OK 74133	TULSA	WOODLAND HILLS MALL, LLC
COLDWATER CREEK US INC	ZONA ROSA 8750 NW PRAIRIE VIEW RD. KANSAS CITY, MO 64153	PLATTE	ZONA ROSA DEVELOPMENT, LLC
COLDWATER CREEK US INC	THE MALL IN COLUMBIA 10300 LITTLE PATUXENT PKWY., #1860 COLUMBIA, MD 21044	HOWARD	GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	FASHION PLACE 6227 SOUTH STATE ST., #4 MURRAY, UT 84107	SALT LAKE	GENERAL GROWTH PROPERTIES
COLDWATER CREEK US INC	THE VILLAGE AT FAIRVIEW 146 TOWN PL. FAIRVIEW, TX 75069	COLLIN	VILLAGE AT FAIRVIEW LP - MG HERRING GROUP
COLDWATER CREEK US INC	PEERLESS CENTRE 2513 N. ROAN ST. JOHNSON CITY, TN 37601	WASHINGTON	KALOGEROS FAMILY, LLC
COLDWATER CREEK US INC	SHOPPES AT OAKWOOD 4639 KEYSTONE CROSSING EAU CLAIRE, WI 54701	EAU CLAIRE	OAKWOOD BUSINESS PARK
COLDWATER CREEK US INC	SUNCREST TOWNE CENTRE 1040 SUNCREST TOWN CENTRE DR. MORGANTOWN, WV 26505	MONONGALIA	GATEWAY TOWN CENTRE LLC
COLDWATER CREEK US	CHRISTIANA MALL	NEW CASTLE	GENERAL GROWTH

LESSEE	ADDRESS OF REAL PROPERTY	COUNTY	LESSOR
INC	107 CHRISTIANA MAL NEWARK, DE 19702		PROPERTIES
COLDWATER CREEK US INC	EASTCHESTER SHOPPING CENTER 703 WHITE PLAINS RD. SCARSDALE, NY 10583	WESTCHESTER	EASTCHESTER SHOPPING CENTER LLP
COLDWATER CREEK US INC	RENAISSANCE AT COLONY PARK 1000 HIGHLAND COLONY PKWY., #3005 RIDGELAND, MS 39157	MADISON	RENAISSANCE AT COLONY PARK
COLDWATER CREEK US INC	TOWN AND COUNTRY VILLAGE 600 W. SAM HOUSTON PKWY N., #500 HOUSTON, TX 77024	HARRIS	MOODY RAMBIN
COLDWATER CREEK US INC	THE MARKETPLACE 9000 MING AVE., #J2 BAKERSFIELD, CA 93311	KERN	DONAHUE SCHRIBER
COLDWATER CREEK US INC	HEINEMANN BUILDING 316 THIRD ST. WAUSAU, WI 54403	MARATHON	COMPASS PROPERTIES
COLDWATER CREEK US INC	SHOPS AT ABILENE 3649 ABILENE, TX 79606	TAYLOR	THE SEITZ GROUP
COLDWATER CREEK US INC	VALLEY MALL 2529 MAIN ST., #D18 UNION GAP, WA 98903	YAKIMA	CENTERCAL PROPERTIES
COLDWATER CREEK US INC	THE GABLES 2941 PLAZA DR. SPRINGFIELD, IL 62704	SANGAMON	THE GABLES III LLC
COLDWATER CREEK US INC	MARKETPLACE AT AUGUSTA 14 STEPHEN KING DR., #1 AUGUSTA, ME 04330	KENNEBEC	CAPITAL AUGUSTA PROPERTIES LLC - WS DEVELOPMENT
COLDWATER CREEK US INC	CREEKSIDE STATION 3103 VALLEY AVE., #118 WINCHESTER, VA 22601	FREDERICK	JOLEEN L.C.
COLDWATER CREEK US INC	SOUTHBURY GREEN 775 MAIN ST. S SOUTHBURY, CT 06488	NEW HAVEN	SOUTHBURY 84 ASSOCIATES, L.P.
COLDWATER CREEK US INC	LEGACY PLACE 242 LEGACY PLACE DEDHAM, MA 02026	NORFOLK	LEGACY PLACE, LLC — WS DEVELOPMENT
COLDWATER CREEK US INC	OUTLET VILLAGE AT HAGERSTOWN 495 PREMIUM OUTLETS BLVD., #615 HAGERSTOWN, MD 21740	WASHINGTON	OUTLET VILLAGE OF HAGERSTOWN LTD - SIMON
COLDWATER CREEK US INC	OUTLETS AT CASTLE ROCK 5050 FACTORY SHOPS BLVD., #217 CASTLE ROCK, CO 80108	DOUGLAS	CRAIG REALTY
COLDWATER CREEK US INC	TANGER OUTLETS AT MEBANE 4000 ARROWHEAD BLVD., #836 MEBANE, NC 27302	ALAMANCE	TANGER
COLDWATER CREEK US INC	TANGER OUTLETS CENTER II — COMMERCE 800 STEVEN B TANGER BLVD., #500 COMMERCE, GA 30529	JACKSON	TANGER
COLDWATER CREEK US INC	THE SHOPS AT NORTERRA 2460 WEST HAPPY VALLEY RD., #1161 PHOENIX, AZ 85085	MARICOPA	NORTERRA WEST LLC
COLDWATER CREEK INC	MCGHEE ROAD PARKING LOT 2 PARCELS OF LAND KOOTENAI, ID 83840	BONNER	CLIFF AND RONNI TVEDTEN

SCHEDULE 5.09

Environmental Matters

None.

SCHEDULE 5.10

Insurance

Insurance Policy Type	Insurance Company	Renewal Date	Period	Coverage

Property and Casualty
Property	Liberty	7/1/2010	Annual	300,000,000
General Liability	The Hartford	7/1/2010	Annual	10,000,000
Excess Liability Umbrella	Liberty	7/1/2010	Annual	25,000,000
First Layer Excess Liability	Chubb	7/1/2010	Annual	20,000,000
Automobile	The Hartford	7/1/2010	Annual	1,000,000
Foreign Liability	Insurance Co. PA (AIG)	7/1/2010	Annual	1,000,000
SPA Professional Liability	Philadelphia	7/1/2010	Annual	1,000,000
Workers Compensation	The Hartford	7/1/2010	Annual	Guaranteed Cost
Marine Cargo	Mutual Marine	9/21/2010	Annual	2,000,000

Financial and Professional
Primary Directors & Officers	Ace	4/1/2010	Annual	10,000,000
First Excess Directors & Officers	Zurich	4/1/2010	Annual	10,000,000
Second Excess Directors & Officers	Hudson Specialty Insurance (Hooghuis)	4/1/2010	Annual	10,000,000
Third Excess Directors & Officers	Axis Insurance Company	4/1/2010	Annual	5,000,000
Fourth Excess Directors & Officers	Chubb	4/1/2010	Annual	15,000,000
Fifth Excess Directors & Officers	Travelers	4/1/2010	Annual	10,000,000
Employment Practices Liability	Zurich	4/1/2010	Annual	10,000,000
Crime	Continental Insurance Company (CNA)	4/1/2010	Annual	10,000,000
Fiduciary Liability	Travelers	4/1/2010	Annual	10,000,000
Errors & Omission (Internet & Network Security)	Beazley (Lloyds)	4/1/2010	Annual	10,000,000
Media Liability	MediaPro - Axis	4/1/2010	Annual	10,000,000
Kidnap & Ransom	Chartis (AIG)	4/1/2010	3 years	10,000,000
Employed Lawyers	Chubb	4/1/2010	Annual	2,000,000

Brokerage Services

Marsh	Contact: Meg Lucia Ph: (206) 214-3089
Kibble & Prentice	Contact: Dinny Hansen Ph: (206) 508-6019

SCHEDULE 5.13

Subsidiaries; Other Equity Investments

Part A

Loan Party	Legal Name of Subsidiary	Type of Organization	Jurisdiction of Organization	Authorized Equity Interests	Equity Interests Owned	Percentage Interest
Coldwater Creek U.S. Inc.	Coldwater Creek Merchandising & Logistics Inc.	Corporation	Delaware	100 Common shares	100 Common share	100%
	MPH Corp.	Corporation	Delaware	1,000 Common shares	100 Common shares	100%

Coldwater Creek Inc.	Coldwater Creek The Spa Inc.	Corporation	Idaho	1,000 Common shares	1,000 Common shares	100%
	C Squared LLC	Limited Liability Company	Delaware	N/A	All limited liability company interests	100%
	Aspenwood Advertising, Inc.	Corporation	Delaware	1,000 Common shares	1,000 Common shares	100%
	Coldwater Creek Sourcing Inc.	Corporation	Idaho	100 Common shares	100 Common shares	100%
	CWC Sourcing LLC	Limited Liability Company	Idaho	N/A	All limited liability company interests	100%
	CWC Worldwide Services Inc.	Corporation	Idaho	1,000 Common shares	1,000 Common shares	100%
	Coldwater Creek U.S. Inc.	Corporation	Delaware	100 Common shares	100 Common shares	100%

Coldwater Creek Sourcing Inc.	Coldwater Creek HK Limited	Company	Hong Kong	N/A	All company interests	100%

Part B

None.

Part C

Loan Party	Authorized Equity Interests	Issued and Outstanding Equity Interests	Subscriptions, Options, Warrants, Calls, Rights of Conversion or Exchange
Coldwater Creek Inc.	300,000,000 common shares	92,503,103 common shares as of March 22, 2011	Stock options as disclosed on SEC filings.

	1,000,000 preferred shares	No preferred shares

Coldwater Creek U.S. Inc.	100 common shares	100 common shares	None.

Coldwater Creek The Spa Inc.	1,000 common shares	1,000 common shares	None.

Coldwater Creek Merchandising & Logistics Inc.	100 common shares	100 share to Coldwater Creek U.S. Inc.	None.

Aspenwood Advertising, Inc.	1,000 common shares	1,000 common shares	None.

C Squared, LLC	N/A	N/A	None.

CWC Worldwide Services Inc.	1,000 common shares	1,000 common shares	None.

Coldwater Creek Sourcing Inc.	100 common shares	100 common shares	None.

CWC Sourcing LLC	N/A	N/A	None.

SCHEDULE 5.17

Intellectual Property; Licenses

A. Patents, Patent Applications and Patent Licenses

Settlement and License Agreement, dated as of October 26, 2006, by and between Charles E. Hill & Associates, Inc., as licensor, and Coldwater Creek Inc., as licensee (“Licensee”), pursuant to which Licensee has a non-exclusive right and paid up license to practice the Hills Patent.

B. Copyrights, Copyright Registrations and Copyright Licenses

Coldwater Creek Inc. has a large volume of sales catalogs, which are regularly registered with the United State Copyright Office.

C. Trademarks and Trademark Licenses held by Coldwater Creek Inc.

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg Date	Renewal Date	Country	PubDate	Class
A DREAM A RACE A CURE & Design	78825698	3193614	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	16 Int.
A DREAM A RACE A CURE & Design	78825722	3193616	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	25 Int.
A DREAM A RACE A CURE & Design	78825729	3193617	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	35 Int.
A DREAM A RACE A CURE & Design	78825746	3193618	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	36 Int.
ASPENWOOD ADVERTISING	76365189	2765319	Registered	30-Jan-2002	16-Sep-2003	16-Sep-2013	USA	27-Aug-2002	35 Int.
COLDWATER CREEK	21824/04	KH20989/05	Registered	13-Dec-2004	21-Jan-2005	13-Dec-2014	Cambodia		25 Int.
COLDWATER CREEK	734295	TMA448547	Registered	05-Aug-1993	06-Oct-1995	06-Oct-2010	Canada	23-Nov-1994	0 Int.
COLDWATER CREEK	815787	815787	Registered	02-Apr-1998	10-Apr-2002	02-Apr-2018	European Community		14 Int., 16 Int., 21 Int., 24 Int., 4 Int.
COLDWATER CREEK	2378594	2378594	Registered	17-Sep-2001	22-Nov-2002	30-Sep-2011	European Community
COLDWATER CREEK	281605	141145	Registered	29-May-2005	15-Mar-2006	14-Mar-2016	Guatemala		25 Int.
COLDWATER CREEK	300336753	300226753	Registered	13-Dec-2004	13-Dec-2004	13-Dec-2014	Hong Kong		25 Int.
COLDWATER CREEK		12299	Registered		04-Apr-1988	04-Apr-2018	Idaho		35 Int.
COLDWATER CREEK	H09180502	4283173	Registered	28-Nov-1997	11-Jun-1999	11-Jun-2009	Japan		20 Int., 24 Int., 25 Int.
COLDWATER CREEK	18050397	4332739	Registered	28-Nov-1997	05-Nov-1999	05-Nov-2009	Japan		35 Int.
COLDWATER CREEK	810071995	3347507	Registered	04-Aug-1995	19-Sep-1997	19-Sep-2017	Japan		25 Int.

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg Date	Renewal Date	Country	PubDate	Class
COLDWATER CREEK	8100495	4110594	Registered	04-Aug-1995	06-Feb-1998	06-Feb-2018	Japan		16 Int.
COLDWATER CREEK	810011995	3339541	Registered	04-Aug-1995	15-Aug-1997	15-Aug-2017	Japan		14 Int.
COLDWATER CREEK	2001085180	4556805	Registered	20-Sep-2001	05-Apr-2002	05-Apr-2012	Japan		29 Int.
COLDWATER CREEK	41200225449	104290	Registered	13-Dec-2002	10-Aug-2004	10-Aug-2014	Korea, Republic of		35 Int.
COLDWATER CREEK	N015639	N015639	Registered	16-Dec-2004	08-Apr-2005	08-Apr-2012	Macao		25 Int.
COLDWATER CREEK	674345	866419	Registered	30-Aug-2004	28-Jan-2005	30-Aug-2014	Mexico		25 Int.
COLDWATER CREEK	5510	5055	Registered	27-Dec-2004	27-Dec-2004	27-Dec-2014	Mongolia		25 Int.
COLDWATER CREEK	4414	22665	Registered	13-Jan-2005	16-Mar-2005	16-Mar-2012	Nepal		25 Int.
COLDWATER CREEK	575705	KOR220593	Registered	14-Dec-2004	14-Dec-2004	14-Dec-2014	Thailand		25 Int.
COLDWATER CREEK	73739695	1531418	Registered	14-Jul-1988	21-Mar-1989	21-Mar-2019	USA	27-Dec-1988	42 Int.
COLDWATER CREEK	76037066	2786840	Cancelled: 03-Jul-2010	28-Apr-2000	25-Nov-2003	25-Nov-2013	USA	30-Jan-2001	31 Int.
COLDWATER CREEK	76227693	2602690	Registered	20-Mar-2001	30-Jul-2002	30-Jul-2012	USA	27-Nov-2001	4 Int.
COLDWATER CREEK	75367982	2217173	Registered	03-Oct-1997	12-Jan-1999	12-Jan-2019	USA	20-Oct-1998	35 Int.
COLDWATER CREEK	76314157	2634836	Registered	17-Sep-2001	15-Oct-2002	15-Oct-2012	USA	23-Jul-2002	30 Int.
COLDWATER CREEK	76227698	2783590	Registered	20-Mar-2001	18-Nov-2003	18-Nov-2013	USA	26-Aug-2003	29 Int.
COLDWATER CREEK	74461454	1861320	Registered	12-Nov-1993	01-Nov-1994	01-Nov-2014	USA	09-Aug-1994	42 Int.
COLDWATER CREEK	76250032	2544861	Registered	02-May-2001	05-Mar-2002	05-Mar-2012	USA	11-Dec-2001	35A Int.
COLDWATER CREEK	76290949	2714390	Registered	27-Jul-2001	06-May-2003	06-May-2013	USA	19-Mar-2002	3 Int.
COLDWATER CREEK	76250085	2555721	Registered	02-May-2001	02-Apr-2002	02-Apr-2012	USA	8-Jan-2002	25 Int.
COLDWATER CREEK	4200612279	85943	Registered	01-Aug-2006	13-Aug-2007	01-Aug-2016	Viet Nam		25 Int.
COLDWATER CREEK & WAVE DESIGN	78141070	2769235	Registered	03-Jul-2002	30-Sep-2003	30-Sep-2013	USA	08-Jul-2003	35 Int.
COLDWATER CREEK & WAVE DESIGN	78141132	2740447	Registered	03-Jul-2002	22-Jul-2003	22-Jul-2013	USA	29-Apr-2003	25 Int.
COLDWATER CREEK ELEMENTS	1159758	TMA607690	Registered	20-Nov-2002	15-Apr-2004	15-Apr-2019	Canada	01-Oct-2003	0 Int.
COLDWATER CREEK SPIRIT	1148694	TMA642,366	Registered	01-Aug-2002	17-Jun-2005	17-Jun-2020	Canada	14-May-2003	0 Nat.
COLDWATER CREEK SPIRIT	2640068	2640068	Registered	03-Apr-2002	22-Aug-2003	30-Apr-2012	European Community		14 Int., 25 Int., 35 Int.
COLDWATER CREEK SPIRIT	2002069462	4675684	Registered	15-Aug-2002	23-May-2003	23-May-2013	Japan		35 Int.
COLDWATER CREEK SPIRIT	2002065702	4675658	Registered	02-Aug-2002	23-May-2003	23-May-2013	Japan		25 Int.
COLDWATER CREEK SPIRIT	76365628	2754147	Registered	01-Feb-2002	19-Aug-2003	19-Aug-2013	USA	17-Sep-2002	35 Int.
COLDWATER CREEK SPORT	78456991	3177920	Registered	26-Jul-2004	28-Nov-2006	28-Nov-2016	USA	21-Jun-2005	35 Int.

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg Date	Renewal Date	Country	PubDate	Class
COLDWATER CREEK THE SPA (Standard Characters)	77087272	3306042	Registered	20-Jan-2007	09-Oct-2007	09-Oct-2017	USA	24-Jul-2007	35 Int.
ECOSONG	767272	TMA471975	Registered	27-Oct-1994	04-Mar-1997	04-Mar-2012	Canada	29-Oct-1996	42 Nat.
INVISIBLE COMFORT	77410485	3508430	Registered	01-Mar-2008	30-Sep-2008	30-Sep-2018	USA	15-Jul-2008	25 Int.
LEAF DESIGN	76250031	2571280	Cancelled: 28-Feb-2009	02-May-2001	21-May-2002	21-May-2012	USA	30-Oct-2001	35 Int.
OUTLET @ THE CREEK	76216329	2571198	Cancelled: 28 Feb. 2009	23-Feb-2001	21-May-2002	21-May-2012	USA	26-Feb-2002	25 Int.
OUTLET @ THE CREEK	76216328	2573351	Cancelled: 7-Mar-2009	23-Feb-2001	28-May-2002	28-May-2012	USA	5-Mar-2002	35 Int.
PALE JADE	78120936	2797480	Cancelled: 31-Jul-2010	10-Apr-2002	23-Dec-2003	23-Dec-2013	USA	30-Sep-2003	3 Int.
RIBBON MAN DESIGN	78825847	3193631	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	16 Int.
RIBBON MAN DESIGN	78825827	3193628	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	35 Int.
RIBBON MAN DESIGN	78825758	3193621	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	36 Int.
RIBBON MAN DESIGN	78825773	3193625	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	25 Int.
SPIRIT OF THE WEST	861014	TMA544680	Registered	07-Nov-1997	08-May-2001	08-May-2016	Canada	20-Sep-2000	0 Nat.
SPIRIT OF THE WEST	810031995	3339543	Registered	04-Aug-1995	15-Aug-1997	15-Aug-2017	Japan		14 Int.
SPIRIT OF THE WEST	810091995	4090863	Registered	04-Aug-1995	12-Dec-1997	12-Dec-2017	Japan		25 Int.
SPIRIT OF THE WEST	810061995	4110595	Registered	04-Aug-1995	06-Feb-1998	06-Feb-2018	Japan		16 Int.
SPIRIT OF THE WEST	75367834	2312899	Cancelled: 04-Nov-2006	03-Oct-1997	01-Feb-2000	01-Feb-2010	USA	09-Nov-1999	35 Int.
SPIRIT OF THE WEST	74461427	1860160	Registered	12-Nov-1993	25-Oct-1994	25-Oct-2014	USA	02-Aug-1994	42 Int.
THE NATURAL WAY TO SHOP	822467	TMA487586	Registered	05-Sep-1996	02-Jan-1998	02-Jan-2013	Canada	23-Jul-1997	42 Nat.
UNIQUE BY NATURE	78456949	3378479	Registered	26-Jul-2004	05-Feb-2008	05-Feb-2018	USA	20-Nov-2007	35 Int.
WATERSILK	78120938	2756116	Cancelled: 03-Apr-2010	10-Apr-2002	26-Aug-2003	26-Aug-2013	USA	03-Jun-2003	3 Int.
WORK WHERE FUN IS ALWAYS IN FASHION	76303775	2578477	Cancelled: 14-Mar-2009	23-Aug-2001	11-Jun-2002	11-Jun-2012	USA	19-Mar-2002	35 Int.
YOUR KIND OF CLOTHES ONLINE ALL THE TIME	1048652	TMA576681	Registered	29-Feb-2000	27-Feb-2003	27-Feb-2018	Canada	08-Aug-2001	42 Nat.

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg Date	Renewal Date	Country	PubDate	Class
COLDWATER CREEK	74459701	1876534	Registered	18-Nov-1993	31-Jan-1995	31-Jan-2015	USA	08-Nov-1994	14 Int., 16 Int., 25 Int.
COLDWATER CREEK THE SPA	78764018	3266290	Registered	30-Nov-2005	17-Jul-2007	17-Jul-2017	USA	02-May-2006	44 Int.
INVISIBLE COMFORT	78843932	3433086	Registered	23-Mar-2006	20-May-2008	20-May-2018	USA	5-Dec-2006	25 Int.
THE GALLERY AT COLDWATER CREEK	76290948	2613512	Cancelled: 16-May-2009	27-Jul-01	27-Aug-2002	27-Aug-2012	USA	20-Nov-01	35 Int.
COLDWATER CREEK ELEMENTS	76411312	2690725	Cancelled: 03-Oct-2009	21-May-2002	25-Feb-2003	25-Feb-2013	USA	03-Dec-2002	35 Int.
YOUR KIND OF CLOTHES ONLINE ALL THE TIME	75805611	2625622	Cancelled: 16-May-2009	21-Sep-1999	24-Sep-2002	24-Sep-2012	USA	08-May-2001	35 Int.
COLDWATER CREEK	85093341	3894090	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	44 Int.
COLDWATER CREEK	85093338	3894089	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	26 Int.
COLDWATER CREEK	85093335	3894088	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	24 Int.
COLDWATER CREEK	85093286	3894086	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	21 Int.
COLDWATER CREEK	85093140	3894084	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	14 Int.
COLDWATER CREEK	85029189	3893477	Registered	03-May-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	18 Int.
INVISIBLE COMFORT	78843931	3628892	Registered	23-Mar-2006	26-May-2009	26-May-2019	USA	14-Nov-2006	35 Int.
RIBBON MAN DESIGN	78825762	3720169	Registered	28-Feb-2006	01-Dec-2009	01-Dec-2019	USA	17-Oct-2006	14 Int.
COLDWATER CREEK OUTLET	77665567	3672504	Registered	06-Feb-2009	25-Aug-2009	25-Aug-2019	USA	09-Jun-2009	35 Int.
ONE CREEK	77207791	3680357	Registered	15-Jun-2007	08-Sep-2009	08-Sep-2019	USA	29-Apr-2008	35 Int.
ONE CREEK	77207782	3702061	Registered	15-Jun-2007	27-Oct-2009	27-Oct-2019	USA	29-Apr-2008	25 Int.

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg Date	Renewal Date	Country	PubDate	Class
SHAPEME	77183068	3803552	Registered	16-May-2007	15-Jun-2010	15-Jun-2020	USA	06-May-2008	35 Int.
SHAPEME	77183040	3803551	Registered	16-May-2007	15-Jun-2010	15-Jun-2020	USA	06-May-2008	25 Int.
LUXELLE	77127888	3554720	Registered	11-Mar-2007	30-Dec-2008	30-Dec-2018	USA	24-Jul-2007	24 Int.
TRAVALLURE	77127886	3554719	Registered	11-Mar-2007	30-Dec-2008	30-Dec-2018	USA	24-Jul-2007	24 Int.
SPIRIT BY COLDWATER CREEK	77069008	3731760	Registered	21-Dec-2006	29-Dec-2009	29-Dec-2019	USA	24-Jul-2007	35 Int.
CWC (Stylized)	77069007	3547356	Registered	21-Dec-2006	16-Dec-2008	16-Dec-2018	USA	24-Jul-2007	25 Int.

D. Trademark Applications

Pending Trademark Name	App Number	Reg Number	Trademark Status	File Date	Reg Date	Next Renewal Date	Country Name	Pub Date	Class
COLDWATER CREEK	5518430		Pending	03-Aug-2006			China (Peoples Republic)		25 Int.
COLDWATER CREEK ELEMENTS	77573914		Allowed	19-Sep-2008			United States of America	17-Feb-2009	35 Int.
AMERICAN CABIN	77396865		Allowed	14-Feb-2008			United States of America	19-Jul-2008	35 Int.
AMERICAN CABIN	77396851		Allowed	14-Feb-2008			United States of America	22-Jul-2008	25 Int.
AMERICAN CABIN BY COLDWATER CREEK	77396856		Allowed	14-Feb-2008			United States of America	08-Jul-2008	25 Int.
COLDWATER CREEK	1484183		Published	04-Sep-2006			India	01-Jul-2008	25 Int.
READYWEAR	77396979		Allowed	14-Feb-2008			United States of America	08-Jul-2008	25 Int.
READYWEAR	77396996		Allowed	14-Feb-2008			United States of America	08-Jul-2008	24 Int.
SUITABLE TWILL	85252227		Published	25-Feb-2011			United States of America	14-Jun-2011	25 Int.
COLDWATER CREEK			Unfiled				Idaho		25 Int.
COLDWATER CREEK OUTLET			Unfiled				United States of America		35 Int.
SHARE THE PROMISE;			Unfiled				United States of

Pending Trademark Name	App Number	Reg Number	Trademark Status	File Date	Reg Date	Next Renewal Date	Country Name	Pub Date	Class
SHARE THE HOPE; SHARE THE JOURNEY							America
COLDWATER CREEK OUTLET	77665567		Pending	06-Feb-2009			United States of America
GUARANTEED ALWAYS. COLDWATER CREEK	85222705		Pending	20-Jan-2011			United States of America		35 Int.
COLDWATER CREEK ELEMENTS	85238420		Published	9-Feb-2011			United States of America	7-Jun-2011	25 Int.
ROLL TAB EQUIPMENT SHIRT	85238435		Pending	9-Feb-2011			United States of America		25 Int.
WASHED EQUIPMENT SHIRT	85238434		Pending	9-Feb-2011			United States of America		25 Int.
ONECREEK ELITE	85109912		Allowed	18-Aug-2010			United States of America	11-Jan-2011	35 Int.
FROSTED FIR	85098215		Allowed	2-Aug-2010			United States of America	18-Jan-2011	4 Int.
FROSTED FIR	85098203		Allowed	2-Aug-2010			United States of America	18-Jan-2011	3 Int.
THE ASPENWOOD COLLECTION BY COLDWATER CREEK	85095240		Allowed	28-Jul-2010			United States of America	11-Jan-2011	35 Int.
ASPENWOOD BY COLDWATER CREEK	85095230		Allowed	28-Jul-2010			United States of America	11-Jan-2011	35 Int.
THE ASPENWOOD COLLECTION BY COLDWATER CREEK	85095190		Allowed	28-Jul-2010			United States of America	11-Jan-2011	25 Int.
ASPENWOOD BY COLDWATER CREEK	85095178		Allowed	28-Jul-2010			United States of America	11-Jan-2011	25 Int.
COLDWATER CREEK	85093329		Published	26-Jul-2010			United States of America	29-Mar-2011	20 Int.
WATERSTONE JERSEY	85057716		Published	08-Jun-2010			United States of America	29-Mar-2011	24 Int.
PALE JADE	77939431		Published	18-Feb-2010			United States of America	13-Jul-2010	03 Int.
WATERSILK	77939425		Allowed	18-Feb-2010			United States of America	20-Jul-2010	03 Int.
WHAT A BEAUTIFUL FIT!	77770664		Allowed	29-Jun-2009			United States of America	24-Nov-2009	35 Int.
OUTLET@THECREEK	77695113		Allowed	19-Mar-2009			United States of America	09-Jun-2009	35 Int.

SCHEDULE 5.18

Labor Matters

•                  Amended and Restated Form of Indemnity Agreement between Coldwater Creek, Inc. and each of its Directors

•                  Amended and Restated Stock Option/Stock Issuance Plan

•                  Form of Stock Option Agreement under Amended and Restated Stock Option/Stock Issuance Plan

•                  Form of Incentive Stock Option Agreement under Amended and Restated Stock Option/Stock Issuance Plan

•                  2006 Incentive Award Program for Executives

•                  2007 Incentive Award Program for Executives

•                  2008 Incentive Award Program for Executives

•                  2009 Incentive Award Program for Executives

•                  2010 Incentive Award Program for Executives

•                  2011 Incentive Award Program for Executives

•                  Employee retention agreements for 43 employees for $1.5 million

•                  Form of Stock Unit Agreement under the Amended and Restated Stock Option/Stock Issuance Plan

•                  Form of Non-Management Director Restricted Stock Unit Agreement

•                  Supplemental Executive Retirement Plan

•                  Amendment No. 1 to Supplemental Executive Retirement Plan

•                  Amendment No. 2 to Supplemental Executive Retirement Plan

•                  Amendment No. 3 to Supplemental Executive Retirement Plan

•                  The Company has adopted an Employee Stock Purchase Plan pursuant to which eligible employees are entitled to purchase shares of the Company’s common stock at a discount

•                  Employee Agreement, dated June 28, 2008, between Company and Jeffrey Parisian

•                  Employment Agreement, dated as of May 29, 2007, between the Company and Dan Moen (as amended as of December 23, 2008)

•                  Employment Agreement, dated as of May 29, 2007, between the Company and Gerard El Chaar (as amended as of December 23, 2008)

•                  Employment Agreement between the Company and John E. Hayes III dated February 23, 2009

•                  Employment Agreement between the Company and Jerome M. Jessup dated August 3, 2009

•                  Severance and Change of Control Agreement between the Company and Jill Brown Dean dated January 19, 2011

•                  The Company enters standard form confidentiality, invention assignment agreements with its employees

SCHEDULE 5.21(a)

DDAs

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
1st American Bank	4611 Golf Road	Skokie	IL	60076	Roxann Sadus	630-547-9010	***	Retail Store Depository
1st National Bank of SD	2505 W 41st St	Sioux Falls	SD	57105	Mark Peterson	605-782-5901	***	Retail Store Depository
1st Tennessee Bank	7082 Bakers Bridge Rd.	Franklin	TN	37068	Cathy Claxton	615-790-5130	***	Retail Store Depository
Bank Champaign	5 Convenience Center Rd	Champaign	IL	61820	Amy Orris	217-351-2876	***	Retail Store Depository
Bank of America	800 5th Ave - WA1-501-08-23	Seattle	WA	98104	Birgit Goodwin	800-426-1411 ext. 70558	***	Retail Store Depository
Bank of America	800 5th Ave - WA1-501-08-23	Seattle	WA	98104	Birgit Goodwin	800-426-1411 ext. 70558	***	Retail Store Depository (SPA)
Berkshire Bank	3450 Richville Rd	Manchester	VT	05255	Beth Ann Watson	802-362-4960	***	Retail Store Depository
Canandaigua National Bank	338 Eastview Mall	Victor	NY	14564	Amy Flaitz	585-742-4950 ext 40220	***	Retail Store Depository
Capital One Bank	313 Carondelet Street	New Orleans	LA	70130	Kristie Vead	504-533-5264	***	Retail Store Depository
Capital One Bank	313 Carondelet Street	New Orleans	LA	70130	Kristie Vead	504-533-5264	***	Retail Store Depository (SPA)
Chase Bank IL	310 N. Randall Road	Lake in The Hills	IL	60156	Paul Sotos	847-854-3213	***	Retail Store Depository
Chase Bank IN	8630 Keystone Crossing Dr	Indianapolis	IN	46240	Brad Jacobs	317-266-5826	***	Retail Store Depository
Chase Bank WI	4401 W Wisconsin Ave	Appleton	WI	54913	Megan Cronin	920-738-1903	***	Retail Store Depository
Citizens and Farmers Bank	698 Town Center Drive	Newport News	VA	23606	Trittie Mountcastle	757-596-4775	***	Retail Store Depository
Citizens Bank	160 N Gulph Rd	King of	PA	19406	Melissa Dupre	610-337-5962	***	Retail Store

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
		Prussia						Depository
Citizen’s National Bank	130 W. Bruce St.	Sevierville	TN	37862	Kitty Foster	865-429-2297	***	Retail Store Depository
Comerica Bank	500 Woodward	Detroit	MI	48226	Michelle Owens	313-222-5820	***	Retail Store Depository
Compass Bank	1433 Opelika Rd	Auburn	AL	36830	Arthur Antoniak	334-887-1216	***	Retail Store Depository
Fifth Third Bank	1 Fayette Center	Washington Courthouse	OH	43160	Pam McCune	740-335-7641	***	Retail Store Depository
First Financial Bank	10121 US 31	Taylorsville	IN	47280	Tonya Wenig	812-526-5535	***	Retail Store Depository
Five Star Bank	2 Seneca St	Geneva	NY	14456	Emily Quill	315-539-1000	***	Retail Store Depository
Highland Bank	5985 Large Ave Ne	Albertville	MN	55301	Jami Knisley	952-858-4586	***	Retail Store Depository
Huntington Bank	2055 Polaris Parkway	Columbus	OH	43240	Lurenna Hutchings	614-899-8239	***	Retail Store Depository
Johnson Bank	7500 Green Bay Road	Kenosha	WI	53142	Neil Buchanan	262-697-7258	***	Retail Store Depository
M & I Bank	31 Meadowview Drive	Lake Delton	WI	53940	Sarah Hegg	608-253-8425	***	Retail Store Depository
Panhandle State Bank	300 Kootenai Cut-Off Road	Ponderay	ID	83852	Connie Rosco	208-263-2348	***	Retail Store Depository
People’s United Bank	2 Burlington Square.	Burlington	VT	05401	Jennifer L. Gould	802-660-1486	***	Retail Store Depository
PNC Bank	8000 Shelbyville Road	Louisville	KY	40222	Robyn Parrino	502-212-6325	***	Retail Store Depository
SunTrust Bank FL	2116 S. Babcock St	Melbourne	FL	32901	Regina Margnelli	321-984-2540	***	Retail Store Depository
SunTrust Bank GA	103 City Circle	Peachtree City	GA	30269	Kristie Gable	770-486-5220	***	Retail Store Depository
Tuscola National Bank	900 S. Progress Blvd.	Tuscola	IL	61953	Kim Martin	217-253-4711	***	Retail Store Depository

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
United	514 Market Street	Parkersburg	WV	26101	Carole Allen	304-424-8800	***	Retail Store Depository
United Bank	514 Market Street	Parkersburg	WV	26101	Carole Allen	304-424-8800	***	Retail Store Depository
United Community Bank	6372 Highway 53 East	Dawsonville	GA	30503	Marissa Allen	706-265-3232 ext 1104	***	Retail Store Depository
US Bank	6376 Government Way	Coeur D’ Alene	ID	83815	Marian Pelsma	208-762-0247	***	Retail Store Depository
US Bank SPA	6376 Government Way	Coeur D’ Alene	ID	83815	Marian Pelsma	208-762-0247	***	Retail Store Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Retail Store Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Retail Depository (SPA)

Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Corporate Operating Account Coldwater Creek Inc
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Master Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Master Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc AP ACH Credit

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc AP Check Issue
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Payroll
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Customer Refund
							***
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Retail Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Visa/MC Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc American Express Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Discover Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc AP ACH

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
								Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc AP Check Issue
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Payroll
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Customer Refund
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek US Inc Customer Refund Retail

Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Corporate Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Corporate Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Retail Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Visa/MC Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
								American Express Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Discover Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc AP Check Issue
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek The Spa Inc Payroll

Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc Corporate Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
								AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc AP Check Issue
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek Merchandising & Logistics Inc Payroll

Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood Advertising Inc Corporate Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood Advertising Inc Corporate Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood Advertising Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood Advertising Inc AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood Advertising Inc AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood Advertising Inc AP Check Issue
Wells Fargo Bank	877 West Main St -	Boise	ID	83702	Mary Monroe	208-393-2106	***	Aspenwood

*** Confidential material redacted and filed separately with the Commission.

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
NA	3rd Floor							Advertising Inc Payroll

Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek WWS Corporate Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek WWS Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek WWS Misc Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek WWS AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Coldwater Creek WWS AP Check Issue
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Worldwide Services Inc Payroll

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 5.21(b)

Credit Card Arrangements

Chase Paymentech Solutions, LLC

Credit Card Processing Services Agreement

Addendum No 3

Merchant Agreement Contract Number 746818

Discover Financial Services, LLC

Merchant Services Agreement, October 1, 2006

American Express Travel Related Services Company, Inc.

Acceptance Agreement, July 23rd, 2003

SCHEDULE 5.24

Material Contracts

1.     Amended and Restated Lease Agreement, dated as of January 10, 2006, between Wood County Development Authority (“Lessor”) and Coldwater Creek Inc. (“Lessee”), as amended by that certain First Amendment to Amended and Restated Lease Agreement, dated as of October 25, 2006, by and between Lessor and Lessee.

2.     Amended and Restated Lease Agreement, dated as of July 19, 2007, as amended by that certain Amendment to Amended and Restated Lease Agreement, dated as of April 22, 2009, between Foothill Shadows, LLC, as lessor, and Coldwater Creek Inc., as lessee.

SCHEDULE 6.02

Financial and Collateral Reporting

References is hereby made to a certain Amended and Restated Credit Agreement, dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) Coldwater Creek U.S. Inc., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto, (v) Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender and (vi) Wells Fargo Credit, Inc., as Term Loan Agent.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Loan Parties hereby agree to provide to the Administrative Agent, on the applicable day specified below, the following documents (each in such form and detail as the Administrative Agent from time to time may specify):

a.             Within fifteen (15) days after the end of each (i) Fiscal Month (commencing with the Fiscal Month first ending after the Closing Date and each Fiscal Month thereafter), if a Usage Event Period exists at any time during such Fiscal Month, and (ii) Fiscal Quarter (commencing with the Fiscal Quarter first ending after the Closing Date and each Fiscal Quarter thereafter), if a Usage Event Period did not exist at any time during such Fiscal Quarter, for such Fiscal Month or Fiscal Quarter, as applicable:

(A)          purchases and account payable analysis report (together with account payable aging) for each Loan Party, in the Administrative Agent’s format; and

(B)           Inventory summary by Store location; and

(C)           Inventory certificate for each Loan Party, in the Administrative Agent’s format; and

(D)          Credit Card Receivables aging report for each Loan Party.

b.             Within thirty (30) days of the end of each (i) Fiscal Month (commencing with the Fiscal Month first ending after the Closing Date and each Fiscal Month thereafter), if a Usage Event Period exists at any time during such Fiscal Month, and (ii) Fiscal Quarter (commencing with the Fiscal Quarter first ending after the Closing Date and each Fiscal Quarter thereafter), if a Usage Event Period did not exist at any time during such Fiscal Quarter, for such Fiscal Month or Fiscal Quarter, as applicable:

(A)          reconciliation of the stock ledger to the general ledger for each Loan Party and the calculation of Availability; and

(B)           gross margin reconciliation for each Loan Party; and

(C)           statement of Store activity, in the Administrative Agent’s format; and

(D)          such other information as the Administrative Agent may from time to time reasonably request.

SCHEDULE 7.01

Existing Liens

•      Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #200610082310, filed with the Idaho Secretary of State on June 29, 2006.

•      Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #200610082310, filed with the Idaho Secretary of State on June 29, 2006.

•      Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #200610156020, filed with the Idaho Secretary of State on November 15, 2006.

•      Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #200710200794, filed with the Idaho Secretary of State on February 14, 2007.

•      Equipment lien on certain equipment and related software in favor of IBM Credit LLC against Coldwater Creek Inc., as represented on financing statement #20072287836, filed with the Delaware Secretary of State on June 18, 2007.

•      Equipment lien on certain equipment in favor of IOS Capital against Coldwater Creek Inc., as represented on financing statement #200710288510, filed with the Idaho Secretary of State on June 28, 2007.

•      Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #200710324977, filed with the Idaho Secretary of State on August 28, 2007.

•      Equipment lien on certain equipment leased pursuant to that certain Rental Agreement, dated December 3, 2007 between Coldwater Creek Inc., as lessee, and Pure Health Solutions, Inc., as lessor, as represented on financing statement #20074785001, filed with the Delaware Secretary of State on December 18, 2007.

•      All items of personal property leased pursuant to that certain Lease Agreement, dated December 6, 2007, by and between US Express Leasing, Inc. as lessor and Coldwater Creek Inc. as lessee, as represented on financing statement #20081008281, filed with the Delaware Secretary of State on March 24, 2008.

•      Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #200910590386, filed with the Idaho Secretary of State on January 15, 2009.

•      Equipment lien on certain equipment in favor of Bank of the West, Trinity Division against Coldwater Creek Inc., as represented on financing statement #201010761548, filed with the Idaho Secretary of State on March 17, 2010.

•      Equipment lien on certain leased equipment in favor of OCE Financial Services, Inc. against Coldwater Creek Inc., as represented on financing statement # 20101090988, filed with the Delaware Secretary of State on March 30, 2010.

•      Equipment lien on certain equipment and related software in favor of IBM Credit LLC against Coldwater Creek Inc., as represented on financing statement #20102864712, filed with the Delaware Secretary of State on August 16, 2010.

•      Equipment lien on certain equipment in favor of Bank of the West, Trinity Division and Pure Health Solutions, Inc. against Coldwater Creek Inc., as represented on financing statement #201010842879, filed with the Idaho Secretary of State on September 29, 2010.

•      Equipment lien on certain telecommunications and data equipment in favor of AT&T Capital Services, Inc. against Coldwater Creek Inc., as represented on financing statement #20103793654, filed with the Delaware Secretary of State on October 29, 2010.

•      Equipment lien on certain equipment in favor of Hitachi Data Systems Credit Corp. against Coldwater Creek Inc., as represented on financing statement #20110585375, filed with the Delaware Secretary of State on February 16, 2011.

SCHEDULE 7.02

Existing Investments

•      Loan to Vice President of Coldwater Creek Inc. in the amount of $39,375.

•      Loan to Senior Vice President of Coldwater Creek Inc. in the amount of $39,375.

SCHEDULE 7.03

Existing Indebtedness

Schedule of Debt

Debt	Original balance	Balance as of 4/30/11	Interest Rate	Term	Payment Frequency	Payment
Capital lease - CDA building (1)	$10,500,272	$10,333,762	7.65%	Aug 07 - July 28	Monthly	Escalating range from $65,213 currently to $115,572
Capital lease - Sandpoint store	$1,000,000	$1,099,323	10.50%	July 06 - Dec 36	Monthly	Escalating range from $7,405 currently to $14,798
Renegotiated capital lease - IBM	$316,069	$260,857	7.50%	Aug 10 - June 14	Monthly	$7,733

(1) Note that amount does not include the expansion of the CDA building as it is not yet completed and occupied.  When it is completed, an additional $51,041 will be paid, escalating to $81,598 by the end of the lease.

•      In connection with the Brighton case referenced on Schedule 5.06 to this Credit Agreement, Coldwater Creek Inc. has caused a surety bond (issued through Zurich by the Fidelity and Deposit Company of Maryland) to be posted in the amount of $3,300,000.  Pursuant to the terms of an indemnity agreement dated December 20, 2007 with Zurich, Coldwater Creek Inc. is required to indemnify Zurich in the event the bond is paid.

•      In connection with the mechanic’s lien at 1770 East Red Cliff Drive, St. George, Utah 84790, surety bond issued by the Fidelity and Deposit Company of Maryland on behalf of Coldwater Creek Inc. in the amount of $42,192.61.

•      That certain Intercompany Note, dated as of February 2009, by the Loan Parties in favor of the Loan Parties.

•      Liability of $7MM related to construction of CDA Call Center Expansion, pursuant to that certain Amended and Restated Lease Agreement, dated as of July 19, 2007, as amended by that certain Amendment of Amended and Restated Lease Agreement, dated as of April 22, 2009, between Foothill Shadows, LLC, as lessor, and Coldwater Creek Inc., as lessee.

•      Letter of Credit in the amount of $889,000 issued by Wells Fargo, issued in connection with that certain Amended and Restated Lease Agreement, dated as of January 10, 2006, by and between Wood County Development Authority, as Lessor, and Coldwater Creek Inc., as Lessee.

SCHEDULE 10.02

Administrative Agent’s Office, Certain Addresses for Notices

1.             Administrative Agent’s Office:

Wells Fargo Bank, National Association, as Administrative Agent
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attention:  Michele L. Ayou

2.             Certain Addresses for Notices:

a.             If to the Lead Borrower and any other Loan Party:

Coldwater Creek U.S. Inc.
One Coldwater Creek Drive
Sandpoint, Idaho 83864
Attention: Chief Financial Officer
Telephone:  (208) 265-3450
Facsimile: (208) 265-7108
E-mail: jim.bell@thecreek.com

With a copy to:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention:  Gordon C. Wilson, Esq.
Telephone:  (202) 637-5600
Facsimile: (202) 637-5910
E-mail: gordon.wilson@hoganlovells.com

b.             If to the Administrative Agent, Collateral Agent, Swing Line Lender and the L/C Issuer:

Wells Fargo Bank, National Association, as Administrative Agent
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attention:  Michele L. Ayou
Telephone:  (617) 854-7246
Facsimile: (617) 523-4029
E-mail:  michele.l.ayou@wellsfargo.com

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: Jason S. DelMonico, Esquire

Telephone: (617) 523-9000
Facsimile: (617) 880-3456
E-mail: jdelmonico@riemerlaw.com

b.             If to the Term Loan Agent:

Wells Fargo Capital Finance
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attention:  Adam Salter
Telephone:  (617) 624-4477
Facsimile: (877) 774-7409
E-mail:  adam.d.salter@wellsfargo.com

with a copy to:

Greenberg Traurig LLP
One International Place
Boston, Massachusetts 02110
Attention: Jeffrey M. Wolf, Esquire
Telephone: (617) 310-6041
Facsimile: (617) 279-8447
E-mail: WOLFJE@GTLAW.com

EXHIBIT A

Form of Committed Loan/Conversion Notice

COMMITTED LOAN/CONVERSION NOTICE

Date:                        ,

To:                              Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests a [Committed Borrowing](1)[conversion of a Committed Loan or the Term Loan (or any portion thereof) from one Type to the other] [continuation of LIBO Rate Loans]:

1.             On                                                                                           (a Business Day)(2)

2.             In the amount of $                                           of [Committed Loans/the Term Loan](3)

3.             Comprised of [Base Rate] [LIBO Rate] Loans (Type of Loan)(4)

(1)           A Borrowing must be a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBO Rate Loans, must have the same Interest Period.

(2)           Each notice of a Committed Borrowing must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of LIBO Rate Loans, any conversion to, or continuation of, LIBO Rate Loans or any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans.

(3)           Each Borrowing of, conversion to, or continuation of, LIBO Rate Loans in respect of either Committed Loans or the Term Loan (or any portion thereof) must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and, except as provided in Sections 2.03(c) and 2.04(c) of the Credit Agreement, each Borrowing of, or conversion to, Base Rate Loans in respect of either Committed Loans or the Term Loan (or any portion thereof) must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

4.             For LIBO Rate Loans:  with an Interest Period of          months(5)

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the [Committed Borrowing] [conversion of Loans from one Type to the other] [continuation of LIBO Rate Loans] requested herein complies with the provisions of Section 2.02(b) of the Credit Agreement (other than any provision addressing the responsibilities or duties of the Administrative Agent, the Term Loan Agent, the Swing Line Lender or the Lenders), and (b) if requesting a Committed Borrowing (rather than a conversion of Loans from one Type to the other or a continuation of LIBO Rate Loans), the conditions specified in Section 4.02 of the Credit Agreement shall have been satisfied on and as of the date of the applicable Committed Borrowing.

COLDWATER CREEK U.S. INC.,
as Lead Borrower

By:
Name:
Title: [a Responsible Officer]

(4)           Loans may be either Base Rate Loans or LIBO Rate Loans.  If the Type of Loan is not specified, then the applicable Loan will be made as a Base Rate Loan.

(5)           The Lead Borrower may request a Borrowing of LIBO Rate Loans with an Interest Period of one, two or three months.  If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

EXHIBIT B

Form of Swing Line Loan Notice

SWING LINE LOAN NOTICE

Date:                        ,

To:                              Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Swing Line Lender

Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests a Swing Line Borrowing:

1.             On                                                                                           (a Business Day)(1)

2.             In the amount of $                                            (2)

The Lead Borrower (for itself and on behalf of the other Borrowers) hereby represents and warrants that (i) the Swing Line Borrowing requested herein complies with the provisions of Sections 2.04(a) and (b) of the Credit Agreement (other than any provision addressing the responsibilities or duties of the Administrative Agent, the Swing Line Lender or the Lenders), and (ii) the conditions specified in Section 4.02 of the Credit Agreement shall have been satisfied on and as of the date set forth in item 1 above.

(1)           Each notice of a Swing Line Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested date of any Swing Line Borrowing.

(2)           Each Swing Line Borrowing shall be for an amount no less than $100,000.

COLDWATER CREEK U.S. INC.,
as Lead Borrower

By:
Name:
Title: [a Responsible Officer]

EXHIBIT C-1

Form of Committed Loan Note

[AMENDED AND RESTATED] COMMITTED LOAN NOTE

$[ ]	, 2011

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of [                                  ] (hereinafter, with any subsequent holders, the “Lender”), [c/o WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC)] at One Boston Place, 19th Floor, Boston, Massachusetts 02108, the principal sum of [                          ] DOLLARS ($[              ]), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent, with interest at the rate and payable in the manner stated therein.  [This Amended and Restated Committed Loan Note replaces in its entirety that certain Committed Loan Note dated February 13, 2009, by the Borrower payable to the Lender.]

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.  EACH

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BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

COLDWATER CREEK U.S. INC.

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC.

By:
Name:
Title:

Signature Page to Committed Loan Note

EXHIBIT C-2

Form of Swing Line Loan Note

[AMENDED AND RESTATED] SWING LINE LOAN NOTE

$10,000,000.00	, 2011

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC) (hereinafter, with any subsequent holders, the “Lender”), at One Boston Place, 19th Floor, Boston, Massachusetts 02108, the principal sum of TEN MILLION DOLLARS ($10,000,000.00), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent, with interest at the rate and payable in the manner stated therein.  [This Amended and Restated Swing Line Loan Note replaces in its entirety that Swing Line Loan Note dated February 13, 2009, by the Borrower payable to the Lender.]

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.  EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

2

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

COLDWATER CREEK U.S. INC.

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC.

By:
Name:
Title:

Signature Page to Swing Line Loan Note

EXHIBIT C-3

Form of Term Note

TERM NOTE

$[ ]	, 2011

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of [                      ] (hereinafter, with any subsequent holders, the “Lender”), c/o WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), at One Boston Place, 19th Floor, Boston, Massachusetts 02108, the principal sum of [                              ] DOLLARS ($[                      ]), or, if less, the aggregate unpaid principal balance of Term Loans made by the Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.  EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

2

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

COLDWATER CREEK U.S. INC.

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC.

By:
Name:
Title:

Signature Page to Term Note

EXHIBIT D

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:          Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, and Wells Fargo Credit, Inc., as Term Loan Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, in his capacity as a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies on behalf of the Lead Borrower and each of the other Loan Parties as of the date hereof the following:

1.                                       No Defaults or Events of Default.

(a)                                  Since                      (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(b)                                 If a Default or Event of Default has occurred since                      (the date of the last similar certification), the Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2.                                       Inventory Book Value Calculation. Attached hereto as Appendix II are reasonably detailed calculations demonstrating compliance with the “Inventory Book Value” covenant contained in Section 7.16 of the Credit Agreement.

1

[Use paragraph 3 for fiscal quarter-end and fiscal year-end deliveries]

3.                                       Capital Expenditures Calculation.  Attached hereto as Appendix III are reasonably detailed calculations demonstrating compliance with the “Capital Expenditures” covenant contained in Section 7.18 of the Credit Agreement (including reasonably detailed calculations of Fixed Charge Coverage).

4.                                       Rent, Taxes and Insurance.

(a)                                  Except as set forth on Appendix IV, (i) all rent owing under any Leases (unless not required to be reported pursuant to Section 6.03(l) of the Credit Agreement), and all obligations and liabilities in respect of Taxes, are current and being paid on a timely basis, and (ii) no Loan Party has received notice that any material obligations or liabilities in respect of utilities have not been timely paid or has received notice that any obligations or liabilities in respect of insurance premiums that have not been timely paid. Appendix IV describes the details of all past due payments (if any) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.  Copies of any related default, cure or late notices concerning any obligations have been enclosed herewith.

(b)                                 Appendix IV describes the details of any new Store openings, or closings of any Store, since the date of the last similar certification.

5.                                       Intellectual Property.  Since                      (the date of the last similar certification), and except as set forth in Appendix V, no Loan Party has acquired any additional material Intellectual Property. If any Loan Party has acquired any additional material Intellectual Property since                      (the date of the last similar certification), such Loan Party shall deliver to the Collateral Agent an updated Exhibit A, B and/or C (as applicable) to the Intellectual Property Security Agreement as required pursuant to Section 5(a) thereof.

6.                                       Financial Statements.

[Use following paragraph (a) for fiscal year-end deliveries]

(a)                                  Attached hereto as Appendix VI are the audited financial statements of the Parent and its Subsidiaries required by Section 6.01(a) of the Credit Agreement for the Fiscal Year ending                         , and the related Consolidated statements of income or operations and Shareholders’ Equity and the related Consolidated statement of cash flows for such Fiscal Year, accompanied by (i) a report and unqualified opinion of Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 5, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, which report and opinions

2

have been prepared in accordance with the requirements of Section 6.01(a) of the Credit Agreement.

[Use following paragraph (b) for fiscal quarter-end deliveries]

(b)                                 Attached hereto as Appendix VI are the unaudited financial statements of the Parent and its Subsidiaries required by Section 6.01(b) of the Credit Agreement for the Fiscal Quarter ending                       , and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flow for  respect to such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, in accordance with the requirements of Section 6.01(b) of the Credit Agreement, certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph (c) for fiscal month-end deliveries during a Usage Event Period, or if any portion of the Term Loan is outstanding]

(c)                                  Attached hereto as Appendix VI is a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, Shareholders’ Equity for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(e) of the Credit Agreement, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail and in accordance with the requirements of Section 6.01(c) of the Credit Agreement, certified by a Responsible Officer of the Lead Borrower as having been prepared in good faith and consistent with prior practices.

7.                                       No Material Accounting Changes, Etc.

(a)                                  [The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter] ending                were prepared in accordance with GAAP and present fairly in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries, as of the end of the period(s) covered, subject only to, with respect to the quarterly financial statements, normal year-end audit adjustments and the absence of footnotes.]

[The financial statements furnished to the Administrative Agent for the Fiscal Month ending                were prepared in good faith consistent with prior practices.]

(b)                                 Except as set forth in Appendix VII, there has been no change in GAAP used in the preparation of the financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending                 .  If any such change has occurred, a statement of reconciliation conforming such financial statements to GAAP is attached hereto in Appendix VII.

3

[Use following paragraph 8 when delivering fiscal year-end and fiscal quarter-end deliveries]

8.                                       Management Analysis.  Attached hereto as Appendix VIII is a copy of the discussion and analysis prepared by the management of the Lead Borrower with respect to the financial statements delivered herewith.

4

IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Lead Borrower, on behalf of the Lead Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of                                     , 20    .

Lead Borrower:

COLDWATER CREEK U.S. INC.

By:
Name:
Title:

5

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

6

APPENDIX II

[Inventory Book Value]

7

APPENDIX III

[Capital Expenditures Calculation,

including Fixed Charge Coverage Calculation]

Are restrictions in Section 7.18 of the Credit Agreement applicable?         Yes ☐                    No  ☐

8

APPENDIX IV

Except as set forth below, (i) all rent owing under any Leases (unless not required to be reported pursuant to Section 6.03(l)  of the Credit Agreement), and all obligations and liabilities in respect of Taxes, are current and being paid on a timely basis and (ii) no Loan Party has received notice that any material obligations or liabilities in respect of utilities have not been timely paid or has received notice that any obligations or liabilities in respect of insurance premiums that have not been timely paid.  [If any obligations and liabilities of the Loan Parties in respect of rent, utilities, Taxes and/or insurance premiums are not current, the following describes the details of all past due payments (if any) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.]

Details of any new Store openings, or closings of any Store.

9

APPENDIX V

[Intellectual Property]

10

APPENDIX VI

[Financial Statements]

11

APPENDIX VII

[GAAP Changes]

12

APPENDIX VIII

[Management Analysis]

13

EXHIBIT E

Form of Borrowing Base Certificate

[See attached]

Coldwater Creek, Inc.	As of Date:	4/30/2011
Monthly Borrowing Base Certificate
Consolidated Company	Certificate #	1

Revolver	Term Loan
Credit Card Receivables
Eligible Credit Card Receivables	4/30/2011	$—	$—
Credit Card Advance Rate	85.0%	0.0%
Credit Card Receivables Availability	$—	$—

Total AR Availability	$—	$—

INVENTORY
Beginning Inventory	—
Add: Purchases
Transfers	—
Available for Sale	—
Less: Cost of Good Sold
Ending Inventory as of	4/30/2011	$—
Less Ineligibles:
Shrink	Sales	—	—
Virtual Store Inventory	—
Returns	—	—
RTV	—
Ecometry Assembly	—
RTN Laundry/Mending	—
QC Waiting Response	—
Total Ineligibles	$—

Eligible Inventory	$—	$—

Total Eligible Inventory	$—	$—

Advance Rate (Lesser of 85% of NOLV and 75.0% of Cost)	84.75%	75.0%	7.5%

Total Inventory Availability (Net)	$—	$—

Eligible Real Estate	4/30/2011	$—
Less: Realty Reserves	$—	$—
Net Eligible Real Estate	$—	$—
Real Estate Advance Rate	0.0%	55.0%
Real Estate Availability (Net)	$—	$—

Gross Borrowing Base Availability	$—	$—

Less: Availability Reserves
Gift Certificates/Cards (50%)	as of:	4/30/2011	—	—
Money Due Customers (100%)	—
Returns Reserve	—	—
Landlord Lien (2 months rent PA, VA and WA)	—
Texas Personal Property Tax	—
Term Loan Reserve	—	—
Total Availability Reserves	$—	$—

Preliminary Borrowing Base	$—	$—
Reduction to Get to Borrowing Limit (Term Loan Only)	N/A	$—
Benefit from Term Loan Reserve (Term Loan Only)	N/A	—
Total Borrowing Base	$—	$—
Total Capped Borrowing Base (Capped at $70,000,000/$15,000,000 less Amortization)	$—	$—

AVAILABILITY CALCULATION	$—	$—

Beginning Principal Balance	as of:	4/30/2011	$—
ADD:	Prior days advance	—	—
ADD:	Fees charged today	—	—
ADD:	Legal Fees	—	—
ADD:	Prior day’s requested lending	—	—
LESS:	Prior day’s paydown	—	—

Ending principal balance prior to advance request	$—	$—

ADVANCE REQUEST (REVOLVER ONLY)	$—	N/A

Ending Principal Balance	$—	$—

ADD:	Standby Letters of Credit	—	N/A
ADD:	Commercial Letters of Credit	—	N/A

Total exposure	$—	$—

Net Availability After Today’s Request / Paydown	$—	$—

Excess Availability (Net Borrowing Base Less Total Exposure)	$—	$—

Minimum Excess Availability Covenant (15% of Loan Cap)	$—

Cash on Hand

Authorized Signer

Coldwater Creek Inc. (the “Borrower”) represents and warrants that (a) said collateral complies in all material respects with their representations, warrants, and covenants contained in the Loan Agreement between Lender and undersigned and; (b) no “Event of Default” (as defined in the Loan and Security Agreement) is presently in existence.  The Authorized Signer of this certificate hereby certifies that the information provided herein is complete and correct.

EXHIBIT F

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

Reference is made to the Amended and Restated Credit Agreement, dated as of May 16, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and (vi) WELLS FARGO CREDIT, INC., as Term Loan Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(the “Assignor”) and                                        (the “Assignee”) agree as follows:

1.                                       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto.  After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.                                       The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than 10,000,000, with respect to the Committed Loans, and not less than $2,500,000 with respect to the Term Loan, or, if less, the entire remaining amount of the Assignor’s Commitment and the Loans at any time owing to it,

1

unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); and (e) confirms, in the case of Wells Fargo Credit, Inc., as the Assignor, that Wells Fargo Credit, Inc. is not assigning any portion of the Term Loan held by it unless (i) the Lead Borrower has provided its consent to such assignment; or (ii) Wells Fargo Bank has assigned more than 50.1% of its Commitment; or (iii) an Event of Default has occurred and is continuing at the time of this assignment.

3.                                       The Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, the Assignee shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower to determine the withholding or deduction required to be made; and (g) represents and warrants that it is an Eligible Assignee.

4.                                       Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount, if any, required as set forth in Section 10.06 to the Credit Agreement, to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.                                       Upon such acceptance and recording by the Administrative Agent and, to the extent required by Section 10.06(b)(iii) or Section 10.06(b)(v) of the Credit Agreement, consent by the Administrative Agent, the Lead Borrower, the L/C Issuer and/or the Swing Line Lender, as

2

applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

6.                                       Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.                                       This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof, but including Section 5-1401 of the New York General Obligations Law.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day
of , :

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent

By:
Name:
Title:

4

Acknowledged and, to the extent required by Section 10.06(b)(i)(B) or Section 10.06(b)(iii) of the Credit Agreement, consented to, this            day of                           ,               :

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as successor by merger to Wells Fargo Retail Finance, LLC),

By:
Name:
Title:

5

Acknowledged and, to the extent required by Section 10.06(b)(i)(B), Section 10.06(b)(iii), or Section 10.06(b)(v) of the Credit Agreement, consented to, this            day of                           ,               :

LEAD BORROWER:

COLDWATER CREEK U.S. INC.

By:
Name:
Title:

6

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this            day of                           ,               :

L/C ISSUER:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

7

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this            day of                           ,               :

SWING LINE LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as successor by merger to Wells Fargo Retail Finance, LLC)

By:
Name:
Title:

8

Schedule I

to

Assignment and Assumption

Section 1.                                            Percentage/Amount of Commitments/Loans/Letters of Credit Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

[Commitment assigned by Assignor:	$	](1)

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:	$

Aggregate Participations assigned by Assignor in L/C Obligations:	$

Section 2.                                            Percentage/Amount of Commitments/Loans/Letters of Credit Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage of [Commitments/Term Loan]:		%

Assignee’s Applicable Percentage [Commitments/Term Loan]:		%

[Assignor’s Commitment:	$	](1)

[Assignee’s Commitment:	$	](1)

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

[Aggregate Participations by Assignor in L/C Obligations:	$	](1)

[Aggregate Participations by Assignee in L/C Obligations:	$	](1)

Section 3.

Effective Date:	,

(1)  To be included if assignment of Committed Loans.

9

EXHIBIT G

Form of Credit Card Notification

PREPARE ON BORROWER/LOAN PARTY LETTERHEAD - ONE FOR EACH PROCESSOR

, 2011

To:	[Name and Address of Credit Card Processor]
(the “Processor”)

	Re:	[ ]
Security Agreement - Assignment of Credit Card Receivables

Dear Sir/Madam:

[                                                    ], a [                                                    ] (the “Company”), among others, have recently entered into a new credit facility with WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as agent for certain lenders (the “Secured Party”).  In accordance with the terms of that credit facility, the Company and its Subsidiaries granted to Secured Party a security interest in substantially all of the Company’s and its Subsidiaries’ now owned or hereafter acquired personal property, including, without limitation, all rights of the Company to receive payments in respect of credit or charge card sales (“Card Sales”) processed or otherwise paid by [Name of Credit Card Processor] (the “Processor”) to the Company pursuant to that certain [Title of Credit Card Processing Agreement] between the Processor and the Company in effect as of the date hereof (the “Agreement”).

Pursuant to the facility and in connection with the security interest granted to the Secured Party in the Company’s rights to receive payments in respect of the Card Sales, the Company has agreed that Secured Party shall have the right to directly collect all amounts due to the Company from the Processor.  In furtherance thereof, the Company is obligated to arrange for the proceeds of Card Sales to be routed by the Processor to a deposit account under the control of the Secured Party, regardless of the account routing instructions that are presently in place.  Accordingly, by this letter the Company and the Secured Party instruct the Processor to route, no less frequently than daily, all proceeds of Card Sales and any other amounts due to the Company from the Processor to the following deposit account (the “Account”):

[Name of Bank]

ABA #

Account No.

For Credit to the Account of:

All payments under the Agreement should continue to be made to the Account and to no other account unless and until you receive written notification from Secured Party.

The Company acknowledges and agrees that, except as expressly set forth herein, all of the terms of the Agreement continue to be in full force and effect.

The Company will indemnify and hold harmless Processor from any and all liabilities, claims, demands, actions or judgments, including but not limited to attorneys’ fees, arising out of or resulting from the

1

acts or omissions of the Processor, its employees, officers or agents in complying with the terms of this letter agreement.

The Company and the Secured Party appreciate the Processor’s anticipated cooperation and assistance in effectuating this change.  Should you have any questions concerning this matter, please do not hesitate to contact the Company or the Secured Party at:

Coldwater Creek U.S. Inc.
One Coldwater Creek Drive
Sandpoint, Idaho 83864
Attention:
Phone: ( ) -

Wells Fargo Bank, National Association
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attention:
Phone: ( ) -

[Signature Pages Follow]

2

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC)
(“Secured Party”)

By:
Name:
Title:

[ ]
(“Company”)

By:
Name:
Title:

Signature Page to Credit Card Notification

EXHIBIT H

Form of DDA Notification

PREPARE ON OBLIGOR LETTERHEAD - ONE FOR EACH DEPOSITORY

, 2011

To:	[Name and Address of Bank]

	Re:	[ ]
The Account Numbers referenced on Exhibit A annexed hereto

Dear Sir/Madam:

This letter relates to the Account Numbers referenced on Exhibit A annexed hereto and any other depository account(s) (collectively the “Account”) which [                                          ], a [                                    ] with offices at [                                          ] (the “Obligor”), now or hereafter maintains with you.  The term “Account” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Obligor.

Under various agreements by and between, among others, the Obligor and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), with an office at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral agent (in such capacity, herein the “Collateral Agent”) for its own benefit and the benefit of a syndicate of lenders and certain other credit parties (the “Credit Parties”), the Obligor has granted to the Collateral Agent (for its own benefit and the benefit of the Credit Parties) security interests in and to, among other things, the Obligor’s accounts, accounts receivable, inventory, and proceeds therefrom, including, without limitation, the proceeds now or hereafter deposited in the Account or evidenced thereby.  Consequently, the present and all future contents of the Account constitute the Collateral Agent’s collateral.

Until you receive written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of such minimum balance not to exceed $2,500.00, shall be transferred no less frequently than daily only as follows:

(a)           By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

1

[Name of Bank]

ABA #

Account No.

Re:

or

(b)           As you may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

Upon request of the Collateral Agent, a copy of each statement issued with respect to the Account should be provided to the Collateral Agent at the following addresses (which address may be changed upon seven (7) days’ written notice given to you by the Collateral Agent):

Wells Fargo Bank, National Association

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention:

Re: Coldwater Creek U.S. Inc.

You shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Accounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.  Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Obligor and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Obligor and the Collateral Agent.

This letter may be amended only by notice in writing signed by the Obligor and an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent.

[Signature page follows]

2

Very truly yours,

[ ], as Obligor

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association

[Signature Page to DDA Notification]

Exhibit A

Accounts

[See attached]

[Exhibit A to DDA Notification]

EXHIBIT I

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made as of [                                  ], by and among:

[                                                  ], a [                                                  ] (the “New [Borrower/Guarantor]”), with its principal executive offices at [                                                ]; and

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A.            Reference is made to a certain Credit Agreement, dated as of February 13, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto, (ii) the Borrowers (individually, an “Existing Borrower” and, collectively with the Lead Borrower, the “Existing Borrowers”), (iii) the Guarantors from time to time party thereto (the “Existing Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.            The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrowers/Guarantors] thereunder.

C.            Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement and the other Loan Documents

1

as provided herein, the New [Borrower/Guarantor] and the Existing Borrowers and Existing Guarantors are required to execute this Joinder.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

(a)                                  joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a [Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)                                 covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Credit Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

(c)                                  makes all representations, warranties, and other statements of a Borrower/Guarantor] under the Credit Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

(d)                                 assumes and agrees to perform all applicable duties and Obligations of the Existing [Borrowers/Guarantors] under the Credit Agreement and the other Loan Documents.

2.                                       Supplemental Schedules.  To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

3.                                       Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and

2

conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

4.                                       Conditions Precedent to Effectiveness.  This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

(b)                                 All action on the part of the New [Borrower/Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the New [Borrower/Guarantor] and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)                                  The New [Borrower/Guarantor] (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     Certificate of Legal Existence and Good Standing, if applicable, issued by the Secretary of the State of its incorporation or organization.

(ii)                                  A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Organization Documents.

(iii)                               Execution and delivery by the New [Borrower/Guarantor] of the following Loan Documents:

a)                                      [Joinders to the Notes, as applicable];

b)                                     [Joinder to the Security Documents, as applicable];

c)                                      [Joinder to the Facility Guaranty, as applicable];

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d)                                     [Blocked Account Agreement with                               ]; and

e)                                      Such other documents and agreements as the Administrative Agent or the Collateral Agent may reasonably require.

(d)                                 Upon the request of the Administrative Agent in its sole discretion, the Administrative Agent shall have received a written legal opinion of the New [Borrower’s/Guarantor’s] counsel, addressed to the Administrative Agent, the Collateral Agent and the other Credit Parties, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Administrative Agent may reasonably request.

(e)                                  The Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(f)                                    All reasonable fees and Credit Party Expenses incurred by the Agents and the other Credit Parties in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full by the New [Borrower/Guarantor].

(g)                                 The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Administrative Agent or the Collateral Agent may reasonably request.

5.                                       Miscellaneous.

(a)                                  This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Joinder by telecopy shall be as effective as delivery of a manually executed counterpart of this Joinder.

(b)                                 This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect

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the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)                                 To the extent not paid by the New [Borrower/Guarantor] pursuant to Section 4(f) above, the Existing Borrowers and Existing Guarantors shall, within ten (10) Business Days after demand therefor, pay all reasonable fees and other Credit Party Expenses of the Agents and the other Credit Parties, including, without limitation, all reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Joinder and the other documents, instruments and agreements required pursuant to Section 4 of this Joinder.

(e)                                  The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of the Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

(f)                                    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

New [Borrower/Guarantor]:

[ ]

By:
Name:
Title:

Administrative Agent:

WELLS FARGO RETAIL FINANCE, LLC

By:
Name:
Title:

Collateral Agent:

WELLS FARGO RETAIL FINANCE, LLC

By:
Name:
Title:

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Acknowledged and Agreed:

Existing Borrowers:

COLDWATER CREEK U.S. INC

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC.

By:
Name:
Title:

Existing Guarantors:

COLDWATER CREEK INC.

By:
Name:
Title:

C SQUARED, LLC

By:
Name:
Title:

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ASPENWOOD ADVERTISING, INC.

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.

By:
Name:
Title:

COLDWATER CREEK SOURCING INC.

By:
Name:
Title:

CWC SOURCING LLC

By:
Name:
Title:

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